EXHIBIT 10.1

                                 LEASE AGREEMENT

                                   RELATING TO

                            ONE (1) AIRBUS A300B4-200
                         AIRCRAFT BEARING MANUFACTURER'S
                              SERIAL NUMBER 259 AND
                      TWO GENERAL ELECTRIC CF6-50C2 ENGINES

                                     between

                            EAL (DELAWARE) VIII CORP.
                                    AS LESSOR

                                       and

                        PAN AMERICAN WORLD AIRWAYS, INC.
                                    AS LESSEE

                          Dated as of February 17, 1997

This Lease Agreement may be executed in several counterparts. To the extent, if any, that this Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Lease Agreement may be created or perfected through the transfer or possession of any counterpart other than the original executed counterpart which is identified as the counterpart containing receipt therefor executed by Lessor on the signature page of this Lease Agreement.


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                                    CONTENTS

         CLAUSE NUMBER                                              PAGE NUMBER

CLAUSE 1. DEFINITIONS AND INTERPRETATION.................................... 1

CLAUSE 2. AGREEMENT TO LEASE................................................ 13
     2.1  Agreement to Lease................................................ 13
     2.2  (i)    Delivery................................................... 14
          (ii)   Inspection and Demonstration Flight........................ 14
          (iii)  Delivery Condition......................................... 15
          (iv)   Acceptance of Delivery..................................... 18
          (v)    Exclusion of Liability..................................... 18
          (vi)   Casualty to the Aircraft Preceding Delivery................ 19

CLAUSE 3. LEASE TERM........................................................ 19
     3.1 Lease Term......................................................... 19

CLAUSE 4. BASIC RENT........................................................ 19
     4.1  Basic Rent........................................................ 19
     4.2  [This Clause is reserved]......................................... 20
     4.3  [This Clause is reserved]......................................... 20

CLAUSE 5. MAINTENANCE AND OTHER PAYMENTS.................................... 20
     5.1  Maintenance Reserve Accounts...................................... 20
     5.2  Constitution of Maintenance Payments.............................. 21
     5.3  Adjustment to Maintenance Payments................................ 23
     5.4  (i)    Conditions Precedent to Reimbursement for Eligible Claims.. 24
          (ii)   Credits and Payments from Reserve Accounts................. 25
          (iii)  Foreign Object Damage Generated Shop Visit................. 28

CLAUSE 6. PAYMENTS.......................................................... 29
     6.1  Payment to Lessor................................................. 29
     6.2  Withholding Taxes................................................. 29
     6.3  Default Interest.................................................. 29
     6.4  Business Day Convention........................................... 29
     6.5  Absolute Obligation to Make Payments.............................. 30
     6.6  Application of Payments........................................... 30

CLAUSE 7. CONDITIONS PRECEDENT.............................................. 31
     7.1  Conditions Precedent to the Execution of This Agreement........... 31
     7.2  Conditions Precedent.............................................. 31

CLAUSE 8. REPRESENTATIONS AND WARRANTIES.................................... 34
     8.1  (i) Warranties and Disclaimer of Warranties....................... 34

                                       i


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           (ii) Responsibility to Determine Condition of Aircraft, Obtaining
                Benefit of Warranties....................................... 36
    8.2    Representations and Warranties of Lessee......................... 36
    8.3    Covenants of Lessee.............................................. 38
    8.4    Representations and Warranties of Lessor......................... 41
    8.5    Notice of Breach of Representation, Warranty or Covenant......... 42
    8.6    Survival of Representations, etc................................. 42

CLAUSE 9.  LIENS............................................................ 42
    9.1    Lessee Not to Create Liens....................................... 42
    9.2    Lessee to Discharge Liens........................................ 43

CLAUSE 10. INSURANCE........................................................ 43
    10.1   Aviation Liability and Property Damage Insurance................. 43
    10.2   Insurance Against Loss of or Damage to the Aircraft.............. 46
    10.4   Lessee to Pursue Claims.......................................... 50
    10.5   Change in Insurance Practice..................................... 51
    10.6   Application of Proceeds Arising on Event of Loss................. 51
    10.7   Application of Proceeds Arising Other Than on an Event of Loss... 51
    10.8   Retention of Proceeds by Lessor Following Default................ 52
    10.9   Lessor and Lessee May Additionally Insure........................ 52
    10.10  Compliance with Legal Requirements as to Insurance............... 52
    10.11  Lessor Entitled to Provide Insurances in Default by Lessee....... 52
    10.12  Negotiations for Renewal......................................... 53
    10.13  (i)   Information................................................ 53
           (ii)  Notification of Claim Events............................... 54
           (iii) Provision of Insurance Certificate and Broker's
                 Undertaking................................................ 54
    10.14  Lessee Not to Prejudice Insurance................................ 54
    10.15  Currency......................................................... 55

CLAUSE 11. EVENT OF LOSS.................................................... 55
    11.1  Event of Loss With Respect to Aircraft............................ 55
    11.2  Event of Loss with Respect to Engine.............................. 56
    11.3  Transfer of Title to Replaced Engine to Lessee.................... 57

CLAUSE 12.  REGISTRATION.................................................... 58
    12.1  Registration...................................................... 58

CLAUSE 13.  MAINTENANCE, REPORTING, REMOVAL AND REPLACEMENT,
            ALTERATIONS, POSSESSION, OPERATION, ETC......................... 58
    13.1  Maintenance....................................................... 58
          (i) General Obligations........................................... 58
    (ii)  Independent Maintenance Contractor................................ 59
    (iii) Maintenance Program............................................... 59
    (iv)  Specific Obligations.............................................. 59

                                       ii

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    13.2   Reporting Requirements and Provision of Information.............. 61
    13.3   Removal of Engines............................................... 61
    13.4   Replacement of Parts............................................. 62
           (i)   Lessee's Obligation to Replace Parts....................... 62
           (ii)  Condition of Replacement Parts............................. 62
           (iii) Title to Replacement and Replaced Parts.................... 62
    13.5   Replacement Engines.............................................. 63
    13.6   Alterations...................................................... 64
    13.7   Liability for Cost of Alterations; AD Cost Sharing............... 65
    13.8   Possession of Aircraft; Sublease of Aircraft..................... 67
    13.9   Delivery of Airframe or Engines to Manufacturer or Repairer;
           Pooling Arrangements............................................. 69
           (i)   Delivery for Service or Repair............................. 70
           (ii)  Pooling of Engines......................................... 70
           (iii) Pooling of Parts........................................... 70
    13.10  Operation........................................................ 71
    13.11  Nameplate........................................................ 71
    13.12  Lessee's Liability as to Costs of Use and Operation.............. 72
    13.13  Entitlement to Enforce Warranties................................ 72

CLAUSE 14. REGISTRATION OF AIRCRAFT......................................... 73

CLAUSE 15.  RETURN OF AIRCRAFT.............................................. 73
    15.1   Redelivery....................................................... 74
    15.3   General Condition................................................ 75
    15.4   Removal of Insignia; Transfer of Warranties, etc................. 76
    15.5   Fuel and Oil..................................................... 76
    15.6   Return Acceptance Certificate.................................... 77
    15.7   Indemnities and Insurance........................................ 77
    15.8   Airport and Navigation Charges................................... 77
    15.9   Rectification of Re-delivery Condition........................... 77
    15.10  Export and De-registration of Aircraft........................... 78

CLAUSE 16. INDEMNIFICATION.................................................. 78
    16.1   General Indemnity................................................ 78
    16.2   Tax Indemnity.................................................... 80
    (i)    Withholding Taxes................................................ 80
    (ii)   General Tax Indemnity............................................ 81
    (iii)  Exceptions to Indemnity.......................................... 82
    (iv)   After-Tax Basis.................................................. 83
    (v)    Timing of Payment................................................ 83
    (vi)   Contests......................................................... 83
    (vii)  Refunds.......................................................... 84
    (viii) Cooperation in Filing Tax Returns................................ 85

                                       iii

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CLAUSE 17. EVENTS OF DEFAULT................................................ 85
    17.1  Events of Default................................................. 85
    17.2  Action on Occurrence of Event of Default.......................... 89

CLAUSE 18. ASSIGNMENT....................................................... 92
    18.1  Benefit of Agreement.............................................. 92
    18.2  Assignment by Lessee.............................................. 93
    18.3  Assignment by Lessor.............................................. 93

CLAUSE 19. FURTHER ASSURANCES............................................... 95
    19.1  Further Assurances................................................ 95
    19.2  Perfection of Lessor's etc. Interests............................. 95
 .
CLAUSE 20. PROTECTION OF LESSOR'S INTERESTS................................. 95

CLAUSE 21. COSTS AND EXPENSES............................................... 96
    21.1  Preparation and Negotiation of Lease Documents.................... 96
    21.2  Enforcement and Preservation of Rights............................ 96
    21.3  Non-delivery due to Event of Loss................................. 96

CLAUSE 22. INSPECTION....................................................... 96

CLAUSE 23. NOTICES AND LANGUAGE............................................. 97
    23.1  Notices........................................................... 97

CLAUSE 24. LESSOR'S RIGHTS TO PERFORM FOR LESSEE............................ 99

CLAUSE 25. APPLICABLE LAW AND JURISDICTION.................................. 99
    25.1  GOVERNING LAW..................................................... 99
    25.2  Submission to Jurisdiction........................................ 99

CLAUSE 26. ALTERATIONS TO AGREEMENT......................................... 100
    26.1  Entire Agreement.................................................. 100
    26.2  Variation Only in Writing......................................... 101
    26.3  English Language.................................................. 101

CLAUSE 27. CURRENCY INDEMNITY............................................... 101

CLAUSE 28. QUIET ENJOYMENT OF AIRCRAFT...................................... 101

CLAUSE 29. SEVERABILITY..................................................... 102

CLAUSE 30. SECURITY DEPOSIT................................................. 102

                                       iv

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CLAUSE 31. MISCELLANEOUS.................................................... 103
     31.1  Recordation and Filing........................................... 103
     31.2  No Brokers....................................................... 104
     31.3  Agreements Relating to Section 1110.............................. 104
     31.4  Execution and Counterparts....................................... 105

         SCHEDULES

     A.     ADDITIONAL DELIVERY CONDITIONS

     B.     FORM OF LEASE SUPPLEMENT AND ACCEPTANCE CERTIFICATE

     C.     FORM OF LESSEE'S CORPORATE CERTIFICATE

     D.     TECHNICAL DATA AND MANUALS LIST

     E-1    LOOSE EQUIPMENT LIST

     E-2    EMERGENCY EQUIPMENT LIST

     E-3    AVIONICS EQUIPMENT LIST

     F.     REDELIVERY CONDITION

     G.     FORM OF MONTHLY STATUS REPORT

     H.     FORM OF RETURN ACCEPTANCE CERTIFICATE

     I.     FORM OF POWER OF ATTORNEY

     J.     CERTAIN HARD TIME CONTROLLED ITEMS

                                        v

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THIS LEASE AGREEMENT is made as of the 17th day of February, 1997.

BETWEEN:

(A) EAL (DELAWARE) VIII CORP., a Delaware corporation (hereinafter referred to as "Lessor"); and

(B) PAN AMERICAN WORLD AIRWAYS, INC., a corporation organized and existing under the laws of the State of Florida, having its principal office at 9300 N.W. 36th Street, Miami, Florida (hereinafter referred to as "Lessee").

                                 R E C I T A L :

       WHEREAS, Lessee and ING executed the Letter of Agreement, dated January 22, 1997, pursuant to which Lessee and ING set forth the principal terms pursuant to which Lessee would lease one Airbus A300B4-200 aircraft from Lessor; and

       WHEREAS, Lessor desires to lease to Lessee and Lessee desires to lease from Lessor the Aircraft (as defined below) under this Agreement.

       NOW, THEREFORE, the parties hereby agree as follows:

AGREEMENT:

CLAUSE 1. DEFINITIONS AND INTERPRETATION

1.1 In this Agreement the following terms shall, except where the context otherwise requires, have the following meanings:

 "AD Cost" shall have the meaning specified in Clause 13.7 of this Agreement.


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"ADDITIONAL NAMED INSURED" shall have the meaning specified in Clause 10.1(a) of this Agreement.

"AFFILIATE" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and "controlling," "controlled by" and "under common control with" have correlative meanings.

"AIRCRAFT" means the Airframe together with (i) the two (2) Engines, whether or not any of such initial or substituted Engines may from time to time no longer be installed on the Airframe or may be installed on any other aircraft so long as title thereto shall remain vested in Lessor in accordance with the terms of this Agreement, (ii) all Parts and all components thereof, (iii) all ancillary equipment or devices furnished with the Aircraft (including Schedules A, B, D and E) and (iv) all substitutions, replacements and renewals of any and all thereof.

"AIRCRAFT DOCUMENTATION" shall mean all historical records referred to in this Agreement, including Schedules A, B, D and E, delivered with the Aircraft for work accomplished prior to the Delivery Date and current records for work accomplished subsequent to the Delivery Date, including, but not limited to, all documents, manuals, data, overhaul records, life limited part traceability, log books, original Aircraft and Engine delivery documents, serviceable parts tags, FAA forms, modification records, inspection records, any and all other documentation pertaining to the Aircraft, Engine or Parts.

"AIRFRAME" means (i) the Airbus A300B4-200 airframe bearing Manufacturer's Serial Number 259 further described in this Agreement, including Schedules A, B, D and E, and in the Lease Supplement and Acceptance Certificate executed pursuant hereto on the Delivery Date and (ii) any and all Parts (except the Engines or engines from time to time installed thereon) so long as the same shall be incorporated or installed in or attached to such airframe, or so long as title thereto shall

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remain vested in Lessor in accordance with the terms of Clause 13.4, after removal from such airframe.

"APU" means the Garret model TSCP 700-4 auxiliary power unit.

"AVIALL" means AVIALL Limited trading as AVIALL Caledonian Engine Services (Greenwich Caledonian), Monument Crescent, Shaw Farm Industrial Estate, Prestwick International Airport, Prestwick, Ayrshire, Scotland KA9 2RX.

"AVIALL Engine Maintenance and Pooling Contract" means the CF6-50 Maintenance and Pool Agreement, dated June 7, 1996, entered into between Lessee, ING Aviation Lease B.V. and AVIALL, as amended from time to time. For the avoidance of doubt, the parties hereto expressly agree that in case of any conflict between the terms of the AVIALL Engine Maintenance and Pooling Contract and the terms of this Agreement, the latter shall prevail.

"AVIONICS EQUIPMENT LIST" means the avionics equipment list set forth in Schedule E-3 hereto.

"BASIC RENT" shall have the meaning set forth in Clause 4.

"BUSINESS DAY" means a day (other than a Saturday, Sunday or holiday scheduled by law) on which banks are open for business in Miami, Florida; New York, New York; and Amsterdam, The Netherlands.

"CERTIFICATED AIR CARRIER" means any corporation domiciled in the United States of America that is a "citizen of the United States" (as defined in Section 40102 of the Federal Aviation Act), and holding a Certificate issued under Chapter 447 of Title 49, U.S. Code issued by the United States Department of Transportation or any predecessor or successor agency thereto, or, in the event such Certificates shall no longer be issued, any corporation domiciled in the United States of America and legally and regularly engaged in the business of transporting for hire passengers or cargo by air predominantly to, from or between points within the United States of America, and, in either event,

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operating commercial jet aircraft, which also is certificated so as to fall within the purview of Section 1110 or any analogous statute.

"CLAIMS" shall have the meaning specified in Clause 16 of this Agreement.

"CYCLE" means with respect to the Aircraft, an Engine or other engine, one take-off and landing of the Aircraft or (as the case may be), Airframe or other airframe on which such Engine or other engine is installed.

"DEBT INSTRUMENT" shall have the meaning specified in Clause 17.1 of this Agreement.

"DEFAULT" means an Event of Default or an event which, with the giving of notice or the lapse of time or both, would or could become an Event of Default.

"DELIVERY" means the delivery of the Aircraft by Lessor to Lessee and the acceptance by Lessee hereunder on the Delivery Date. The Aircraft shall be tendered for delivery no later than April 15, 1997 or such earlier date in the event the Aircraft meets the required delivery conditions.

"DELIVERY DATE" means the date on which Lessee accepts delivery of the Aircraft from Lessor, which shall be the date of the Lease Supplement and Acceptance Certificate.

"DELIVERY LOCATION" shall have the meaning specified in Clause 2.2(i) of this Agreement.

"DOLLARS" or "$" or "USD$" means the lawful currency of the United States of America.

"ELIGIBLE CLAIM" means a claim submitted by Lessee for payment or reimbursement of Lessee for labor, parts and materials costs paid by Lessee in performing, in relation to the Aircraft in accordance with the Maintenance Program, any or all of the maintenance processes referred to in subdivisions (i) through (vi) of Clause 5.1, except to the extent that such claim relates to any remedial action necessitated by foreign object or other accidental damage to the Aircraft, negligent or other improper

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maintenance, repair, modification, alteration, use or operation of the Aircraft, or an Inherent Defect or any cost which is reimbursable from insurance or warranty claims after due diligence.

"EMERGENCY EQUIPMENT LIST" means the emergency equipment list set forth in Schedule E-2 hereto.

"ENGINE" means each of the two (2) General Electric CF6-50C2 aircraft engines bearing the manufacturer's serial numbers specified in the Lease Supplement and Acceptance Certificate and further described in this Agreement, including Schedules A, B and D, which are initially installed on the Airframe when delivered and leased hereunder (or in lieu of any such engine, a Replacement Engine subsequently substituted therefor pursuant to Clause 11.2), whether or not from time to time no longer installed on the Airframe or installed on any other airframe or aircraft so long as title thereto shall remain vested in Lessor in accordance with the terms of this Agreement, together in each case with any and all Parts incorporated or installed in, or attached to, such engine (or Replacement Engine) when delivered and leased hereunder or at any time thereafter, or after removal therefrom any and all Parts removed therefrom so long as title thereto shall remain vested in Lessor in accordance with the terms of Clause 13.4. The term "Engine" means, as of any date of determination, if the context so requires, all Engines then delivered and leased hereunder. Notwithstanding the foregoing, Lessor may, prior to the Delivery Date, substitute any General Electric CF6-50C2 aircraft engine for any engine that is identified by serial number in this Lease, so long as (i) Lessor shall furnish Lessee with notice of such substitution immediately upon becoming aware thereof;
(ii) such substitute engine is airworthy and is accompanied by all relevant Aircraft Documentation relating to engines; (iii) Lessor shall make available to Lessee all related Aircraft Documentation; and (iv) any such substitute engine shall comply with the requirements of Schedule A applicable to "Engines"; and, upon such substitution, such replacement engine shall constitute an "Engine" hereunder.

"EVENT OF DEFAULT" means the occurrence of any of the events specified in Clause 17.1.

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"EVENT OF LOSS" means, with respect to the Aircraft or the Airframe or any
Engine (the "PROPERTY"), any of the following events with respect to the
Property: (i) loss of the Property or the use thereof due to hijacking, theft, disappearance, destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever (in the case of hijacking, theft or disappearance, an Event of Loss shall be deemed to have occurred on the expiration of a period of 30 consecutive days during which Lessee or the lawful possessor of the Property continuously loses possession or use thereof); (ii) any damage to such Property which renders such property uneconomical to repair or results in an insurance settlement with respect to such Property on the basis of an actual total loss or constructive total loss;
(iii) the condemnation or taking of, or requisition of title to or use of, such Property or the confiscation or seizure of such Property by any governmental body; (iv) the prohibition of the use of the Property by Lessee for a period in excess of 60 days (or such longer period as may be agreed by Lessor) as a result of any rule, regulation, order or other action by any governmental body; and (v) any other case which by subsequent agreement the parties hereto may deem to be an "Event of Loss" subject, with respect to the Event of Loss described in this clause (v), to the insurers' consent thereto.

"EXPIRATION DATE" means the sixth anniversary of the Delivery Date.

"FAA" means the Federal Aviation Administration of the United States of America or its successor agency from time to time charged with the administration or enforcement of United States aviation law.

"FAR" means the United States Federal Aviation Regulations.

"FAR PART 121" means Part 121-Operations: Certification and Operations:
Domestic, Flag, and Supplemental Air Carriers and Commercial Operators of Large Aircraft, of the regulations of the FAA, 14 C.F.R. ss.ss. 121 et seq., as amended and in effect from time to time.

"FEDERAL AVIATION ACT" or "ACT" means Subtitle VII, Part A of Title 49 of the United States Code.

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"FLIGHT HOUR" means, with respect to the Airframe, each hour or part thereof which elapses from takeoff to touchdown and, with respect to each Engine, each hour or part thereof which elapses from takeoff to touchdown of the Airframe or of any other airframe on which such Engine is then installed (whether such Engine is installed on the Airframe or another airframe), in each case as recorded in the Aircraft or other aircraft log book or in any other document recording flight time accepted by the FAA.

"GAAP" means generally accepted accounting principles, as in effect in the United States, consistently applied from period to period.

"INDEMNITEE" or "INDEMNITEES" means each of Lessor, ING and their respective successors, assigns, agents, directors and employees.

"INDEPENDENT MAINTENANCE CONTRACTOR" shall mean any person approved by the FAA and Lessor (which shall be confirmed in writing) to perform maintenance on the Aircraft in accordance with this Lease.

"ING" means ING Lease International Equipment Management B.V., ING Lease (Nederland) B.V., a Netherlands corporation or such other subsidiary, Affiliate, associated company, owner trust or assignee.

"INHERENT DEFECT" means any defect in the Aircraft or any part thereof arising out of a fault or error in the design, manufacture or construction thereof.

"LAW" means and includes (i) any statute, decree, constitution, regulation, order or any directive of any government entity; (ii) any treaty, pact, compact or other agreement to which any government entity is a signatory or party; and
(iii) any amendment or revision of any thereof.

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"LEASE", "THIS LEASE", "THIS AGREEMENT", "HEREIN", "HEREUNDER", "HEREBY" or
other like words mean this Lease Agreement, as it may be supplemented from time to time or amended pursuant to the applicable provisions hereof.

"LEASE DOCUMENTS" means this Agreement, the Lease Supplement and Acceptance Certificate, the Other Leases and all other documents, instruments and agreements required hereunder or thereunder.

"LEASE SUPPLEMENT AND ACCEPTANCE CERTIFICATE" means the Lease Supplement and Acceptance Certificate to be executed and delivered by Lessee and countersigned by Lessor on the Delivery Date pursuant to Clause 2.2, substantially in the form of Schedule B hereto.

"LEASE TERM" means the term of leasing of the Aircraft hereunder commencing on the Delivery Date and terminating on the Expiration Date.

"LESSOR LIEN" means any Lien created over the Aircraft by Lessor or exercised, asserted or claimed against the Aircraft or any part thereof in respect of a debt, liability or other obligation (whether financial or otherwise) of Lessor (other than (i) a debt, liability or other obligation arising from the operation of the Aircraft or any part thereof by Lessee, and (ii) any such Lien created by or through Lessor pursuant to and in accordance with the terms of any of the Lease Documents).

"LIEN" means any mortgage, pledge, lien, charge, encumbrance, lease or other security interest of any kind (including any conditional sale or other title retention agreement).

"LOOSE EQUIPMENT LIST" means the loose equipment list set forth in Schedules E-1 and E-2 hereto.

"MPD" means the Airbus Industrie's Maintenance and Planning Document for the Aircraft.

"MAINTENANCE MANUAL" means, for the Aircraft, any Engine or Part, the applicable manufacturer's maintenance manual for such item.

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"MAINTENANCE PAYMENTS" means those payments required to be made by Lessee pursuant to Clauses 5.1 and 5.2 of this Agreement.

"MAINTENANCE PROGRAM" means Lessee's FAA approved maintenance program in effect from time to time for the Aircraft encompassing scheduled maintenance, condition-monitored maintenance, maintenance of the Airframe, Engines and Parts of the Aircraft as approved and accepted by Lessor or such other maintenance program approved and accepted by Lessor (such acceptances and approvals of Lessee's FAA approved maintenance program not to be unreasonably withheld).

"MAINTENANCE RESERVE ACCOUNT" shall have the meaning specified in Clause 5.1 of this Agreement.

"MANUFACTURER" means Airbus Industrie.

"MONTHLY ANNIVERSARY DATE" means the date in each calendar month subsequent to the calendar month in which the Delivery Date occurs which numerically corresponds to the Delivery Date; PROVIDED that if no date numerically corresponds to the Delivery Date in any calendar month, the Monthly Anniversary Date for such month shall be the last day of such month.

"MONTHLY PERIOD" means (i) the period beginning on the Delivery Date and ending on the first Monthly Anniversary Date and (ii) each subsequent period beginning on a Monthly Anniversary Date and ending on the following Monthly Anniversary Date.

"OTHER LEASES" means those Lease Agreements (as in effect from time to time, including any interim or short term lease and any replacement thereof) entered into between Lessor and Lessee or ING and Lessee relating to the lease of Airbus model A300 aircraft (other than the Aircraft), as such agreements may be supplemented, amended and otherwise in effect from time to time.

"PARTS" means all appliances, components, parts, instruments, appurtenances, avionics, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine.

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"PERMITTED LIEN" means any Lien of the type described in subclause (i), (ii),
(iii) and (iv) of Clause 9.1;

"PERSON" means any individual, company, partnership, joint venture, trust or unincorporated association, or any state or government or any agency, instrumentality or political subdivision of any state or government.

"POWER OF ATTORNEY" means the power of attorney, substantially in the form attached hereto as SCHEDULE I, executed by Lessee and delivered to ING and to be effective only after an Event of Default has occurred.

"REDELIVERY" means the redelivery of the Aircraft by Lessee to Lessor and the acceptance by Lessor hereunder on the Redelivery Date.

"REDELIVERY DATE" means the date on which Lessor accepts redelivery of the Aircraft from Lessee, which shall be the date of the Return Acceptance Certificate executed by Lessor.

"RENT" means Basic Rent and Supplemental Rent.

"RENT PAYMENT DATE" means the Delivery Date and the date in each calendar month subsequent to the calendar month in which the Delivery Date occurs which numerically corresponds to the Delivery Date; PROVIDED, HOWEVER, that (i) if for any month no date numerically corresponds with such date, then the Rent Payment Date shall be the last day of such month and (ii) if for any month such day is not a Business Day, then the Rent Payment Date shall be the next Business Day.

"RENT PAYMENT PERIOD" means the one-month period commencing on the Delivery Date or any Rent Payment Date, and ending on the next succeeding Rent Payment Date or, in the case of the last Rent Payment Period, the Expiration Date.

"REPLACED ENGINE" shall have the meaning set forth in Clause 11.3.

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"REPLACEMENT ENGINE" means a replacement engine which shall have been leased hereunder pursuant to Clause 11.2.

"RETURN ACCEPTANCE CERTIFICATE" means the Return Acceptance Certificate to be executed and delivered by Lessor and countersigned by Lessee on the Redelivery Date, substantially in the form of Schedule H hereto.

"RETURN LOCATION" means Lessee's maintenance headquarters in the continental United States or such other location as Lessor and Lessee shall mutually agree; PROVIDED, HOWEVER, that, in connection with any return or repossession of the Aircraft upon or following the occurrence of an Event of Default, "Return Location" means such location within the continental United States as Lessor shall specify to Lessee.

"REVIMA" means Associete pour la Revision a et L'Envretien du Materiel Aeronautique.

"REVIMA APU MAINTENANCE and POOLING CONTRACT" means the contract entered into between Lessee and Revima, dated September 6, 1996, as amended from time to time. For the avoidance of doubt, the parties hereto expressly agree that in case of any conflict between the terms of the Revima APU Maintenance and Pooling Contract and the terms of this Agreement, the latter shall prevail.

"SCHEDULED DELIVERY DATE" means April 15, 1997 or such other date as Lessor and Lessee shall mutually agree in writing.

"SECTION 1110" means Section 1110 of the U.S. Bankruptcy Code (11 U.S.C. ss.
1110), as amended and in effect from time to time.

"SECURITY AGREEMENT" means the Aircraft Security Agreement, dated as of February 15, 1990 between the Lessor, as mortgagor and ING, as mortgagee, as supplemented and amended.

"SECURITY DEPOSIT" AND "SECURITY DEPOSITS" have the meaning specified in Clause 30.

"STIPULATED LOSS VALUE" means $18,000,000, subject, however, to such adjustment as may be agreed upon as a result of negotiations to occur on or about each anniversary of the Delivery Date.

"SUPPLEMENTAL RENT" means all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay to Lessor hereunder or under any of the Lease Documents, including payments of Stipulated Loss Value and amounts calculated by reference thereto, Maintenance Payments and indemnity payments.

"TAXES" means any and all present or future taxes (including, without limitation, income, receipts, value added, turnover, property (tangible or intangible), sales, use, excise and other taxes), levies, imposts, duties, charges or fees, deductions or withholdings of any nature imposed, levied, collected, withheld or assessed by any government or taxing authority.

"TECHNICAL DATA AND MANUALS LIST" means a list in the form set out in Schedule D hereto.

"UNITED STATES AIR CARRIER" means any "air carrier" (as defined in Section 40102(2) of the Federal Aviation Act) that is certificated under Chapter 411 of such Act and that is operating pursuant to a certificate issued under 14 C.F.R.
Part 121 (or which has like authority under any similar or successor provision).

1.2 The Schedules to this Agreement shall form an integral part hereof. Reference herein to any agreement or other instrument shall be deemed to include references to such agreement or other instruments as varied or amended or supplemented or replaced from time to time. Where the context permits, any reference to Lessee or Lessor or any other person, company or other legal entity also include their respective successors and permitted assigns and (where applicable) their servants and agents. Where the context permits, words importing the singular number only shall include the plural and vice versa, words importing any gender shall include all other genders and words importing persons shall include corporations, and vice versa. The headings or sub-headings of Clauses to this Agreement and the Contents are inserted for convenience of reference only and shall not in any way affect the interpretation of this Agreement.

CLAUSE 2.  AGREEMENT TO LEASE

2.1 Agreement to Lease. Subject to the terms and conditions of this Agreement, Lessor hereby agrees to lease to Lessee hereunder, and Lessee hereby agrees to lease from Lessor hereunder, the Aircraft during the Lease Term unless earlier terminated pursuant to Clause 11.1 or Clause 17 hereof. The right to lease the Aircraft conferred hereby shall include the use of all Aircraft Documentation and any other documents relating to the Aircraft delivered pursuant to this Agreement and any other records, books, manuals, handbooks, data, drawings, schedules and other documentation relating to the Aircraft or Airbus A300B4-200 aircraft; provided that, throughout the Lease Term, title to the same shall remain with Lessor except as otherwise expressly provided for herein.

2.2 (i) DELIVERY. Except as otherwise provided herein, and subject to the terms and conditions of this Agreement, delivery to and acceptance of the Aircraft by Lessee under this Agreement shall take place "AS IS, WHERE IS" and SUBJECT TO EACH AND EVERY DISCLAIMER OF WARRANTY AND REPRESENTATION SET FORTH IN CLAUSE 8 HEREOF on or about the Scheduled Delivery Date at Filton Airport, Bristol, United Kingdom (the "DELIVERY LOCATION"), or such other location as Lessor and Lessee shall mutually agree.

         (ii) INSPECTION AND DEMONSTRATION FLIGHT. (a) Lessee will inform Lessor of any specific work which will need to be done on the Aircraft in order to be able to put the Aircraft on the Lessee's operation specifications (i) in writing and (ii) no later than March 15, 1997. Lessee shall be given reasonable access to the Aircraft at the maintenance facility that performs the pre-delivery maintenance checks (upon not less than twenty-four (24) hours notice), and Lessor has made available for inspection the full complement of records, manuals and other documentation as specified in the

         Schedules hereto. Lessor will give Lessee notice at least 24 hours before the completion of the predelivery workscope and Lessee will complete its technical inspection of the Aircraft within 48 hours after receipt of such notice. After Lessee's inspection, Lessor and Lessee will sign a document listing discrepancies which will be rectified at Lessor's cost. Lessor shall cause an FAA Certificate of Airworthiness to be placed on the Aircraft and Lessee will then technically accept the Aircraft at the location of the maintenance facility performing the pre-delivery maintenance work, subject to Lessor rectifying the listed discrepancies.

         (b) Prior to the delivery and acceptance, a final walk around inspection and a systems ground check, including engine power runs (all of which will not take longer than twenty-four (24) hours) in accordance with the Manufacturer's Maintenance Manual, will be performed in conjunction with a flight demonstration of the Aircraft, not to exceed two (2) hours duration, at Lessor's cost, utilizing the Manufacturer's standard maintenance manual procedures, all of which will be accomplished immediately prior to delivery and acceptance. Two
         (2) representatives of Lessee will be on board as observers. Lessee shall at its own cost make available a flight crew for the demonstration flight. Lessor, at its expense, will correct, or cause to be corrected, all defects exceeding Manufacturer's Maintenance Manual limitations.

         (c) Lessee shall have inspectors (not exceeding the number reasonably designated by the maintenance facility) present during the pre-delivery work performed on the Aircraft at the designated maintenance facility. Lessor shall permit representatives of Lessee to observe and advise Lessor's representatives to the extent necessary and reasonably practical with regard to the performance of any work involved with respect to the preparation of the Aircraft for delivery.

         (iii) DELIVERY CONDITION. Except as otherwise provided herein, the Aircraft (including its installed engines) will, at Lessor's expense, be delivered and leased to Lessee in the configuration, status and condition described in this Clause 2.2 and Schedules A, B, D, E-1, E-2 and E-3 hereto. The Aircraft will have installed at Lessor's cost a current and valid FAA Certificate of Airworthiness in accordance with FAR Part 121. The Aircraft (including its associated records, manuals and documents) at delivery will be in compliance with all outstanding FAR's and FAA Airworthiness Directives (including but not limited to CPCP and SSID programs), and any other U.S. regulatory requirements issued or published in the Federal Register which by their terms have compliance dates prior to the Delivery Date, or within twelve (12) months or 3325 flight hours or 1000 cycles thereafter, as applicable, or to the limit of the next applicable inspection period if the inspection period is less than 3325 hours, 1000 cycles or 12 months, all in accordance with FAA compliance with each Airworthiness Directive. Lessee will give Lessor notice prior to March 15, 1997 of any other U.S. regulatory requirements referred to above that Lessor must comply with. Aircraft Documents must be acceptable to and approved by the FAA. The Aircraft will be delivered fresh out of the Mid-D-check. This shall include the B1, B1000, C1 and 3C1 checks. The Aircraft shall also be cleared of the applicable and required CPCP, SSID and fleet leader tasks. Lessee will be responsible for the cost associated with terminating CPCP, SSID and fleet leader tasks which are not due within 3325 hours, 1000 cycles or 12 months. Bridging actions required to make the Aircraft technically eligible for adding it to Lessee's operations specifications will be accomplished prior to delivery at Lessor's expense. The specific bridging program will be agreed upon in writing (prior to February 15, 1997) between Lessor and Lessee. Installed engines, APU and landing gear times shall be in accordance with Schedule B hereof. The Aircraft will be airworthy and in compliance with the manufacturer's original type certificate specifications as revised up to the Delivery Date, including any approved repairs or modifications, with appropriate maintenance releases, and will be in compliance with the requirements for operation in accordance with Lessee's FAA approved FAR Part 121 operations specifications. The Aircraft will be in compliance with all outstanding FARs and Airworthiness Directives issued and published in the Federal Register prior to the Delivery Date by the FAA affecting A300B4-200 aircraft, engines, or components which by their terms have compliance dates either (i) on or prior to the Delivery Date, or (ii) within twelve months thereafter (or, if not requiring terminating action, to the limit of the next applicable inspection period), all in accordance with the Maintenance Program. The Aircraft will be painted in Lessee's colors and have installed therein a full shipset of LD-3 cargo containers, galley catering, loose equipment and emergency equipment as set forth in Schedules E-1 and E-2 hereto. Additionally, Lessor shall have provided an Avionics List as set forth in Schedule E-3, which shall list all avionics and other aircraft equipment delivered with the Aircraft. If Lessor can not deliver one full shipset of Loose Equipment, Lessee may (with Lessor's consent) purchase the missing Loose Equipment and will provide Lessor with an invoice. Lessor will reimburse Lessee for the cost associated therewith. Lessee will only be reimbursed for the acquisition of used equipment. Lessor shall be responsible for payment of the cost of delivering the Aircraft in the condition set forth herein and Schedules thereto, and shall pay for any additional work required to reregister the Aircraft in the United States.

         (a) Up to the Delivery Date: -

              (x) the Maintenance Program shall include a corrosion program based on the corrosion prevention, treatment and correction criteria ("CPCP") established by the Manufacturer as set forth in the appropriate Airbus Maintenance and Planning Document ("MPD") and Structural Repair Manual ("SRM"). Cleaning and treating of minor or moderate corrosion and correction of all severe or exfoliated corrosion deferred by the Lessor or found by the Lessee during the Lessee's ground inspection shall be accomplished by the Lessor in accordance with such Manuals prior to the Delivery; and

              (y) the Aircraft shall have all deferred maintenance items and pilot log book reports or such other documents approved by the FAA rectified on a terminating action basis, unless otherwise agreed between Lessor and Lessee.

         (b) Lessor shall permit representatives of Lessee to observe and participate (without power to direct or control) in to the extent necessary and reasonably practicable the performance of any work involved with respect to the preparation of the Aircraft for Delivery.

         (c) Lessor shall fuel the Aircraft (at its cost) prior to Lessee's flight from the Delivery Location to the United States.

         (iv) ACCEPTANCE OF DELIVERY. Upon completion of the (i) inspections and acceptance flight demonstration set forth in Clause 2.2(ii); (ii) the rectification of any deviations in the condition of the Aircraft from those set forth in Schedules A, B, D, E-1 and E- 2 (or an agreement in writing about the rectification of such deviations); (iii) the FAA has issued a current and valid Certificate of Airworthiness; and (iv) the Aircraft is technically immediately eligible for placement on Lessee's operations specifications by the FAA and thereby immediately eligible for operations in Lessee's scheduled revenue service, Lessee will cause an officer or other duly authorized employee to execute a Lease Supplement and Acceptance Certificate, substantially in the form of Schedule B to this Agreement, to be dated the Delivery Date; PROVIDED, HOWEVER, that Lessee shall not be required to accept the Aircraft unless it is in the condition required under this Agreement. Lessee or its counsel will immediately forward said Lease Supplement and Acceptance Certificate to Crowe and Dunlevy, special FAA counsel in Oklahoma City for filing with the FAA on the Delivery Date. Execution and delivery of such Lease Supplement and Acceptance Certificate on behalf of Lessee, without the necessity of any further act, shall constitute presumptively conclusive evidence that the Lessee has accepted the Aircraft for purposes of the Lease.

         (v) EXCLUSION OF LIABILITY. Without prejudice to Clause 8.1, so long as Lessor shall not have been negligent in its efforts to tender the delivery of the Aircraft to Lessee as and when required hereby, Lessor shall not have any responsibility or liability to Lessee for, or arising out of, any delay in the delivery of the Aircraft or any Part thereof or for any damage incurred in the course of delivery except when due to the willful misconduct of Lessor; PROVIDED, HOWEVER, that in the event the Delivery Date does not occur within forty-five (45) days of the Scheduled Delivery Date due to the non-conformity of the Aircraft to the delivery requirements of this Clause 2, then Lessee shall have no further obligation hereunder to Lease the Aircraft from Lessor or otherwise to consummate the transactions contemplated hereby, whereupon the Down Payment shall be promptly returned by Lessor to Lessee.

         (vi) CASUALTY TO THE AIRCRAFT PRECEDING DELIVERY. In the event the Aircraft is lost or damaged beyond economical repair prior to the Scheduled Delivery Date, Lessor shall immediately advise Lessee in writing and the obligation to make the Aircraft available to the Lessee shall terminate and that portion of the Security Deposit received by Lessor shall be promptly returned by Lessor to Lessee.

CLAUSE 3. LEASE TERM

3.1 LEASE TERM. The Lease Term hereunder shall be initially for a period of 72 months commencing on the Delivery Date.

CLAUSE 4. BASIC RENT

4.1    BASIC RENT.

         (i) During the Lease Term, Lessee shall, unless otherwise agreed in writing, pay Basic Rent in the sum of US$139,000 in respect of each Rent Payment Period in advance on each Rent Payment Date on which such Rent Payment Period commences.

         (ii) If Lessee shall fail to return the Aircraft to Lessor at the time and in the condition required by this Lease (whether at the expiration or any termination of Lessee's right to lease the Aircraft hereunder or otherwise), then, in addition to any other right or remedy available to Lessor in respect thereof, Lessee shall continue to pay Basic Rent, pro-rated on a daily basis, for each day following the date on which such return was required until such time as the Aircraft is returned to Lessor and is in the condition required by this Lease. Lessee's obligation under the preceding sentence shall survive the termination or any expiration of this Lease.

4.2      [THIS CLAUSE IS RESERVED].

4.3      [THIS CLAUSE IS RESERVED].

CLAUSE 5. MAINTENANCE AND OTHER PAYMENTS

5.1 MAINTENANCE RESERVE ACCOUNTS. Six maintenance reserve accounts (each, a "MAINTENANCE RESERVE ACCOUNT") shall be maintained by Lessor, one in respect of each of the following maintenance processes:

         (i) the Airframe "C-Check" (which expression shall, for this purpose, include the C-1, C-2 and C-6 Checks and all phases of the 3C Check, all routine and non-routine man hours, and all Maintenance Program inspection items contained in such Checks);

         (ii) the Airframe "D-Check" (which expression shall, for this purpose, include routine and non-routine man hours, the 9, 10 and 15 year CPCP inspection, and all Maintenance Program inspection items contained in such Checks); the "D-Check" reserve shall also include the cost to be incurred for replacement of the hard time controlled list set forth in Schedule J.

         (iii) the Airframe "mid D-Check" (which expression shall, for this purpose, include the C-4 and Mid-D Checks, the 2-1/2 year, 4 year and 5 year CPCP inspections and all routine and non-routine man hours, and all Maintenance Program inspection items contained in such Checks);

         (iv) the Engines (which expression shall, for this purpose, not extend to any Engine components forming part of nose cowl and thrust reverser) off-wing overhaul, including Life Limited Part replacement; provided that, at all times during which the AVIALL Engine Maintenance and Pooling Contract is in existence, no maintenance reserve account shall be maintained by the Lessor in respect of these Engine maintenance processes, such processes being carried out pursuant to the AVIALL Engine Maintenance and Pooling Contract;

         (v) the APU restoration; provided that, at all times during which the Revima APU Maintenance and Pooling Contract is in existence, no maintenance reserve account shall be maintained by the Lessor in respect of the APU maintenance processes, such processes being carried out pursuant to the Revima APU Maintenance and Pooling Contract; and

         (vi) Landing gear overhauls.

         The Maintenance Reserve Accounts are to be maintained by Lessor for its own administrative and bookkeeping convenience and Lessee acknowledges that it shall have no right, title or interest in such accounts, except as provided in Clause 11.1 hereof. Notwithstanding the foregoing, the amount of Maintenance Reserves paid by Lessee with respect to each Maintenance Reserve Account shall be available towards the actual costs of the completion of that maintenance task.

5.2 Constitution of Maintenance Payments. The Maintenance Payments with respect to the items set forth in Clause 5.1 shall be constituted as follows:

         (i) an amount equal to USD$ 125 per Airframe Flight Hour, payable monthly for the purpose of meeting Eligible Claims in respect of the maintenance processes referred to in Clause 5.1(i) (Airframe "C-Check");

         (ii) an amount equal to USD$ 15,000 per month payable for the purpose of meeting Eligible Claims in respect of the maintenance processes referred to in Clause 5.1(ii) (Airframe "D-Check");

         (iii) an amount equal to USD$ 130 per Airframe Flight Hour payable monthly for the purpose of meeting Eligible Claims in respect of the maintenance processes referred to in Clause 5.1(iii) (Airframe "Mid D-Check");

         (iv) an amount equal to USD$ 210 per Flight Hour for each Engine payable monthly for the purpose of meeting Eligible Claims for such Engine in respect of the maintenance processes referred to in Clause 5.1(iv) (Engine overhaul);

         (v) an amount equal to USD$ 55 per Airframe Flight Hour payable for the purposes of meeting Eligible Claims in respect of the maintenance processes referred to in Clause 5.1 (v) (APU restoration);

         (vi) an amount equal to USD$ 6,250 per month payable for the purpose of meeting Eligible Claims in respect of the maintenance processes referred to in Clause 5.1(vi) (landing gear);

         (vii) for so long as the AVIALL Engine Maintenance and Pooling Contract is in effect with Lessee, an amount equal to USD$ 50 per Flight Hour for each Engine (in addition to the payment required under clause (iv)) payable monthly for the purpose of meeting Eligible Claims in respect of the maintenance processes effected under and pursuant to such contract; and

         (viii) for so long as the Revima APU Maintenance and Pooling Contract is in effect between Lessee and Revima, no payments required under clause (v) shall be payable by Lessee in respect of the APU.

     During the Lease Term, the Maintenance Payments specified in subdivisions
(ii) and (vi) of this Clause 5.2 shall be paid monthly in advance with respect to each Rent Payment Period on the Rent Payment Date on which such Rent Payment Period commences. The Maintenance Payments specified in subdivisions (i), (iii),
(iv), (v) and (vii) of this Clause 5.2 shall be paid monthly in arrears on the date on which the monthly report described in Clause 13.2 is due; provided, however, that the number of Flight Hours upon which each such payment is calculated shall not in any case be less than 150 unless the Aircraft is grounded solely for the performance of the maintenance described above.

     ING on behalf of Lessor shall keep a record of the amounts deposited into and withdrawn from the maintenance reserve allocations specified above, but nothing herein shall require ING to maintain separate bank accounts for all or any part of any such allocation or account.

     In lieu of the Maintenance Payments set forth in this Clause 5.2, Lessee may, at its option exercisable at any time during the Lease Term, furnish Lessor with a guarantee from a guarantor acceptable to Lessor or a letter of credit on a bank or other financial institution upon terms and conditions reasonably acceptable to Lessor.

5.3 ADJUSTMENT TO MAINTENANCE PAYMENTS. With regard to the Maintenance Payment set forth in subdivision (iv) of Clause 5.2 with respect to the Engines, the following will apply: Lessee shall pay to Lessor USD$ 210 per Engine Flight Hour based on an average yearly Ambient Temperature of equal or below 75 Degrees F and an hours/cycles ratio equal to or higher than 3:1. Annually on the first and each subsequent anniversary of the Delivery Date,

         (i) this average Ambient Temperature will be reconciled against average monthly temperatures for the preceding 12-month period at the outstation actually utilized by Lessee, by the method of adding average Ambient Temperatures per take-off and dividing by the total number of flights and (ii) this hours/cycles ratio will be reconciled with the actual hours and cycles flown during the preceding 12-month period. If the actual average Ambient Temperature so calculated exceeds 75 Degrees F, and/or if the actual hours/cycles ratio so calculated is less than 3:1, such Maintenance Payment shall be recalculated in accordance with Table 1 below, and Lessee shall immediately upon demand pay the difference between the actual monies paid by Lessee for such period and such recalculated Maintenance Payment. Lessee shall provide Lessor, on an annual basis, with its projections of the hours/cycles ratio for the next succeeding period of twelve months.

                                     TABLE 1
                             HOURS AND CYCLES RATIO

          Ambient
        Temperature                        1.26-        1.76-          2.26-
           Deg F     /less than/1.25:1     1.75:1       2.25:1         2:75:1
--------------------------------------------------------------------------------
        /less than/75      326              275          244            226
          76 - 85          347              288          255            237
          85 - 95          353              298          265            244
        /greater than/96   359              296          269            248
--------------------------------------------------------------------------------


         Ambient
       Temperature    2.76-      2.26-      3.76-        4.26-   \symbol\4.76:1
          Deg F       3.25:1     3.75:1     4.25:1       4.75:1  \greater than\
--------------------------------------------------------------------------------
 \less than\75         210       202        193          189          187
          76-85        221       212        204          200          197
          85-95        229       216        208          204          202
 \greater than\96      233       221        212          206          206
--------------------------------------------------------------------------------

5.4 (i) Conditions Precedent to Reimbursement for Eligible Claims. Lessor's obligation to pay or reimburse Lessee for any Eligible Claims in respect of the maintenance processes referred to in Clause 5.2 is subject to the satisfaction of the following conditions precedent:

         (a) before any work with respect to such Eligible Claim is performed, Lessee shall submit in writing to Lessor the proposed workscope and estimated cost therefor; should Lessor object to the workscope, cost or entity, then the parties shall consult as soon as possible to resolve the issue. If the parties cannot resolve the issue as to workscope, then such issue shall be presented to the Manufacturer or Engine Manufacturer for its decision as to the correct workscope.

         (b) if Lessor agrees that such workscope and cost are reasonable, Lessor shall so notify Lessee thereof within 5 Business Days after Lessor's receipt of Lessee's written submission;

         (c) any work performed that is beyond the Maintenance Program shall be at Lessee's expense and shall not be payable out of the reserves;

         (d) after Lessor and Lessee agree on the reasonableness of such workscope and cost, Lessee shall have the work with respect to such Eligible Claim performed in accordance therewith; and

         (e) following completion of the work with respect to such Eligible Claim, Lessee shall present to Lessor all original work-sheets, invoices, vouchers and/or receipts with respect thereto and such other evidence of and information relating to the performance of such work as Lessor may reasonably request.

         (ii) CREDITS AND PAYMENTS FROM RESERVE ACCOUNTS. Effective on the Delivery Date, Lessor shall credit the Maintenance Reserve Account maintained under clause 5.1(ii) ("D-Check") (excluding any amounts associated with CPCP) and clause 5.1(vi) (landing gear overhauls) with an amount based upon the Flight Hours, months or cycles, as appropriate, accumulated on the Landing Gear (but not on any Engine or APU, mid D-Check or C-Check) during the period from the date of the last overhaul thereof to the Delivery Date (as determined from the relevant logs and records of the prior operators thereof); provided, however, that the relevant Maintenance Reserve Account shall be credited for the Flight Hours accumulated on the hard time controlled items listed on Schedule J during the period from the date of the last overhaul thereof to the Delivery Date, as specified in such Schedule. Any credit to a Maintenance Reserve Account pursuant to this clause
         (ii) shall be calculated as follows:

                               Pre-Delivery Usage
            Credit  =   __________________________________
                       Actual Time/Cycles Between Overhaul

            where:

                 "PRE-DELIVERY USAGE" is the Flight Hours, months or cycles, as appropriate, accumulated during the period from the date of the last overhaul to the Delivery Date; and

                 "ACTUAL TIME/CYCLES BETWEEN OVERHAUL" is the aggregate number of Flight Hours, months or cycles, as appropriate, actually accumulated at the time of overhaul under Lessee's Maintenance Program. The amount of such credit shall be determined by Lessor and shall be binding and conclusive, absent manifest error.

            Within 10 Business Days after receipt of the supporting documentation referred to in Clause 5.4(i)(e) above, Lessor will pay the amount of such Eligible Claim to the extent of, and by making a drawdown against, the amount then in the applicable reserve account. In the event that the amount of such Eligible Claim exceeds the balance then in the relevant maintenance reserve account, Lessee shall be responsible for the payment of such excess.

            In connection with Lessee's performance of a "D-Check", amounts shall be available to Lessee in respect of Eligible Claims for such "D-Check" from the Maintenance Reserve Account maintained under clause 5.1(ii) ("D-Check") and clause 5.1(iii) ("Mid D-Check").

            Notwithstanding anything else to the contrary contained in this Lease, (x) in no event shall Lessor be obligated to pay any amounts with respect to Eligible Claims (whether out of the applicable reserve account or otherwise) so long as a Default shall have occurred and be continuing, (y) the Maintenance Reserve Payments constitute Supplemental Rent due from Lessee to Lessor as compensation for wear and tear on the Aircraft and Lessee shall have no right, claim or interest therein (except for Lessee's right to reimbursement for Eligible Claims described above and as provided in Clause 11.1 hereof), and (z) any amounts paid or credited to a maintenance reserve account upon termination of this Lease for any reason shall remain the property of the Lessor and, except as provided in the next paragraph and in Clause 11.1 hereof, in no event shall Lessor be obligated to return any such amounts to Lessee.

            If during the four month period prior to the date on which Lessee is required to redeliver the Aircraft to Lessor hereunder on the Expiration Date, Lessee shall desire or propose to perform a "D-Check" on the Aircraft in lieu of the "C-Check" required at re-delivery which "D-Check" is not then required or scheduled to be performed before such re-delivery date pursuant to Lessee's Maintenance Program, then Lessee shall notify Lessor of such desire and state in such notice that such "D-Check" is not so required. Lessor shall have a period of 15 days following its receipt of such notice to object to such proposal and to notify Lessee that such "D-Check" is not to be performed, in which case Lessee shall not perform such "D-Check". If (i) Lessor shall not object to Lessee's proposal to perform such D-Check, (ii) Lessee shall duly complete such "D-Check" as proposed and in the manner required by Lessee's Maintenance Program and the applicable manufacturer's maintenance program prior to the required re-delivery date, and (iii) the amount then available at the time of the completion of the applicable maintenance check in the related Maintenance Reserve Account for "D-Checks" exceeds the cost of such "D-Check" that constitutes an Eligible Claim (such excess, an "Account Excess"), then, so long as no Default shall exist, Lessor shall remit such Account Excess to Lessee in cash promptly following Lessee's re-delivery of the Aircraft in compliance with the terms hereof.

            If Lessor shall object to Lessee's performance of such "D-Check" then, for purposes of determining the Account Excess (as provided above), the cost of such "D-Check" that constitutes an "Eligible Claim" shall be the estimated invoice amount for such "D-Check", which estimate shall be based upon the actual cost of the next applicable "D-Check" scheduled in 2000.

         (iii) FOREIGN OBJECT DAMAGE GENERATED SHOP VISIT. For the avoidance of doubt, any work done on an Engine during a foreign object damage generated shop visit in accordance with the Maintenance Program for that Engine which is not directly a result of the foreign object damage incident but otherwise qualifies as an Eligible Claim shall be considered an Eligible Claim. Work required in connection with foreign object damage shall be deemed not to constitute an Eligible Claim.

CLAUSE 6. PAYMENTS

6.1 PAYMENT TO LESSOR. Except as otherwise provided herein, all payments to be made by Lessee hereunder shall be payable in Dollars in immediately available funds prior to 1:00 p.m. New York time on the due date to such account as may be specified by Lessor; provided, however, that until Lessee has been notified by ING such payments shall be payable according to the following payment instructions:

         Northern Trust International Banking Corporation, New York, USA ABA #026001122 For credit of: ING Bank, Amsterdam Account Number:
         100628-20230 For further credit of: ING Lease International Equipment Management B.V. Account Number: 5007.2188

         or to such other account as ING shall specify by written notice to Lessee.

6.2 WITHHOLDING TAXES. The payment of any Rent and other amounts to be paid by Lessee hereunder shall be made free and clear of and without deduction or withholding for or on account of any Taxes to the extent provided in Clause 16.2(i) hereof.

6.3 DEFAULT INTEREST. Without prejudice to any other remedies of Lessor, Lessee hereby agrees and undertakes that in the event that Lessee fails to make any payment of Rent or any other amount due and payable hereunder it shall on demand pay to Lessor interest thereon from and including the due date thereof until the same shall be paid in full (after as well as before judgment) at the rate of 1.5% per month (or, if such rate is in excess of the maximum allowable rate permitted by applicable law, then the maximum rate permitted by applicable law shall apply) calculated on the basis of the actual number of days elapsed and a month of 30 days.

6.4 BUSINESS DAY CONVENTION. Whenever any payment hereunder shall become due on a day which is not a Business Day, the due date thereof shall be the immediately succeeding Business Day, unless such payment becomes due hereunder on demand by Lessor, in which event such due date shall be the immediately following Business Day, and (without prejudice to Clause 6.3) the amount to be paid on such day shall not be changed thereby.

6.5 ABSOLUTE OBLIGATION TO MAKE PAYMENTS. Lessee's obligations to pay any Rent and all other amounts due hereunder shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation:

         (i) any set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor or anyone else for any reason whatsoever;

         (ii) any defect in the title (except those caused by the act or omission of Lessor), airworthiness, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, the Aircraft;

         (iii) any interruption or cessation in the use or possession of the Aircraft by Lessee for any reason whatsoever except those caused by the act or omission of Lessor; or

         (iv) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee.

6.6 APPLICATION OF PAYMENTS. At any time after a Default shall have occurred and be continuing, all payments made to Lessor under this Agreement shall be applied first against interest after default on any Rent or on any other amount then due and payable hereunder, and then against such Rent and such other amount due and payable hereunder, unless otherwise specifically provided herein.

CLAUSE 7. CONDITIONS PRECEDENT

7.1 CONDITIONS PRECEDENT TO THE EXECUTION OF THIS AGREEMENT. The obligations of the parties to the execution of this Agreement are subject to the fulfillment of those conditions in paragraphs (vi)(a) and (vii) of Clause 7.2 below to the reasonable satisfaction of Lessor and those conditions in paragraph (ix) of Clause
         7.2 below to the reasonable satisfaction of Lessee on or as of the date hereof.

7.2 Conditions Precedent. The obligations of the parties to the lease of the Aircraft on the Delivery Date hereunder are subject to the fulfillment to the satisfaction of Lessor (in the case of paragraphs
         (i)(a), (ii), (iii), (iv), (v), (vi), (vii) and (viii)) and Lessee (in the case of paragraphs (i)(b), (v), (ix), (x), (xi), (xii) and (xiii)) on and as of the Delivery Date, in each case in its sole discretion, of the following conditions (or waiver by Lessor or Lessee, as the case may be, of such conditions to be met to its satisfaction):

         (i) (a) all representations and warranties by Lessee set forth herein or in any of the Lease Documents shall be true and accurate on and as of the Delivery Date as though made on and as of the Delivery Date; and

             (b) all representations and warranties by Lessor set forth herein or in any of the Lease Documents shall be true and accurate on and as of the Delivery Date as though made on and as of the Delivery Date;

         (ii) no Default shall have occurred and continue to exist on the Delivery Date;

         (iii) receipt of all necessary consents, licenses, registrations, authorizations or approvals of, and exemptions by, such governmental or other authorities and third parties as may be necessary or advisable to authorize the execution, delivery and performance of this Agreement by Lessee and to permit payment and remittance of all payments to be made to Lessor, at such places and in such manner as provided for under this Agreement;

         (iv) no material governmental action or proceeding which will have a material adverse affect on the current business or financial condition of Lessee shall be pending nor shall any governmental action be threatened before any court or governmental agency of competent jurisdiction, nor shall any order, judgment or decree have been issued by any court or governmental agency, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby or thereby;

         (v) no Event of Loss shall have occurred in respect of the Aircraft on or prior to the Delivery Date;

         (vi) Lessor shall have received on or before the Delivery Date each of the following, which shall be in full force and effect on the Delivery
         Date:

                (a) a certificate substantially in the form of Schedule C, dated the date hereof (the content of which shall be true both on the date hereof and on the Delivery Date) and signed by a duly authorized officer of Lessee, and having annexed thereto the documents referred to therein;

                (b) a favorable opinion of Lessee's counsel in a form acceptable to Lessor;

                (c) the Lease Documents, duly executed;

                (d) an insurance certificate signed by a firm of independent aircraft insurance brokers, satisfactory to Lessor, as to due compliance with the insurance required pursuant to Clause 10 with respect to the Aircraft together with a broker's letter of undertaking as required by Clause 10.13 (iii);

                (e) the Lease Supplement and Acceptance Certificate, duly executed;

                (f) evidence of required registrations, import licenses if applicable, air operator's certificates and all other licenses, certificates and permits required to be held by Lessee in relation to, or in connection with the operation of the Aircraft and evidence that the Lease Agreement has been duly registered with the FAA;

                (g) certified copies of all licenses, certificates and permits required by Lessee to operate as an airline;

                (h) the Power of Attorney, executed by Lessee in favor of ING, pursuant to which Lessee constitutes and appoints ING as the true and lawful agent and attorney-in-fact for Lessee for purposes of exercising and enforcing rights and remedies available to Lessor or ING upon and following the occurrence of an Event of Default;

                (i) the Maintenance Payments then due; and

                (j) the Security Deposit required under Clause 30.

         (vii) Lessee's board of directors shall have authorized the consummation of the transactions contemplated by the Lease Documents and such approval shall be evidenced by resolutions of such board of directors in form and substance reasonably satisfactory to Lessor, and such resolutions shall specifically and expressly refer to the Lease Documents, the Lease Supplement and Acceptance Certificate and the Power of Attorney;

         (viii) Lessor shall have received such other instruments, documents, evidence, certificates and opinions as to such other matters as it may reasonably request and all other matters relating to the leasing of the Aircraft and the consummation of the transactions contemplated hereby shall be reasonably satisfactory to Lessor;

         (ix) Lessee shall have received on or before the Delivery Date a copy of a power of attorney or certificate evidencing due authority of the Lessor or those persons executing the Lease Documents on behalf of Lessor for the execution, delivery and performance of this Lease and all other documents related thereto, together with an incumbency certificate as to the person or persons authorized to execute and deliver such documents on behalf of Lessor, each of which shall be in full force and effect on the Delivery Date;

         (x) a favorable opinion of Lessor's counsel to the effect that Lessor has duly executed and delivered the Lease Documents and any other lease agreement and each such document is legally valid, binding and enforceable;

         (xi) a copy of a currently effective airworthiness certificate for the Aircraft;

         (xii) a copy of the current registration certificate for the Aircraft; and

         (xiii) an opinion, at Lessee's expense, from Crowe and Dunlevy, special FAA counsel, to the effect that Lessor is the owner of record of the Aircraft and the Aircraft is duly registered in the United States and as to such other matters as may be reasonably requested by Lessee.

CLAUSE 8. REPRESENTATIONS AND WARRANTIES

8.1 (i) WARRANTIES AND DISCLAIMER OF WARRANTIES. NEITHER LESSOR NOR ING HAS AND SHALL NOT BE DEEMED TO HAVE MADE (WHETHER BY VIRTUE OF HAVING LEASED THE AIRCRAFT UNDER THIS LEASE, OR HAVING ACQUIRED THE AIRCRAFT, OR HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS LEASE OR OTHERWISE), AND EACH OF LESSOR AND ING HEREBY SPECIFICALLY DISCLAIMS, ANY

         REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE (EXCEPT AS PROVIDED IN CLAUSE 8.4(i)), AIRWORTHINESS, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, FREEDOM FROM CLAIMS OF INFRINGEMENT OR THE LIKE, OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT, THE ABSENCE THEREFROM OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE), WITH RESPECT TO THE AIRCRAFT; AND LESSEE HEREBY WAIVES, RELEASES, RENOUNCES AND DISCLAIMS EXPECTATION OF OR RELIANCE UPON ANY SUCH WARRANTY OR WARRANTIES. NEITHER LESSOR NOR ING SHALL HAVE ANY RESPONSI BILITY OR LIABILITY TO LESSEE OR ANY OTHER PERSON, WHETHER ARISING IN CONTRACT OR TORT OUT OF ANY NEGLIGENCE OR STRICT LIABILITY OF LESSOR OR OTHERWISE, FOR (i) ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY THE AIRCRAFT OR ANY ENGINE OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN OR BY ANY OTHER CIRCUMSTANCE IN CONNECTION THEREWITH, (ii) THE USE, OPERATION OR PERFORMANCE OF THE AIRCRAFT OR ANY RISKS RELATING THERETO, (iii) ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS OR CONSEQUENTIAL DAMAGES OR (iv) THE DELIVERY, OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE AIRCRAFT. THE WARRANTIES AND REPRESENTATIONS OF LESSOR SET FORTH IN CLAUSE 8.4 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR

         IMPLIED, AND NEITHER LESSOR NOR ING SHALL BE DEEMED TO HAVE MADE ANY OTHER WARRANTIES.

         (ii) RESPONSIBILITY TO DETERMINE CONDITION OF AIRCRAFT, OBTAINING BENEFIT OF WARRANTIES. It is the responsibility of Lessee to inspect the Aircraft and to satisfy itself as to the condition, quality, suitability and fitness of the Aircraft for Lessee's purposes before signing and delivering the Lease Supplement and Acceptance Certificate or accepting delivery of the Aircraft, and to examine the logs and records and other documents referred to in Schedule D relating to the Aircraft on the Delivery Date, and to make arrangements for the servicing thereof and to obtain any conditions or warranties which Lessee may require from the manufacturers or suppliers of the Aircraft and any part thereof.

8.2 REPRESENTATIONS AND WARRANTIES OF LESSEE. Lessee hereby represents and warrants to Lessor that:

         (i) Lessee is a corporation duly organized and validly existing under the laws of the State of Florida with full power and authority to execute, deliver, and to perform all of its obligations under each of the Lease Documents to which it is a party;

         (ii) each of the Lease Documents to which Lessee is a party has been duly authorized, executed and delivered by Lessee, and each of the Lease Documents to which it is a party, when duly executed and delivered, will constitute its legally valid and binding obligations enforceable against it in accordance with their respective terms;

         (iii) neither the execution and delivery by Lessee of each of the Lease Documents to which it is a party nor the performance by it of any of its obligations thereunder, nor the compliance by it with the terms and conditions thereof, will violate, conflict with or result in any breach of any terms, conditions or provisions of, or constitute a default under, any law, administrative regulation or court judgment or decree applicable to it or pursuant to which it was organized or any agreement or instrument to which it is a party or by which it or any of its property is bound, or result in the creation or imposition of any Lien on any of its properties or assets (other than any Lien arising pursuant to any of the Lease Documents to which it is a party);

         (iv) neither the execution and delivery nor the performance by Lessee of any of the Lease Documents to which it is a party requires any consent or approval of, the giving of notice to, registration with, or taking of any other action in respect of any governmental authority or agency in the United States or any other jurisdiction;

         (v) Lessee is not a party to any agreement or instrument or subject to any other legal restriction which individually or in the aggregate are likely to have a material and adverse effect on its ability to perform its obligations under any of the Lease Documents to which it is a party;

         (vi) there are no pending or threatened actions or proceedings before any court, governmental or administrative agency or arbitral body, which actions or proceedings could, if adversely determined, have a material and adverse effect on its financial condition, business or operations or which could have a material and adverse effect on its ability to perform its obligations under any of the Lease Documents to which it is a party;

         (vii) On the Delivery Date, Lessee will be a Certificated Air Carrier holding all licenses, certificates and authorizations required by applicable Law to engage in the business of regularly scheduled carriage of persons and property within the United States;

8.3      COVENANTS OF LESSEE. Lessee covenants and agrees that:

         (i) On the Delivery Date, Lessee shall be, and shall remain so long as it shall be Lessee under this Agreement, duly qualified to operate the Aircraft under applicable Law;

         (ii) Lessee will pay or cause to be paid all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any property belonging to it, prior to the date on which penalties attached thereto and prior to the date on which any lawful claim, if not paid, would become a Lien upon any of the material property of Lessee, provided, however, that the failure to pay any such taxes shall not be a default under this subclause (ii) if and for so long as the amount or application of such tax is being contested in good faith by Lessee by appropriate proceedings;

         (iii) Without the prior written consent of Lessor, Lessee shall not consolidate with, merge with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any other Person unless, after giving effect to such transaction, the surviving entity has at least the same net worth and gross assets as Lessee prior to such transaction;

         (iv) Lessee will notify Lessor in writing prior to any change of its principal place of business or chief executive office;

         (v) Lessee undertakes to maintain in full force and effect all governmental consents, licenses, authorizations, approvals, declarations, filing and registrations obtained or effected in connection with this Agreement and every document or instrument contemplated hereby and to take all such additional action as may be proper or advisable in connection hereby or therewith, including those required to maintain in full force and effect the perfected interest of Lessor as "owner" of the Aircraft; Lessee further undertakes to obtain or effect any new or additional governmental consents, licenses, authorizations, approvals, declarations, filings or registrations as may become necessary for the performance of any of the terms and conditions of this Agreement or any other document or instrument contemplated hereby;

         (vi) Lessee shall furnish to Lessor the following:

         (A) As soon as available but in any event within 120 days after the end of each fiscal year of Lessee, a copy of the audited consolidated financial statements (including a balance sheet and statements of earnings, of changes in shareholders' equity, and of changes in financial position on a cash flow basis) prepared as of the close of such fiscal year in accordance with generally accepted accounting principles as in effect in the United States ("GAAP"), together with the report thereon of Lessee's auditor to the effect that (1) the accounting and reporting policies followed by Lessee are appropriate and adequate in the circumstances and have been consistently applied, and (2) the information presented in such financial statements presents fairly Lessee's financial position and operating results at the dates and for periods indicated;

         (B) As soon as available but in any event within 60 days after the end of each fiscal quarter of Lessee, a copy of the unaudited consolidated financial statements (including a balance sheet and statements of earnings, of changes in shareholders' equity, and of changes in financial position on a cash flow basis) prepared as of the close of such fiscal quarter, together with a certificate from its chief financial officer certifying that (a) such financial statements have been prepared in accordance with GAAP, and give a true and adequate picture of Lessee's financial position and operating results at the dates and for the period covered thereby, (b) no Default and no Event of Default has occurred and is continuing, and (c) Lessee is not in default under any other lease agreement, loan agreement, promissory note, capitalized or financing lease obligation, financial instrument or other agreement relating to an obligation of Lessee in respect of money borrowed or owed or payable by Lessee, except for obligations to pay money that are being contested by Lessee in good faith and by appropriate proceedings or procedures and with respect to which adequate reserves have been established by Lessee (as and if required by GAAP);

         (C) Within 30 days after receipt by Lessee of a request by Lessor, or such shorter period as may be set forth in any written request by any government entity for information or documents, Lessee shall furnish in writing to Lessor such information and documents (or copies thereof certified as correct by an authorized officer of Lessee) regarding the Aircraft as may be reasonably requested by Lessor or as may be required to enable Lessor or any affiliate thereof to file any report or other document required to be filed by it with any government entity because of its ownership or other interest in the Aircraft, the Airframe or the Engines; and

         (D) From time to time, such other information as Lessor may reasonably request concerning the location, condition, use and operation of the Aircraft or the financial condition of Lessee.

         (vii) Lessee will furnish to ING upon execution of this Agreement true and complete copies of the most recent financial statements of Lessee (audited or unaudited) for its most recent fiscal year.

8.4 REPRESENTATIONS AND WARRANTIES OF LESSOR. Lessor hereby represents and warrants to Lessee that:

         (i) on the Delivery Date Lessor shall have good title to the Aircraft, free and clear of any and all Lessor Liens other than the Security Agreement and any other Lien arising by Lessor or ING which will not impair Lessor's right or ability to deliver the Aircraft to Lessee hereunder or Lessee's use and enjoyment of the Aircraft as contemplated hereby;

         (ii) Lessor is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware;

         (iii) Lessor has full power and authority to carry on its business and to execute and deliver, and to perform all of its obligations under, each of the Lease Documents to which it is a party;

         (iv) each of the Lease Documents to which Lessor is a party has been duly authorized by all necessary action on the part of Lessor, and each of the Lease Documents to which it is a party, when duly executed and delivered, will constitute its legally valid and binding obligations enforceable in accordance with their respective terms, and will not violate any provision of law applicable to Lessor or its articles of incorporation or by-laws;

         (v) neither the execution and delivery by Lessor of each of the Lease Documents to which it is a party nor the performance by it of any of its obligations thereunder, nor the compliance by it with the terms and conditions thereof, will violate, conflict with or result in any breach of any terms, conditions or provisions of, or constitute a default under, any law, administrative regulation or court judgment or decree applicable to it or pursuant to which it was organized or any agreement or instrument to which it is a party or by which it or any of its property is bound.

8.5 NOTICE OF BREACH OF REPRESENTATION, WARRANTY OR COVENANT. Lessor and Lessee undertake to give notice to each other of any matter occurring at any time which constitutes a breach of or is inconsistent with any of its representations, warranties and covenants in Clause 8.2, 8.3 or 8.4, as the case may be, forthwith upon becoming aware of the same.

8.6 SURVIVAL OF REPRESENTATIONS, ETC. The representations, warranties, indemnities and agree ments of Lessee and Lessor provided for in this Agreement and Lessee's and Lessor's obligations under any and all thereof, shall survive the delivery and leasing of the Aircraft and the expiration or other termination of this Agreement.

CLAUSE 9. LIENS

9.1 LESSEE NOT TO CREATE LIENS. Other than as to an Engine in any situation set forth in Clause 13.5, Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, any Engine or any Part, title thereto or any interest therein or in this Lease except as to the following:

         (i) the respective rights of Lessor as provided herein or in any of the other Lease Documents;

         (ii) Liens for Taxes of any kind (including fees or charges of any airport or air navigation authority) which are either not assessed, or, if assessed, are not yet due and payable or being contested in good faith by appropriate proceedings, so long as such proceedings do not involve any risk of the sale, forfeiture or loss of the Airframe, any Engine or any interest therein or the assertion or imposition of any Lien thereon, and, in any case, for the payment of which adequate reserves has been provided;

         (iii) materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens arising in the ordinary course of business payment for which is not overdue or which have been adequately bonded, is not in default, or is being contested in good faith, so long as such proceedings do not involve any risk of the sale, forfeiture or loss of the Airframe, any Engine or any interest therein or the assertion or imposition of any Lien thereon; and

         (iv) Lessor Liens which result from Lessor's own acts or from claims against Lessor not to be paid or indemnified against by Lessee hereunder.

9.2 LESSEE TO DISCHARGE LIENS. Lessee shall duly and promptly, at its own cost and expense, pay or cause to be paid all sums required, or take such action as may be necessary, to discharge duly any such Lien not excepted in Clause 9.1 if the same shall arise at any time, and shall at its own cost and expense protect the Aircraft against distress, execution or seizure and shall, without prejudice to other remedies available to Lessor hereunder, indemnify Lessor against all losses, costs, charges, damages and expenses incurred by Lessor as a result of the failure by Lessee to perform its obligations under Clause 9.1 or this Clause 9.2.

CLAUSE 10. INSURANCE

10.1 AVIATION LIABILITY AND PROPERTY DAMAGE INSURANCE. On or before the Delivery Date and throughout the term of this Agreement until such time as physical possession and control of the Aircraft is returned to Lessor as provided herein, Lessee will obtain or procure to be obtained and at all times maintain or procure to be maintained in effect at its own expense public liability (including, without limitation, third party and passenger liability, baggage, cargo, mail, Airline General Third Party Legal Liability, product liability and property damage including war and allied perils to the fullest extent available) insurance with respect to the Aircraft which is:

         (i) in amounts for a combined single limit which are not less than the greater of (x) amounts customarily carried by major or recognized national United States airlines and (y) a combined single limit of USD$ 500,000,000 for any one occur rence/aircraft;

         (ii) of the type usually carried by air carriers in accordance with sound international airline practice engaged in the same or similar business, similarly situated, and owning or operating similar aircraft and engines and which covers risks of the kind customarily insured against by such air carriers; and

         (iii) maintained in effect with insurers and reinsurers satisfactory to Lessor.

PROVIDED, that such insurance or reinsurance will be on a basis which is in form and substance substantially the same as that which was disclosed to and accepted by Lessor prior to the Delivery Date.

Any policies of insurance procured in accordance with this Clause 10.1 and any policies taken out in substitution or replacement for any such policies:

         (a) shall name Lessor, ING and their respective officers, directors, employees, agents and successors (collectively, the "ADDITIONAL NAMED INSUREDS") as an Additional Named Insured as their interests may appear;

         (b) shall provide that in respect of the interests of the Additional Named Insureds in such policies the insurance shall not be invalidated by any action or inaction of Lessee or any other person and shall insure each Additional Named Insured regardless of any breach or violation of any warranty, declarations or conditions contained in such policies by Lessee or any other person, provided that such Additional Named Insured has not caused, contributed to or knowingly condoned such action or inaction;

         (c) shall provide that if the insurers cancel such insurance for any reason whatsoever, or if the same is allowed to lapse for nonpayment of premium, or other scope of coverage thereof is changed in any way adverse to any Additional Named Insured, such cancellation, lapse or change shall not be effective as to any Additional Named Insured for 30 calendar days (but in respect of war and allied perils such lesser period as may be customarily available) after written notice by such insurers. Such 30-day period shall be deemed to commence from the date such notice is given by the relevant insurers. No such notice, however, is required to be given if termination is to result solely from the normal scheduled expiration of a policy.

         (d) shall waive any rights of set-off, counterclaim or other deduction (other than in respect of unpaid premiums in respect of the Aircraft) against each Addi tional Named Insured;

         (e) shall waive any right of subrogation against any Additional Named Insured;

         (f) shall be primary without right of contribution from any other insurance which is carried by the Additional Named Insureds;

         (g) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were in respect of the Aircraft a separate policy covering each insured;

         (h) shall have a deductible of no more than $1,250 in respect of passenger baggage and $10,000 in respect of cargo with respect to any one claim;

         (i) shall be insured/reinsured in the London, U.S. or other recognized aviation insurance market in a manner satisfactory to Lessor; and at all times after the Delivery Date, on a basis which is in form and substance substantially the same as that which was disclosed to and accepted by Lessor prior to the Delivery Date;

         (j) shall be in accordance with the Airline Finance/Lease Contract Endorsement AVN 67B (herein called "AVN 67B"); and

         (k) shall otherwise be reasonably satisfactory to Lessor.

10.2 INSURANCE AGAINST LOSS OF OR DAMAGE TO THE AIRCRAFT. Lessee will at all times maintain or procure to be maintained in effect, at its own expense and on an agreed value basis, with insurers reasonably satisfactory to Lessor, all-risk ground and flight aircraft hull, war risk, confiscation and hijacking insurance covering the Aircraft (including the Engines but only to the extent they are installed on the Airframe) for an amount not less than the Stipulated Loss Value, and insurance covering all risks of physical loss or damage however occasioned in respect of Engines, engines, spare parts and equipment forming part of the Aircraft, but which for the time being are removed from the Aircraft, for an amount not less than their replacement cost.

         Any policies carried in accordance with this Clause 10.2 covering the Aircraft and any policies taken out in substitution or replacement for any such policies:

         (i) shall be made payable with respect to an Event of Loss pursuant to a loss payable clause endorsed on the relevant policies in accordance with AVN 67B, provided that, as between Lessor and Lessee (acknowledging that the agreement of Lessor and Lessee does not change the terms of AVN 67B or the underwriters' obligations in respect thereof):

         (a) ING and such others (and in such order) as may be stipulated by ING shall be the sole loss payees in the case of an Event of Loss;

         (b) ING and such others (and in such order) as may be stipulated by ING shall be the sole loss payees in the case where the amount payable by the insurers upon any claim other than in respect of an Event of Loss which is greater than the Permitted Deductible, and such amount shall be applied to repair of the Aircraft after consultation by the insurers with Lessor and Lessee; and

         (c) If the amount payable by the insurers upon any claim (other than in respect of an Event of Loss) is less than the Permitted Deductible then (unless and until Lessor notifies the relevant insurance broker or the insurers that a Default has occurred in which event the loss payees shall be ING and such others (and in such order) as may be stipulated by ING) such amount shall be applied to repair of the Aircraft after consultation by the insurers with Lessee or, if Lessor has so notified such broker or insurers of a Default, the Lessor or ING only;

         (ii) shall name the Additional Named Insureds (to the extent they constitute bodies corporate) as their interests may appear;

         (iii) shall provide that in respect of the interests of the Additional Named Insureds in such policies the insurance shall not be invalidated by any action or inaction of Lessee or any other person and shall insure the Additional Named Insureds regardless of any breach or violation of any warranty, declarations or conditions contained in such policies by Lessee or any other person, provided that such Additional Named Insured has not caused, contributed to or knowingly condoned such action or inaction;

         (iv) shall provide that if the insurers cancel such insurance for any reason whatsoever, or if the same is allowed to lapse for nonpayment of premium, or the scope of coverage thereof is changed in any way adverse to any Additional Named Insured, such cancellation, lapse or change shall not be effective as to each Additional Named Insured for 30 calendar days (but in respect of war and allied perils such lesser period as may be customarily available) after written notice by such insurers. Such 30-day period shall be deemed to commence from the date such notice is given by the relevant insurers. No such notice, however, is required to be given if termination is to result solely from the normal scheduled expiration of a policy;

         (v) shall waive any rights of set-off, counterclaim or other deduction (other than in respect of unpaid premiums in respect of the Aircraft) against each Additional Named Insured;

         (vi) shall waive any right of subrogation against any Additional Named Insured;

         (vii) shall be primary without right of contribution from any other insurance which is carried by the Additional Named Insureds; insofar as such other insurance is additional (and not identical) to the insurance required hereby;

         (viii) shall have a deductible (including any loss retention or self-insurance arrangement) of no more than USD$ 250,000 (the "PERMITTED DEDUCTIBLE") in respect of any one claim but no deductible in respect of a claim for an Event of Loss constituting a total loss, constructive total loss or agreed total loss under the relevant policy, and no deductible in respect of any claim under any war risks policy; however, until such time, and for so long thereafter, as Lessee shall operate 10 or more wide body aircraft (including the Aircraft) in its regularly scheduled flight operations, the deductible hereinabove described may at Lessee's option be $500,000 in respect of any one claim (other than in respect of an Event of Loss);

         (ix) shall provide that all payments shall be made in Dollars and shall not provide for any right of insurers to replace the insured equipment (the Aircraft) in the event of an Event of Loss;

         (x) shall contain a 50%/50% clause provision in the form of Lloyd's Form AVS 103, or equivalent language; and

         (xi) shall be insured/reinsured in the London, U.S. or other internationally recognized aviation reinsurance market in a manner satisfactory to Lessor and on a basis substantially the same as that disclosed to and accepted by the Lessor prior to the Delivery, which reinsurance shall include (among, other things) a "cut through clause" that is reasonably satisfactory to Lessor; and

         (xii) shall include war risk, confiscation or hijacking insurance, which shall include:

         (a) war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power, or attempts at usurpation of power;

         (b) confiscation, requisition, detention (including by the country of registration of the Aircraft in favor of Lessor), hijacking, strikes, riots, malicious damage and civil commotion;

         (c) any other risks excluded as per Hi-Jacking and Other Perils Exclusion Clause (Aviation) - AVN 48B from the All Risk Hull Insurance described above (other than paragraph (b) of AVN 48B) by any exclusion therein of these and/or similar risks; and

         (d) such other perils which in accordance with the market practice from time to time are customarily insured.

         (e) shall be in accordance with AVN67B; and

         (f) shall otherwise be reasonably satisfactory to Lessor.

10.3 AVN 67B. Lessee shall be entitled to maintain insurance in respect of the Aircraft for the purposes of this Agreement which incorporates the terms and conditions of AVN 67B (as defined above) into such insurance. In that event, to the extent that any provision of AVN 67B conflicts with or is otherwise inconsistent with the requirements of this Agreement relating to insurance, then (so long as it shall be generally industry practice to insure aircraft financed or leased on the basis of AVN67B) such conflicting or inconsistent provision of AVN67B shall prevail and such endorsement shall be deemed to satisfy the requirements of this Agreement; PROVIDED, HOWEVER, that the parties agree that the terms of AVN 67B constitute part of the insurance contracts between Lessee and its underwriters and shall not affect any agreement between Lessor and Lessee in this Agreement relating to such parties' agreement as to the retention or application of any insurance proceeds.

10.4 LESSEE TO PURSUE CLAIMS. After an Event of Loss in relation to the Aircraft shall have occurred, Lessee shall diligently pursue or cause to be pursued, in concert with Lessor and ING, any and all claims against the insurers in respect of the insurance (including any required re-insurance) with respect to the Aircraft, subject to consultation with Lessor and ING and such other persons as may be stipulated by Lessor and ING.

10.5 CHANGE IN INSURANCE PRACTICE. In the event that there is a change in the generally accepted industry-wide practice with regard to the insurance of aircraft (whether relating to all or any of the types of insurance required to be effected under the foregoing provisions of this Clause 10) such that Lessor shall be of the reasonable opinion that the insurance required pursuant to the provisions of this Clause 10 is insufficient to protect the interests of Lessor or ING, the insurance requirements set forth in this Clause 10 shall, if specified by Lessor, be varied so as to include such additional or varied requirements as may be necessary to ensure that the insurance as so varied shall provide substantially the same protection to Lessor and ING as it would have done if such change in the generally accepted industry-wide practice had not occurred.

10.6 APPLICATION OF PROCEEDS ARISING ON EVENT OF LOSS. As between Lessor and Lessee it is agreed that all insurance payments or any other sums received as the result of the occurrence of an Event of Loss with respect to the Aircraft or the Airframe shall be applied to the benefit of Lessor and ING and such other persons having an interest in the Aircraft as may be stipulated by Lessor and any excess shall be applied in reduction of Lessee's obligation to pay the amounts required to be paid by Lessee pursuant to Clause 11.1, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such amount.

10.7 APPLICATION OF PROCEEDS ARISING OTHER THAN ON AN EVENT OF LOSS. The insurance payments for any property damage loss to the Airframe or any Engine not constituting an Event of Loss, or to any Part, will be deposited with Lessor and applied in payment of repairs or for replacement property, and Lessee shall furnish Lessor with reasonably satisfactory evidence that the repairs or replacement property that Lessee is required to perform or obtain in accordance with the terms of Clause 13 have already been paid for or obtained by Lessee. Upon receipt of such evidence of repair or replacement, Lessor shall promptly pay or reimburse Lessee for the amount of such insurance payment received by Lessor with respect to such loss.

10.8 RETENTION OF PROCEEDS BY LESSOR FOLLOWING DEFAULT. As between Lessor and Lessee, any amount referred to in Clause 10.6 or 10.7 which is otherwise payable to Lessee shall not be paid to Lessee, or, if it has been previously paid to Lessee, shall be delivered by Lessee to Lessor for retention or application by Lessor if at the time of such payment a Default or Event of Default shall have occurred and be continuing. In either case, all such amounts shall be held by Lessor as security for the obligations of Lessee or, at the option of Lessor, applied by Lessor toward payment of any of Lessee's obligations at the time due hereunder. At such time as there shall not be continuing any such Default or Event of Default, all such amounts at the time held by Lessor in excess of the amount, if any, which Lessor has elected for application as provided above shall be paid to Lessee.

10.9 LESSOR AND LESSEE MAY ADDITIONALLY INSURE. Each of Lessor, ING and Lessee may carry at its own expense additional insurance with respect to its own interests in the Aircraft provided that such insurance does not adversely affect the coverage required to be maintained hereunder by Lessee or the cost thereof, or shall have the effect of suspending, impairing, defeating or invalidating or rendering unenforceable or reducing, in whole or in part, the coverage of or the proceeds payable under any insurance required to be provided and maintained by Lessee. Any insurance payments received from policies maintained by Lessor or ING shall be retained by Lessor or ING without reducing or otherwise affecting Lessee's obligations hereunder.

10.10 COMPLIANCE WITH LEGAL REQUIREMENTS AS TO INSURANCE. Throughout the term of this Agreement Lessee shall comply with all legal requirements as to the insurance of the Aircraft which may from time be imposed by the laws of the State of Registration and of any other jurisdiction to, from or over which the Aircraft shall be flown insofar as they affect or concern the operation of the Aircraft.

10.11 LESSOR ENTITLED TO PROVIDE INSURANCES IN DEFAULT BY LESSEE. If the insurance (including any required re-insurance) required under this Clause 10 is not kept in full force and effect Lessor or ING without prejudice to any other rights it may have on the occurrence of a Default shall be entitled (but not bound) at any time to provide such insurance and in such event Lessee shall, upon demand, reimburse Lessor for the cost thereof together with interest thereon at the rate specified in Clause
         6.3 from the date of the occurrence of a Default until payment on the occurrence of a Default Lessor or ING shall be entitled to require the Aircraft to remain at an airport or, as the case may be, to proceed to and remain at an airport designated by Lessor or ING until the insurance required under this Clause 10 is in full force and effect. Such provision of insurance by Lessor shall not affect Lessor's right to treat such failure by Lessee as a Default.

10.12 NEGOTIATIONS FOR RENEWAL. Lessee shall begin final negotiations for the renewal of each required policy prior to its expiry. Prior to expiry of any required policy, Lessee shall provide Lessor with written confirmation of completion or renewal of such policy, with certification thereof to be issued by the relevant insurance broker within seven (7) Business Days thereafter.

10.13 (i) INFORMATION. In addition to the information provided pursuant to Clause 10.12 and without prejudice thereto, Lessee shall furnish to
         Lessor:

             (a) on request and pursuant to a written confidentiality agreement, certified copies of all documents constituting, evidencing or regulating the terms of any required policy;

             (b) on request, evidence of payment by or, at the direction of Lessee, each sum payable under or in connection with any required policy; and

             (c) on request, such evidence as Lessor may require of Lessee's compliance with its obligations under this Clause 10.

         (ii) NOTIFICATION OF CLAIM EVENTS. Lessee shall forthwith notify Lessor of any event (including but not limited to an Event of Loss) which will or may give rise to a claim under any required policy in excess of USD$ 50,000 and shall not (without the prior written consent of Lessor) settle or permit the settlement of any claim arising under a required policy unless it arises under a direct damage policy and is for less than USD$250,000.

         (iii) Provision of Insurance Certificate and Broker's Undertaking. Lessee shall before the Delivery Date, at its own cost and expense, cause the relevant insurance and reinsurance broker or, if appropriate, the relevant insurers to issue (a) a certificate of insurance or reinsurance, as the case may be, confirming the procurement and effect of the policies required by this Clause 10, and (b) a written undertaking in favor of Lessor in form and substance acceptable to Lessor, in which (among other things) such broker confirms that (a) it has read the provisions of this Clause 10, that the terms of Lessee's insurance policies comply with the requirements of this Clause 10, and
         (b) that such broker will notify the Additional Named Insureds of any cancellation, termination or material change in any such policy at least 30 days from the date of notice from the insurers (other than in the case of war risks coverage, in which case such prior notice shall be given in accordance with industry standard practice relating to notice of change in war risks cover); and (c) that the broker is authorized to issue certificates of insurance; and (d) that coverages are in full force; and (e) that premium is paid.

10.14 LESSEE NOT TO PREJUDICE INSURANCE. Without prejudice to Clause 13.10, Lessee shall not:

         (i) do or omit to do or permit to be done or left undone anything whereby any required policy would or might be expected to be rendered in whole or in part invalid or unenforceable; or

         (ii) cause or permit the Aircraft or any part thereof to be employed in any place or in any manner or for any purpose inconsistent with the terms of any required policy; or

         (iii) create or permit to exist any Lien (save only as may be created by Lessor or by Lessee in favor of Lessor) over the insurances taken out in respect of the Aircraft, or its interests therein.

10.15 CURRENCY. All insurance pursuant to this Agreement will be payable in Dollars except as may be otherwise agreed by the Lessor; provided, however, that the insurance as to liability claims will be payable in the settlement currency agreed in any action relating to such claim.

CLAUSE 11. EVENT OF LOSS

11.1 Event of Loss With Respect to Aircraft. Upon the occurrence of an Event of Loss with res pect to the Aircraft, Lessee shall forthwith (and, in any event, within two (2) Business Days after such occurrence) give Lessor written notice of such Event of Loss and shall pay to Lessor on the sixtieth (60th) day following the occurrence of such Event of Loss or, if the insurance or other proceeds have been paid for such Event of Loss before such 60th day, upon receipt of such proceeds, the Stipulated Loss Value and all other sums (if any) then due and payable hereunder by Lessee to Lessor; provided further that during the period from the occurrence of such an Event of Loss and ending on the date that Lessee complies with its obligations under this Clause 11.1 the Lease Term shall continue and, therefore, the Aircraft shall be deemed to be continued to be leased by Lessor to Lessee hereunder and Lessee shall continue to pay Rent in accordance with Clause 4.

         At such time as Lessor shall have been paid the Stipulated Loss Value and all other sums (if any) then due and payable by Lessee to Lessor as required under this Clause 11.1, Lessee shall be immediately entitled to receive and Lessor shall pay to Lessee fifty percent (50%) of the amount in the Maintenance Reserve Accounts in respect of the maintenance processes referred to in subdivisions (i), (ii), (iii) and
         (vi) of Clause 5.1. Any such payment shall be limited to amounts actually contributed by Lessee and paid into such Maintenance Reserve Accounts and Lessor shall transfer to Lessee or to Lessee's designee, on an "as-is, where-is" basis but otherwise without recourse or warranty except that such title shall be free and clear of all Lessor Liens, all of such rights, title and interest as Lessor may have in and to the Aircraft, as well as all of Lessor's right, title and interest in and to any Engine constituting part of the Aircraft but not installed thereon at the time of loss, free and clear of Lessor Liens, and Lessor shall, at Lessee's expense, execute and deliver such bills of sale and other docu ments and instruments as Lessee shall reasonably request to evidence (on the public record or otherwise) such transfer and the vesting of such right, title and interest in and to the Aircraft in Lessee. On compliance by Lessor of its obligations under this Clause 11.1 the Lease Term shall be deemed to terminate and Lessee shall thereupon no longer be obliged to pay Rent in respect of the Aircraft pursuant to Clause 4.

11.2 EVENT OF LOSS WITH RESPECT TO ENGINE. Upon the occurrence (or deemed occurrence pursuant hereto) of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Aircraft or Airframe Lessee shall give or cause to be given to Lessor written notice promptly after becoming aware thereof and shall, within thirty (30) days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor or its designee, as replacement for such Engine, full title, free and clear of all Liens other than Permitted Liens, an engine of the same or an improved model and suitable for use on the Aircraft or Airframe, but having a value and utility at least equal to, and being in as good operating condition as, including the same or fewer hours or Cycles (or an equivalent combination of hours and Cycles) accumulated on such engine, the Engine with respect to which such Event of Loss occurred (assuming that such Engine was in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of
         Loss). Prior to or at the time of any such conveyance, Lessee at its own expense, will:

         (i) furnish Lessor with such bills of sale and other documents and instruments as Lessor shall reasonably request to evidence (on the public record or otherwise) the interest of Lessor in such Replacement Engine;

         (ii) execute a supplement to this Lease confirming that such Replacement Engine is subject to this Lease;

         (iii) furnish Lessor with a favorable opinion of Lessee's counsel to the effect that good and marketable title to such Replacement Engine has been vested in Lessor; and

         (iv) furnish Lessor with a certificate of an aircraft engineer (who may be an employee of Lessee) certifying that such Replacement Engine has a value and utility at least equal to, and is in as good operating condition, including no greater number of hours or Cycles accumulated on such Engine, as the Engine so replaced assuming such Engine was in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss.

Lessee shall, in addition to other liabilities arising in connection hereunder, reimburse Lessor for any legal fees and disbursements incurred by Lessor in analyzing, monitoring and enforcing Lessor's rights and remedies in connection with such Event of Loss.

For all purposes hereof such Replacement Engine shall, after such transfer, be deemed part of the property leased hereunder and shall be deemed an Engine as defined herein.

11.3 TRANSFER OF TITLE TO REPLACED ENGINE TO LESSEE. Upon full compliance by Lessee with the terms of Clause 11.2, Lessor shall, without further act, be deemed to have transferred to Lessee or to Lessee's designee, title to the Engine with respect to which the Event of Loss has occurred (the "REPLACED ENGINE"), on an "AS IS, WHERE IS" basis but otherwise without recourse or warranty except that such title shall be free and clear of Lessor Liens. At Lessee's request and expense, Lessor shall execute and deliver such bills of sale and other documents and instruments as Lessee shall reasonably request to evidence (on the public record or otherwise) such transfer and the vesting of such right, title and interest in and to such Replaced Engine in Lessee.

CLAUSE 12. REGISTRATION

12.1 REGISTRATION. Lessee, at its sole cost and expense, shall (i) not take or permit any action inconsistent with the Aircraft remaining duly certified as to airworthiness at all times after the Delivery Date in accordance with the laws of the United States; (ii) not take or permit any action inconsistent with the continued registration of the Aircraft at all times after the Delivery Date in the name of the Lessor as sole owner thereof, (iii) cause this Lease to be duly filed and registered with the FAA and with all other applicable governmental authorities that may be necessary or advisable in order to protect and maintain the rights and interests of Lessor hereunder and in the Aircraft, and (iv) not register or allow the Aircraft to be registered in any other way or manner under the laws of any other country. Lessee shall not take or permit any action which would not maintain in full force and effect all certifications and registrations referred to in Clauses 12.1(i), (ii) and (iii) throughout the Lease Term.

CLAUSE 13. MAINTENANCE, REPORTING, REMOVAL AND REPLACEMENT,
           ALTERATIONS, POSSESSION, OPERATION, ETC.

13.1  MAINTENANCE.

         (i) GENERAL OBLIGATIONS. During the Lease Term and until the Aircraft is returned to Lessor in accordance with the terms of this Agreement, Lessee alone has the obligation, at its sole expense, to maintain and repair or cause an Independent Maintenance Contractor to maintain and repair the Airframe, Engines and all of the Parts in accordance with
         (a) the Maintenance Program; (b) the rules and regulations of the FAA;
         (c) the requirement to maintain a full certificate of airworthiness from the FAA for the Aircraft; to maintain the eligibility of the Aircraft at all times during the Lease Term and upon return of the Aircraft to Lessor in accordance herewith for issue of a certificate of airworthiness for passenger category aircraft issued by the FAA and (d) (if applicable) in the same manner and with the same care as used by the Lessee with respect to similar aircraft and engines operated by the Lessee and without in any way discriminating against the Aircraft.

         (ii) INDEPENDENT MAINTENANCE CONTRACTOR. The obligations of Lessee to maintain the aircraft contained in this Clause 13.1 shall be performed by either Lessee or by an Independent Maintenance Contractor retained at Lessee's sole expense.

         (iii) MAINTENANCE PROGRAM. Lessor and Lessee hereby agree that the Aircraft will be maintained in accordance with an FAA approved maintenance program.

         (iv) SPECIFIC OBLIGATIONS. Without limitation to Clause 13.1(i), Lessee agrees that its maintenance and repair obligations hereunder will include (but will not be limited to) each of the following specific items:

             (a) performance in accordance with the Maintenance Program of all routine and non-routine maintenance work, including on-line maintenance on the Aircraft;

             (b) incorporation in the Aircraft (including the Engines and all Parts) of all airworthiness directives of the FAA issued during the Lease Term and requiring compliance or terminating action prior to the first anniversary following the Expiration Date;

             (c) without prejudice to Clause 13.1(iv)(b), incorporation in the Aircraft of all service bulletins of the Manufacturer, the Engine manufacturer and other vendors which the Lessee schedules to adopt during the Lease Term for the rest of its aircraft fleet. The Lessee agrees not to discriminate against the Aircraft vis-a-vis the rest of the Lessee's fleet in service bulletin compliance or other maintenance matters;

             (d) incorporation in the maintenance schedule for the Aircraft of a full corrosion control program, SSID and sampling programs or any other maintenance program, as required by the Manufacturer and mandated by the FAA; and

             (e) proper maintenance of all Aircraft Documentation, including recording the number of Block Hours, Flight Hours and Cycles the Aircraft and Engines operate and all maintenance and repairs performed thereon. Hard copies of such Aircraft Documentation shall be maintained in English.

             Promptly, and in any event before April 1, 1997, Lessee shall cause the Engines to be subjected to the Aviall Engine Maintenance and Pooling Contract (the "ENGINE POOL") and Lessor shall be responsible for the cost of phasing the Engines into the Engine Pool. During the Lease Term, Lessee may propose to Lessor that the Engines be subjected to an alternative maintenance and pooling contract throughout the remaining Lease Term and if such alternative contract is acceptable to Lessor (which will be confirmed in writing), Lessee may, at its own cost and expense, cause the Engines to be subjected to such alternative contract.

13.2 REPORTING REQUIREMENTS AND PROVISION OF INFORMATION. Commencing with a report furnished not later than the 10th Business Day following the end of each calendar month, Lessee shall furnish to ING a report in the form of Schedule G, which shall include for such calendar month (i) the hours/cycles accumulated on the Airframe, (ii) the hours/cycles accumulated on each Engine (and its location by airframe or storage or maintenance facility), and (iii) on a quarterly basis, a list of those service bulletins, airworthiness directives and engineering modifications incorporated on the Aircraft during the preceding quarter.

         Furthermore, during the term of this Agreement, Lessee shall also furnish to Lessor such additional information obtained from records Lessee customarily maintains concerning the location, condition, use and operation of the Aircraft as Lessor may reasonably request from time to time.

13.3 REMOVAL OF ENGINES. If an Engine is removed for testing, service, repair, maintenance, overhaul work, alterations or modifications, title to such Engine will at all times remain vested in Lessor.

         Lessee will be entitled (but only for reasons of maintenance or repair) to remove any of the Engines from the Aircraft and install another engine or engines on the Aircraft, provided that Lessee complies with each of the following obligations:

         (i) Lessee may only install CF6-50C2 engines on the Aircraft;

         (ii) the insurance requirements set forth in Clause 10 are in place in respect of such removed Engine;

         (iii) Lessee shall ensure that the identification plates referred to in Clause 13.11 are not removed from such removed Engine upon such Engine being detached from the Aircraft; and

         (iv) title to such removed Engine remains with Lessor free from all Liens (except Permitted Liens) regardless of the location of the Engine or its attachment to or detachment from the Aircraft.

13.4     REPLACEMENT OF PARTS.

         (i) LESSEE'S OBLIGATION TO REPLACE PARTS. Lessee, at its own cost and expense, shall promptly replace or cause to be replaced by the Independent Maintenance Contractor all Parts which may from time to time be incorporated or installed in or attached to the Airframe or any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, Lessee may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided that, with respect to any installed part with respect to which title is not vested in Lessor at the time of installation (as hereinbelow provided), Lessee shall, at its own cost and expense, replace such parts as promptly as possible in the manner contemplated by clauses (ii) and (iii) below.

         (ii) CONDITION OF REPLACEMENT PARTS. All replacement Parts shall be free and clear of all Liens other than Permitted Liens and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof.

         (iii) TITLE TO REPLACEMENT AND REPLACED PARTS. All Parts at any time removed from the Airframe or any Engine shall remain the property of Lessor, no matter where located, until such time as such Parts shall be replaced by parts which are owned by Lessee free and clear of any Liens and which have been incorporated or installed in or attached to the Airframe or such Engine and which meet the requirements for replacement Parts specified above. Immediately upon any replacement Parts becoming incorporated or installed in or attached to the Airframe or such Engine as above provided, without further act:

         (a) title to the replaced or removed Parts shall thereupon vest in Lessee, free and clear of all Lessor Liens, and shall no longer be deemed Parts hereunder;

         (b) title to such replacement or installed Parts shall thereupon vest in Lessor; and

         (c) such replacement Parts shall become subject to this Agreement and be deemed part of the Airframe or such Engine for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine.

13.5 REPLACEMENT ENGINES. Lessee shall be entitled (subject to Clause 13.3), so long as no Default shall have occurred and be continuing, to install any engine on the Airframe or any part on the Airframe or any Engine by way of substitution, replacement, renewal or mandatory modification (notwithstanding that such installation is not in accordance with Clause 13.3) in circumstances where:

         (i) there shall not have been available to Lessee at the time and in the place that such engine or other part was required to be installed on the Airframe or, as the case may be, any Engine, a substitute or replacement engine or part complying with the requirements of Clause 13.3; and

         (ii) it would have resulted in an unreasonable disruption of the operation of the Aircraft or the business of Lessee as an airline or would have grounded the Aircraft if Lessee had deferred such installation until such time as an engine or part complying with the requirements of Clause 13.3 became available for installation in the Aircraft.

         In the case of either (i) or (ii) above, as soon as practicable after installation of the same on the Airframe or, as the case may be, such Engine, Lessee shall remove any such engine or part not complying with the requirements of Clause 13.3 and replace or substitute the same with an engine or part complying with the requirements of Clause 13.3. If, notwithstanding the foregoing, any replacement engine or part is owned by Lessor such replacement engine or part and the Engine or the Part replaced thereby shall be and remain the property of Lessor. Lessee shall assist Lessor in all reasonable respects to preserve, store, overhaul or dispose of such replaced Parts, all as may be reasonably directed by Lessor.

13.6     ALTERATIONS.  Lessee, at its own cost and expense:

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


         (i) may make or cause to be made such alterations and modifications in and additions to the Airframe or any Engine as Lessee may reasonably deem desirable in the furtherance of any recommendations from time to time of the Manufacturer and the engine manufacturer and the standards of the FAA, or to comply with any law, rule, directive, bulletin, regulation or order of any governmental entity, and

         (ii) may from time to time make such alterations and modifications in and additions to the Airframe or any Engine as Lessee may deem desirable in the proper conduct of its business; provided, however, that no such alteration, modification or addition shall diminish the value or utility of the Airframe or such Engine, or impair the condition or airworthiness thereof, below the value, utility, condition and airworthiness thereof immediately prior to such alteration, modification or addition assuming the Airframe or such Engine was then of the value or utility and in the condition and airworthiness required to be maintained by the terms of this Agreement provided further that no such alteration, modification, or addition with an estimated cost in excess of $25,000 shall be made pursuant to this Clause 13.6(ii) without the prior written consent of Lessor.

         (iii) Notwithstanding the foregoing, Lessee may, at its sole cost and expense modify the interior layout of the Aircraft; provided, however, that such modification has, in the opinion of the Lessor, no material adverse effect on the value of the Aircraft.

         Except as otherwise provided in this Clause 13.6, title to all Parts incorporated or installed in or attached or added to the Airframe or such Engine as the result of such alteration, modification or addition shall, without further act, vest in Lessor. Upon transfer of title to Lessor of the installed Parts title to all Parts replaced or removed from the Airframe or such Engine as the result of such alteration, modification or addition shall vest in Lessee, free and clear of all Lessor Liens, and shall no longer be deemed Parts hereunder.

         Nothing herein shall permit Lessee to (and Lessee shall not) make any modification or alteration that shall require the permanent removal of any Part that is not replaced with a replacement part (with title vested in Lessor as provided above).

13.7     LIABILITY FOR COST OF ALTERATIONS; AD COST SHARING.

         (i) As used in this Clause, the following terms have the respective meanings set forth below:

             "APPLICABLE REMAINING LEASE PERIOD" means the number of days remaining in the Lease Term.

             "AD CALCULATION PERIOD" means with respect to any airworthiness directive or mandatory service bulletin with respect to which the cost of compliance is less than $250,000 the AD Calculation Period will be with 1,825 days. In case the costs of compliance exceed US$250,000 the AD Calculation Period will be 2,920 days.

             "THRESHOLD AMOUNT" means US$62,000.

         (ii) Lessor shall in no event bear any liability or cost for any alteration, modification, addition, or for any grounding or suspension of certification of the Aircraft or for loss of revenue; provided, however, that if the total cost (including material and labor) of compliance with any single airworthiness directive or mandatory service bulletin, which, in either case, is issued during the Lease Term and requires terminating action either (i) during the Lease Term or (ii) during the one-year period immediately following expiration of the Lease Term (such cost, the "AD Cost") exceeds the Threshold Amount, then (a) Lessee shall furnish Lessor with an estimate of the work and such costs relating thereto required to comply therewith, and (b) Lessee and Lessor shall share such AD Cost in the following manner:
         Lessee shall bear and pay
         the Threshold Amount of such AD Cost. Lessee shall bear and pay the amount of such AD Cost in excess of the Threshold Amount calculated as follows:

             (1) Amount of such AD Cost in excess of the Threshold Amount divided by the lesser of (x) the AD Calculation Period or (y) the useful life of the alteration, modification or addition in question (if specified in the airworthiness directive or mandatory service bulletin in question), expressed in days multiplied by

             (2) the Applicable Remaining Lease Period after the date of completion of work to comply with such airworthiness directive or service bulletin;

         PROVIDED, HOWEVER, that in no event shall Lessee be required to pay more than 100% of such excess.

         Lessee shall bear and pay the aggregate AD Cost described above, and, within 15 days following Lessor's receipt from Lessee of appropriate invoices for the work relating thereto, Lessor shall reimburse Lessee for Lessor's share of the AD Cost. Lessee shall give Lessor prior written notice of any such airworthiness directive or mandatory service bulletin before commencing any alteration, modification or addition of or to the Aircraft with respect thereto. Any work that is performed by Lessee with respect to any such airworthiness directive or mandatory service bulletin shall be billed at Lessee's true out-of-pocket cost and without any mark-up in the cost of labor or materials.

13.8 POSSESSION OF AIRCRAFT; SUBLEASE OF AIRCRAFT. Lessee shall not (save as otherwise expressly provided in this Clause 13.8 or in Clause 13.9 below), without the prior written consent of

         Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe. With respect to any transfer of possession pursuant to this Clause 13.8:

         (i) Lessee shall remain primarily liable hereunder for the performance of all of the terms of this Lease to the same extent as if such transfer had not occurred, and no sublease or other relinquishment of possession of the Aircraft shall in any way discharge or diminish any of Lessee's obligations to Lessor under this Lease or any of Lessor's rights hereunder and such rights shall continue as if such sublease or transfer had not occurred;

         (ii) The term of any sublease (including, without limitation, any option of the sublessee to renew or extend the sublease) or pooling arrangement shall not continue beyond the end of the Lease Term;

         (iii) any sublease permitted by this Clause 13.8 shall in addition expressly provide that (v) such sublease is subject and subordinate to all of the terms of this Lease and all rights of Lessor under this Lease, including without limitation, Lessor's rights to repossession pursuant to Clause 17 and to void such sublessee's right to possession upon such repossession, whether or not any default has occurred or exists under such sublease, (w) such sublessee consents to the security assignment by Lessee to Lessor of all of Lessee's right, title and interest in such sublease for purposes of securing Lessee's obligations hereunder and such sublessee, upon receipt of a written notice from Lessor that an Event of Default has occurred and is continuing, will make all payments under such sublease to, and, if this Lease has been declared in default pursuant to Clause 17 hereof, will return the Aircraft only to, Lessor, or as directed by Lessor, for so long as such Event of Default shall continue, (x) the maintenance, operation and insurance provisions of such sublease shall be substantially the same as the provisions of this Lease (whether by requiring such obligations to be performed by such sublessee, by Lessee or by both), (y) the Aircraft shall not be operated or used other than as provided in this Lease, (z) the Lessor may void or terminate such sublease following an Event of Default hereunder and (zz) such sublease shall be governed by New York law;

         (iv) prior to the commencement of any sublease, Lessee shall give Lessor written notice of the proposed sublease of the Aircraft, which notice shall include the identity of the sublessee, the term and rental rate of the sublease and a copy of such sublease;

         (v) any such sublease shall expressly prohibit any assignment, further sublease of the Aircraft and any of the rights under such sublease; and

         (vi) any consent by Lessor to any sublease pursuant to this Clause 13.8 may be revoked by Lessor if the executed sublease contains terms which have not been expressly approved by Lessor, and in the event that Lessor's consent is revoked pursuant to this Clause 13.8(vi), the sublease shall automatically be terminated.

         At least ten days prior to entering into any sublease of the Aircraft to a sublessee, Lessee shall execute and deliver to Lessor an assignment of and grant of a security interest in all of Lessee's right, title and interest in such sublease, which assignment shall be in form and substance reasonably satisfactory to Lessor. In connection with such a sublease of the Aircraft, Lessee shall provide to Lessor, at Lessee's or sublessee's expense and on or before commencement of such sublease, a legal opinion from counsel to the sublessee in form and substance reasonably satisfactory to Lessor, as to the due execution and delivery and enforceability of such sublease and as to such other matters as Lessor may reasonably request. Any monies received by Lessor pursuant to the exercise of its rights under the assignment of any sublease shall be held by Lessor as additional security for the performance by Lessee of its obligations under this Lease and, to the extent not applied against amounts due and owing by Lessee hereunder and the exercise of remedies hereunder, shall be returned to Lessee at such time as no Event of Default shall be continuing.

13.9 DELIVERY OF AIRFRAME OR ENGINES TO MANUFACTURER OR REPAIRER; POOLING ARRANGEMENTS. Notwithstanding Clause 13.8, so long as no Default shall have occurred and be continuing, Lessee may, without the prior written consent of Lessor:

         (i) DELIVERY FOR SERVICE OR REPAIR. Deliver possession of the Airframe or any Engine to the manufacturer thereof for testing or other similar purposes or to any organization for service, repair, maintenance or overhaul work on the Airframe, such Engine or any part thereof or for alterations or modifications in or additions to the Airframe or such Engine to the extent required or permitted by the terms of Clause 13.6;

         (ii) POOLING OF ENGINES. Subject any Engine to normal interchange or pooling agreements or arrangements in each case customary in the airline industry and entered into by Lessee in the ordinary course of its business with an air carrier approved by Lessor; provided that if any interest of Lessee or Lessor in or to any such Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and Lessee shall comply with Clause 11.2 in respect thereof;

         (iii) POOLING OF PARTS. Subject any part removed from the Airframe or an Engine as provided herein to a normal pooling arrangement customary in the airline industry entered into in the ordinary course of Lessee's business with an air carrier approved by Lessor, provided the part replacing such removed Part shall be incorporated or installed in or attached to the Airframe or Engine in accordance with Clause 13.4 as promptly as possible after the removal of such removed Part. In addition, any replacement part when incorporated or installed in or attached to the Airframe or any Engine in accordance with Clause 13.4 may be owned by an air carrier approved by Lessor subject to such a normal pooling arrangement, provided Lessee, at its expense, as promptly thereafter as possible either (a) causes title to such replacement part to vest in Lessor in accordance with Clause 13.4 by Lessee acquiring title thereto for the benefit of, and transferring such title to, Lessor free and clear of all Liens, or (b) replaces such replacement part by incorporating or installing in or attaching to the Airframe or Engine a further replacement part owned by Lessee free and clear of all Liens and causing title to such further replacement part to vest in the Lessor in accordance with Clause 13.4.

         No pooling agreement, sublease or other relinquishment of possession of the Aircraft or any Engine shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder.

13.10 OPERATION. In addition to the undertakings set out in Clause 10.14, Lessee hereby undertakes:

         (i) neither to operate nor to use the Aircraft at any time that the full amount of insurance required by the terms of Clause 10 shall not be in effect;

         (ii) not to operate, use, keep or locate nor to permit the operation, use, keeping or location of the Aircraft or any part thereof (i) for any purpose, in any manner or in any place not covered by the insurances required pursuant to Clause 10, or (ii) in any recognized or threatened area of hostilities unless fully covered to Lessor's reasonable satisfaction by war risk insurance; provided, however, that the Aircraft or any Engine located in an area at the time it becomes a recognized or threatened area of hostility may be flown from and through such area to an area outside such area of recognized or threatened hostility;

         (iii) that the Aircraft shall not be maintained, used or operated in violation of any mandatory law, rule, regulation or order of any government or governmental authority having jurisdiction (domestic or foreign), or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority.

13.11 NAMEPLATE. Lessee agrees to affix and maintain in the cockpit of the Airframe in a prominent place, and on each Engine next to the engine data plate, a metal nameplate having dimensions of not less than four and a half inches by three inches bearing the inscription "This Aircraft/Engine is owned by EAL (DELAWARE) VIII CORP. and leased to PAN AMERICAN WORLD AIRWAYS, INC. AND IS SUBJECT TO A MORTGAGE TO ING LEASE (NEDERLAND) B.V.-AMSTERDAM, THE NETHERLANDS."

         Except as provided above, Lessee shall not allow the name or other indication of any person, association or corporation to be placed on the Aircraft or any Engine which name or other indication could be interpreted as a claim of ownership or other interest therein.

13.12 LESSEE'S LIABILITY AS TO COSTS OF USE AND OPERATION. Save as otherwise expressly provided herein, Lessee shall pay all costs, expenses, fees and charges incurred in connection with the use, operation, maintenance, repair and insurance of the Aircraft or any Engine, including but not limited to repairs, maintenance, storage, transport, housing, servicing and all airport and airspace use fees, taxes and charges.

13.13 ENTITLEMENT TO ENFORCE WARRANTIES. So long as no Default shall have occurred and be continuing, Lessee shall have the benefit of and shall be entitled to enforce, either in its own name or in the name of Lessor (at the cost of Lessee and in respect to which enforcement Lessee hereby indemnifies Lessor) for the use and benefit of Lessee, any and all dealer's, manufacturer's or subcontractor's warranties, if any, in respect of the Aircraft or such Engine, to the extent such warranties are assignable, and, so far as it is reasonably able, Lessor agrees to do, execute and deliver such further acts, deeds, matters or things as may be necessary to enable Lessee to obtain customary warranty services furnished for the Aircraft or such Engine by such dealer, manufacturer or subcontractor. Lessee shall at all times promptly and effectively enforce its and Lessor's rights under any warranty hereinabove mentioned.

CLAUSE 14. REGISTRATION OF AIRCRAFT

         Lessor shall prior to Delivery of the Aircraft hereunder cause the Aircraft to be duly registered (if previously registered in a foreign country) in the name of Lessor with the FAA in accordance with all applicable laws of the United States.

CLAUSE 15. RETURN OF AIRCRAFT

15.1 REDELIVERY. Except as otherwise provided herein, at the expiration of the Lease Term or upon the sooner termination of this Agreement, Lessee shall return the Aircraft to Lessor at the Return Location by delivering the same to Lessor together with the items identified in the Technical Data and Manuals List attached hereto as Schedule D, the Loose Equipment List attached hereto as Schedule E-1, the Emergency Equipment List attached hereto as Schedule E-2 and the Avionics Equipment List attached hereto as Schedule E-3 at the Return Location. At the time of return to Lessor, the Aircraft shall be fully equipped with Engines or (subject to Clause 15.3) other engines owned by Lessee (and complying with Clause 15.3) properly installed thereon and shall comply in all respects with the Redelivery Conditions stated in Schedule F hereto.

         Lessee shall bear all costs arising from the transport of the Aircraft to the Return Location, including the costs of flight crews, fuel, insurance, landing charges, navigational charges, engine and maintenance costs.

         If Lessee shall fail to return the Aircraft to Lessor at the time and in the condition required by this Lease (whether at the expiration or any termination of Lessee's right to lease the Aircraft hereunder or otherwise), then, in addition to any other right or remedy available to Lessor in respect thereof, Lessee shall continue to maintain and insure the Aircraft as provided in this Agreement until such time as the Aircraft is returned to Lessor and is in the condition required by this Lease. Lessee's obligation under the preceding sentence shall survive the termination or any expiration of this Lease.

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


15.2 ENGINE CONDITION. In the event any engine not owned by Lessor shall be delivered with the Airframe, such engine shall be satisfactory to Lessor, free and clear of Liens, suitable for use on such Airframe and shall have the value and utility at least equal to, and be in as good operating condition (including no greater number of Flight Hours or Cycles accumulated on such engine) as the Engine that should have been returned, assuming such Engine which should have been returned was in the condition and repair as required by the terms hereof immediately prior to such required return. At its own expense and concurrently with such delivery, Lessee shall furnish Lessor with a bill of sale, in form and substance satisfactory to Lessor, for each such engine and with evidence of Lessee's title to such engine (including, if requested, an opinion of Lessee's counsel) and shall take such other action as Lessor may reasonably request in order that title to such engine shall be duly and properly vested in Lessor. Upon full compliance with this Clause
         15.2 and passage of title to such engine to Lessor, such engine shall be an Engine for all purposes of this Agreement and Lessor will transfer to Lessee all right, title and interest that Lessor may have in an Engine constituting part of the Aircraft so returned but not installed on such Aircraft at the time of such return, without any representation, warranty or recourse of any kind whatsoever, express or implied, except a warranty that such Engine is free and clear of Lessor Liens; provided, however, that if Lessor requires in its absolute discretion, Lessee shall redeliver to Lessor any Engine not installed on the Aircraft at the time of redelivery hereunder notwithstanding any of the foregoing and in such circumstances Lessee shall not (if it has not already done so) be required to transfer to Lessor or other designee of Lessor right, title and interest in and to the engine then installed on the Airframe which shall remain vested in Lessee and Lessor shall not be required to transfer any right, title or interest in or to the Engine not so installed on the Airframe to Lessee as otherwise required by this Clause 15.2.

15.3 GENERAL CONDITION. The Aircraft when delivered to Lessor shall (without prejudice to paragraph 2 of Schedule F) be clean by international commercial airline operating standards, and (save as otherwise provided in Clause 15.2) shall have installed thereon all Engines, equipment, accessories or parts installed thereon at the commencement of the Lease Term therefor or improvements thereto made in accordance with the provisions of this Agreement.

         The Aircraft shall be in the same condition as when delivered to Lessee, ordinary wear and tear (subject to the obligations set forth in Clauses 5 and 13 and alterations and modifications properly made and documented by Lessee as permitted under this Agreement) excepted. Without prejudice to paragraph 4 of Schedule F, should Lessee be granted any variances or extensions from the FAA with respect to any airworthiness directives applicable to Lessee or should the FAA approved maintenance program for Lessee permit carry-over or deferral of maintenance items, performance of which, but for such deferral or carry-over, would have otherwise been required thereby, Lessee shall perform or cause to be performed, at Lessee's expense (subject to Clause 13), all such items and airworthiness directives prior to return of the Aircraft to Lessor. Without prejudice to paragraph 10 of Schedule F, there shall be no untreated or uncorrected corrosion as determined by the pre-delivery inspection by Lessor, including corrosion within the fuel tanks.

         Without prejudice to Schedule F, a borescope inspection, engine power runs and systems functional checks shall be performed at Lessee's expense immediately prior to return of the Aircraft to Lessor, and Lessee shall provide evidence satisfactory to Lessor reflecting the correction of any non-compliance found during such inspection with the Maintenance Program.

         Lessor shall be given access to the Aircraft at the maintenance facility that performs the re- delivery maintenance. Lessee will make available for inspection at least 60 days prior to the redelivery date the full complement of records, manuals and other documentation as specified in Schedule D.

         Immediately prior to the re-delivery and acceptance, a final walk around inspection and a systems ground check, including engine power runs in accordance with the Manufacturer's maintenance manual, will be performed in conjunction with a flight demonstration of the Aircraft, at Lessee's cost, utilizing the manufacturer's standard maintenance manual procedures. Two (2) representatives of Lessor will be on board as observers. Lessee, at its expense, will correct, or cause to be corrected, all defects exceeding Manufacturer's maintenance manual limitations.

         Lessor shall be entitled to have inspectors present during the re-delivery work performed on the Aircraft at the designated maintenance facility. If Lessor determines that repairs are required to cause the Aircraft to comply with the return requirements provided herein, such repairs shall be performed at an FAA approved facility in the United States at Lessee's sole cost and expense. Lessee and Lessor shall use commercially reasonable efforts to combine such inspection flight with the ferry flight to a secondary location.

15.4 REMOVAL OF INSIGNIA; TRANSFER OF WARRANTIES, ETC. At the time of such return, Lessee shall at its own expense (a) remove all names, insignia and other indications of Lessee from the exterior and interior of the Aircraft and (b) transfer to Lessor to the extent transferable all warranties and indemnifications obtained by Lessee with respect to the Aircraft together with all documents relative thereto which may be required to effect such transfer.

15.5 FUEL AND OIL. Upon the return of the Aircraft, either at the end of the Lease Term, pursuant to Clause 17 or pursuant to any other termination of this Agreement, each fuel tank and oil tank shall contain the same quantity of fuel or oil as was contained in the fuel and oil tanks when the Aircraft was delivered to Lessee, or, in the case of differences in any such qualities, an appropriate adjustment will be made by payment according to the then current market price of fuel or oil, as the case may be.

15.6 RETURN ACCEPTANCE CERTIFICATE. Upon return of the Aircraft in accordance with the terms of this Agreement, Lessee will prepare and execute two (2) Return Acceptance Certificates substantially in the form of Schedule H and Lessor will countersign and return one such Return Acceptance Certificate to Lessee.

15.7 INDEMNITIES AND INSURANCE. The insurance and indemnities requirements set forth in Clauses 10 and 16 will apply to Lessor's representatives during return of the Aircraft, including the ground inspection, inspection flight and demonstration flight. With respect to the inspection flight and demonstration flight, Lessee shall assure that Lessor's representatives will receive the same protection as Lessee on Lessee's Aviation and Airline General Third Party Liability Insurance.

15.8 AIRPORT AND NAVIGATION CHARGES. Lessee will ensure that at return of the Aircraft any and all airport, navigation and other charges which give rise or may if unpaid give rise to any Lien, right of detention, right of sale or other Lien in relation to the Airframe, Engine or any Part, whether incurred in respect of the Aircraft or any other aircraft operated by Lessee, have been paid and discharged in full (whether or not due) and will at Lessor's request produce evidence thereof satisfactory to Lessor.

15.9 RECTIFICATION OF RE-DELIVERY CONDITION. To the extent that, at the time of redelivery, the condition of the Aircraft or records does not comply with the provisions hereof, Lessee at its own expense shall cause such rectification to be carried out as soon as possible. In the event that such rectification extends beyond the end of the Lease Term, the Lease Term shall, at the option of Lessor, be extended and the provisions of this Agreement, including the requirement to pay Rent during the period the Lease Term is so extended (prorated on a daily basis), shall remain in force until such rectification has been accomplished; provided however, that Lessor shall have the right, after the date on which the Lease Term would otherwise have ended but for this Clause 15.9, to take possession of the Aircraft and demand compensation for costs incurred by Lessor in connection with such repossession and all necessary repairs.

15.10    EXPORT AND DE-REGISTRATION OF AIRCRAFT. Lessee will, at Lessor's cost,
         (i) assist in obtaining a Certificate of Airworthiness for Export and all other authorizations and approvals for export of the Aircraft from the United States to any country designated by Lessor (and Lessee and Lessor shall, 90 days in advance of the date of any re-delivery, work together to determine the workscope required therefor), (ii) assist with de-registration of the Aircraft from the records of the FAA, (iii) assist Lessor or its designee(s) in securing such new registration of the Aircraft as may be determined by Lessor, which assistance shall include, without limitation, preparation or provision of documents necessary or desirable to be obtained from Lessee in connection with such new registration, and (iv) perform any other acts reasonably required by Lessor in connection with the foregoing.

CLAUSE 16. INDEMNIFICATION

16.1 GENERAL INDEMNITY. Subject only to the limitations described in the last paragraph of this Clause 16.1, Lessee agrees to indemnify, reimburse and hold harmless each Indemnitee from and against any and all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, legal proceedings, whether civil or criminal, penalties, fines and other sanctions, and any reasonable attorney's fees and other reasonable costs and expenses in connection herewith or therewith, including any of the foregoing arising or imposed with or without Lessor's fault or negligence (whether passive or active) or under the doctrine of strict liability (any and all of which are hereafter referred to as "Claims") which in any way may result from, pertain to or arise in any manner out of, or are in any manner related to (i) the Aircraft, this Agreement or any other Lease Document, any interest herein or any document executed in connection herewith or therewith, or the breach of any representation, warranty or covenant made by Lessee hereunder or under any other such document, or (ii) the condition, manufacture, re-delivery, lease, acceptance, rejection, possession, return, disposition, maintenance, repair, use or operation of the Aircraft either in the air or on the ground at any time after the Delivery Date and before the Redelivery of the Aircraft to Lessor as and when required hereby, or (iii) any defect in the Aircraft (whether or not discovered or discoverable by Lessee or Lessor) arising from the material or any articles used therein or from the design, testing or use thereof or from any maintenance, service, repair, overhaul or testing of the Aircraft, whether or not the Aircraft is in the possession of Lessee, and regardless of where the Aircraft may then be located, or (iv) any transaction, approval or document contemplated by this Agreement or any Lease Document or given or entered into in connection herewith or therewith, (v) any payments required under any Lease Document, or (vi) otherwise in connection with the transactions contemplated by the Lease Documents; provided, however, that Lessee shall be subrogated to all rights and remedies which Lessor may have against the Manufacturer of the Aircraft and its subcontractors as to any such Claims, but only to the extent that Lessee satisfies its indemnification to Lessor with respect to such Claims. Lessee shall not be required to pay or discharge any Claim brought by a third party so long as the validity or the amount thereof shall be diligently contested in good faith and on reasonable grounds by Lessee, at no cost or expense to Lessor.

         Lessee hereby waives, and releases each Indemnitee from, any Claims (whether existing now or hereafter arising) for or on account of or arising or in any way connected with injury to or death of personnel of Lessee or loss or damage to property of Lessee or the loss of use of any property which may result from or arise in any manner out of or in relation to the ownership, leasing, condition, use or operation of the Aircraft, either in the air or on the ground, or which may be caused by any defect in the Aircraft from the material or any article used therein or from the design or testing thereof, or use thereof, or from any maintenance, service, repair, overhaul or testing of the Aircraft regardless of when such defect may be discovered, whether or not the Aircraft is at the time in the possession of Lessee, and regardless of the location of the Aircraft at any such time.

         The indemnities contained in this Clause 16.1 shall continue in full force and effect notwithstanding the expiration or other termination of this Lease and are expressly made for the benefit of and shall be enforceable by each Indemnitee; provided, however, that Lessee shall not be obligated to pay any indemnity pursuant to this Clause 16.1 with respect to any amount to the extent that such amount arises out of or is measured by acts, failures to act, events or periods of time (or any combination of the foregoing) that occur after the Aircraft has been redelivered to Lessor pursuant to Clause 15 hereof (under circumstances not involving a repossession pursuant to Clause 17.2 hereof) and is no longer subject to this Agreement and all obligations of Lessee under this Agreement have been discharged (other than obligations which by their express terms survive the expiration of the Lease Term) unless any such act or event shall itself result from or be attributable to an act or omission of Lessee which occurred prior to the redelivery of the Aircraft and the discharge of Lessee's obligations under this Agreement.

         Notwithstanding the foregoing provisions of this Clause 16.1, Lessee shall not be obligated to make any payment by way of indemnity to any Indemnitee (i) in respect of any Claims to the extent such Claims result from the willful misconduct or gross negligence of any Indemnitee; or (ii) any Claim arising out of the period before delivery of the Aircraft to Lessee except to the extent relating to a matter required to be corrected by Lessee hereunder; or (iii) to the extent such Claims are for Taxes (whether or not Lessee is required to indemnify against such Taxes pursuant to Clause 16.2)

16.2     TAX INDEMNITY.

         (i) WITHHOLDING TAXES. All payments required to be made by Lessee under this Lease shall be made free and clear of, and without deduction for or on account of, any present or future Taxes of any nature whatsoever now or hereafter imposed by any governmental entity or taxing authority in any jurisdiction. If any Taxes are required to be withheld or deducted from any such payments, Lessee shall (i) within the period for payment permitted by applicable Law pay to the appropriate government entity or taxing authority the full amount of such Taxes (and any additional Taxes in respect of the payment required under clause (ii) hereof) and make such reports and filings in connection therewith at the time and in the manner required by applicable Law, and (ii) pay to Lessor an additional amount which (after deduction of all Taxes of any nature incurred by reason of the payment or receipt of such additional amount) will be sufficient to yield to the relevant Indemnitee the full amount which would have been received by such Indemnitee had no deduction or withholding been made.

         (ii) GENERAL TAX INDEMNITY. In addition, except as set forth in Clause 16.2(iii), Lessee agrees for the express benefit of each Indemnitee to pay promptly when due, and to indemnify and hold harmless such Indemnitee from, all Taxes (whether imposed upon such Indemnitee, the Aircraft, the Airframe, the Engines or otherwise), by any government entity or taxing authority in any jurisdiction or by any international taxing authority, upon or with respect to, based upon or measured by any of the following:

         (a) the Aircraft, the Airframe, any Engine or any Part thereof, or interest therein, this Lease or any of the other Lease Documents or any interest therein; the importation, exportation, condition, ownership, delivery, redelivery, failure to redeliver, acceptance, possession, repossession, return, use, performance, operation, control, settlement of any insurance or other claim, leasing, subleasing, financing, mortgaging, Liens, rental, retirement, abandonment, preparation, installation, modification, repair, testing, maintenance, replacement, transportation, storage, location, condition, registration, re-registration, deregistration, and the sale, transfer of title or other application or disposition of the Aircraft, the Airframe, any Engine or any Part thereof or any interest therein; or the rentals, receipts or earnings arising therefrom (including without limitation the Rent) and any other amounts paid or payable with respect thereto;

         (b) the Lease or the other Lease Documents; or

         (c) otherwise with respect to or in connection with the transactions contemplated by the Lease and other Lease Documents.

         (iii) EXCEPTIONS TO INDEMNITY. The indemnity provided for in Clause 16.2(ii) does not extend to any of the following Taxes:

             (a) Taxes on, based on, or measured by the net income, profit, capital gain, capital or net worth of any Indemnitee in any jurisdiction in which such Indemnitee is incorporated or has its principal place of business or is subject to such Taxes solely as a result of transactions or activities unrelated to the transactions contemplated by the Lease Documents (except that there shall not be excluded any increase in such Taxes resulting directly from the presence of the Lessee in the relevant taxing jurisdiction or the presence, registration, use or operation of the Aircraft in whole or in part in such jurisdiction);

             (b) Taxes (1) imposed as a result of a voluntary or involuntary transfer or other disposition of the Aircraft or this Lease or any other Lease Document or any interest in any of the foregoing by Lessor or any other Indemnitee other than a transfer or disposition in connection with an exercise of remedies following an Event of Default, or (2) to the extent such Taxes exceed the amount of taxes which would have been payable had there not been such a transfer or disposition;

             (c) Taxes to the extent attributable to events or circumstances occurring or arising after return of the Aircraft to Lessor in accordance with this Lease, excluding any period in which the Lessor is exercising remedies pursuant to Clause 17.2 hereof; or

             (d) Taxes resulting solely as a direct result of any gross negligence or willful misconduct of the relevant Indemnitee or any breach by such Indemnitee of its obligations hereunder or under any other Lease Document or the breach or accuracy of any representation, covenant, or warranty given by such Indemnitee herein or therein.

         (iv) AFTER-TAX BASIS. The amount which Lessee is required to pay or indemnify against with respect to any amounts required to be paid or indemnified against under Clause 16.1 or this Clause 16.2 shall include an additional amount necessary to hold the recipient of the payment or indemnity harmless on an after-tax basis from all Taxes (whether or not such Taxes are excluded under Clause 16.2(iii)) required to be paid or credited by such recipient with respect to such payment or indemnity, so as to restore the recipient on an after-tax basis to the same position such recipient would have been in had such amounts not been incurred or payable.

         (v) TIMING OF PAYMENT. Any amount due and payable to the relevant Indemnitee pursuant to Clause 16.2(ii) shall be paid within 10 days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable; provided, however, that such amount need not be paid by Lessee prior to the later of (a) five days prior to the date the applicable Tax is payable to the appropriate government entity or taxing authority or (b) in the case of amounts which are being contested by Lessee in good faith or by Lessor pursuant to Clause 16.2(vi) the date such contest is finally resolved.

         (vi) CONTESTS. If written claim is made against an Indemnitee for Taxes with respect to which Lessee is or may be liable for a payment or indemnity hereunder, such Indemnitee will promptly give Lessee notice in writing of such claim; provided, however, that such Indemnitee's failure to give notice will not relieve Lessee of its obligations hereunder, except to the extent the failure to give such notice precludes a contest of such claim in the manner contemplated herein. So long as (a) a contest of such Taxes does not involve any danger of the sale, forfeiture or loss of the Aircraft or any interest therein, (b) Lessee has provided the relevant Indemnitee with an opinion of independent tax counsel acceptable to such Indemnitee that a meritorious basis exists for contesting such claim, (c) Lessee has made adequate reserves for such Taxes or, if required by the relevant Indemnitee, an adequate bond has been posted by Lessee, and (d) Lessee has acknowledged in writing its obligation to indemnify for such Taxes, then such Indemnitee at Lessee's written request will in good faith, with due diligence and at Lessee's sole cost and expense, contest (or, if permitted by Law, permit Lessee to contest in the name of such Indemnitee) the validity, applicability or amount of such Taxes. If such contest is to be initiated by the payment of, and the claiming of a refund for, any Taxes, Lessee shall advance to the relevant Indemnitee sufficient funds (on an interest-free basis) to make such pay ments and shall indemnify such Indemnitee for any tax consequences resulting from such advance of funds. Although the relevant Indemnitee may consult in good faith with Lessee concerning the conduct of any contest, such Indemnitee shall control the conduct of all proceedings relating to any such contest which is brought by or on behalf of such Indemnitee. Any contest initiated hereunder may be settled or discontinued at any time provided that the relevant Indemnitee shall have waived any right to indemnification for the Taxes being contested.

         (vii) REFUNDS. Upon receipt by the relevant Indemnitee of a refund of all or any part of any Taxes (including any deductions or withholdings referred to in Clause 16.2(i)) which Lessee has paid, such Indemnitee will pay to Lessee the net amount of such Taxes refunded, together with any interest receive by such Indemnitee with respect thereto; provided, however, that no amount shall be payable to the Lessee hereunder if a Default or an Event of Default shall have occurred and be continuing or prior to the time that Lessee shall have paid to the relevant Indemnitee all amounts then due and owing to such Tax Indemnitee under this Clause 16.

         (viii) COOPERATION IN FILING TAX RETURNS. In case any report or return is required with respect to any Taxes which are subject to indemnification by Lessee under this Clause 16.2, Lessee will either make such report or return in such manner as will show the respective interests of Lessor and ING in the Aircraft, and send a copy of such report or return to Lessor, or will notify the Lessor of such requirement and make such report or return in such manner as shall be reasonably satisfactory to the Lessor or ING.

CLAUSE 17. EVENTS OF DEFAULT

17.1 EVENTS OF DEFAULT. Any one or more of the following shall constitute an Event of Default hereunder:

         (i) Lessee shall fail to accept delivery of the Aircraft hereunder (as contemplated by Clause 2.2(iv) above) on the Scheduled Delivery Date, if tendered by or on behalf of Lessor to Lessee in the delivery condition required hereby;

         (ii) Lessee shall fail to make any payment hereunder of any Rent or Supplemental Rent within five Business (5) Days of its due date; or

         (iii) Lessee shall fail to carry and maintain insurance as required under the provisions of Clause 10 of this Agreement; or

         (iv) Lessee shall (A) create Liens or fail to discharge Liens as set forth in Clause 9 of this Agreement, or (B) fail or return the Aircraft upon the Expiration Date or any earlier termination of this Lease; or

         (v) Lessee shall fail to perform or observe in any material respect any other obligation, covenant, undertaking, condition or agreement to be performed or observed by it under any of the Lease Documents and such failure continues without remedy for a period of thirty (30) days from the earlier to occur of the date of Lessor's written notice thereof or the date on which Lessee otherwise first has knowledge thereof; or

         (vi) any material representation or warranty made by Lessee in any of the Lease Documents or in any document or certificate furnished by Lessee in connection therewith or pursuant thereto shall at any time prove to have been false at the time made and such condition shall continue unremedied for a period of thirty (30) days from the earlier to occur of the date of Lessor's written notice thereof or the date on which Lessee otherwise first has knowledge thereof; or

         (vii) Lessee shall consent to the appointment of a receiver, trustee or liquidator of itself or a substantial part of its assets, or Lessee shall admit in writing its inability to pay its debts generally as they come due or makes a general assignment for the benefit of creditors; or

         (viii) Lessee shall file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization or relief from creditors in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against Lessee in any such proceedings, or Lessee shall by voluntary petition, answer, or consent seek relief under the provisions of any bankruptcy or other similar law providing for the reorganization or winding-up of corporations, or provides for an agreement, composition, extension or adjustment with its creditors; or

         (ix) an order, judgment or decree is entered by any court, with or without the consent of Lessee, appointing a receiver, trustee or liquidator for Lessee of all or any substantial part of its property, or all or any substantial part of the property if Lessee is sequestered, and any such order, judgment or decree of appointment or sequestration remains in effect, undismissed, unstayed or unvacated for a period of sixty (60) days after the date of entry thereof; or

         (x) a petition (other than a petition which Lessee demonstrates to the reasonable satisfaction of Lessor has been presented or filed on any vexatious or frivolous grounds provided such petition is discharged within fourteen days of such presentation or filing) against Lessee in a proceeding under any bankruptcy, insolvency or other similar laws (as now or hereafter in effect) shall be filed, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Lessee any court of competent jurisdiction shall assume jurisdiction, custody or control of Lessee; or

         (xi) a final judgment or judgments for the payment of money not covered by insurance in excess of $250,000 shall be rendered against Lessee and the same shall remain undischarged for a period of ninety (90) days during which execution thereof shall not be effectively stayed by agreement of the parties involved, stayed by court order or adequately bonded; or

         (xii) attachments or other Liens shall be issued or entered against substantially all of the property of Lessee and shall remain undischarged or unbonded for sixty (60) days except for security interests created in connection with monies borrowed or obligations agreed to by Lessee in the ordinary course of its business; or

         (xiii) failure by Lessee to perform any term, condition or covenant of any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or other instrument or agreement in any material respect in connection with the borrowing of money or the obtaining of advances or credit to which the Borrower is a party or by which it is bound, or by which any of its properties or assets may be affected (a "Debt Instrument"), so that, as a result of any such failure to perform (regardless of the satisfaction of any requirement for the giving of appropriate notice thereof or the lapse of time), the indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such indebtedness would otherwise become due and payable; or any indebtedness included in any Debt Instrument or secured or covered thereby is not paid when due, provided, however, that the failure to pay any such indebtedness shall not be an Event of Default under this subclause (xi) if and for so long as such indebtedness is contested in good faith by Lessee by appropriate proceedings; or

         (xiv) Lessee shall default in the payment or performance of any obligation under any loan agreement, conditional sale agreement or lease agreement relating to the use, operation or financing of any aircraft in Lessee's fleet, and such default shall entitle the lender, mortgagee, seller or lessor thereunder to exercise remedies in respect thereof and such lender, mortgagee, seller or lessor has commenced the exercise of remedies or declared such obligation to be in default;

         (xv) Lessee voluntarily suspends all or substantially all of its airline operations, or Lessee's certificate issued to it by the U.S. Department of Transportation under the Federal Aviation Act is suspended, canceled or revoked, or Lessee shall otherwise at any time cease to be a Certificated Air Carrier or the franchises, concessions, permits, rights or privileges required for the conduct of the business and operations of Lessee shall be revoked, canceled or otherwise terminated or the free and continued use and exercise thereof curtailed or prevented, and as a result of any of the foregoing the predominant business activity of Lessee shall cease to be that of a commercial airline; or

         (xvi) any of the Lease Documents becomes null and void or invalid or unenforceable, for any reason as a result of any action or inaction of Lessee; or

         (xvii) an "Event of Default" (as defined in any Other Lease) shall occur.

17.2 ACTION ON OCCURRENCE OF EVENT OF DEFAULT. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare by written notice to Lessee this Lease Agreement to be in default and at any time thereafter, so long as any such Event of Default shall not have been remedied, Lessor may do one or more of the following with respect to all or any part of the Aircraft as Lessor in its sole discretion shall elect, to the extent available and permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect; provided, however, that nothing herein shall impair or limit any right or remedy otherwise available hereunder or at law in connection with any Event of Default:

             (i) terminate Lessee's rights to the use and possession of the Aircraft hereunder and, upon the written demand of Lessor and at Lessee's expense, cause Lessee to return promptly, and Lessee shall return promptly, all or any part of the Aircraft as Lessor may so demand, to Lessor, or to the location directed by Lessor, in the manner and condition required by, and otherwise in accordance with all the provisions of, Clause

         15 as if such Aircraft was being returned at the end of the Lease Term (including, without limitation, the items identified in the Technical Data and Manuals List attached hereto as Schedule D all fully updated and supplemented as required hereby), or, at its option and to the extent permitted by applicable law, enter upon the premises where all or any part of the Aircraft is located and take immediate possession of and remove the same by summary proceedings or otherwise (and, at Lessor's option, store the same at Lessee's premises until disposal thereof by Lessor); provided, however, that Lessor shall return to Lessee all personal property of Lessee which was on board the Aircraft promptly following the time Lessor re-takes possession of the Aircraft.

         (ii) sell all or any part of the Aircraft at public or private sale, as Lessor may determine, or otherwise dispose of, hold, use, operate or lease to others, as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee, except as hereinafter set forth in this Clause 17;

         (iii) effect the immediate cancellation or termination of the U.S. registration of the Aircraft, and, in connection therewith, prepare, execute, deliver (in Lessor's own name or in the name of Lessee pursuant to the power of attorney hereinbelow or elsewhere set forth) and file with the FAA, any request, consent or other instrument necessary or advisable in order to effect such cancellation, termination or de-registration;

         (iv) whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under Clause 17.2(i) or 17.2(ii) above with respect to the Aircraft, the Airframe or any Engine, Lessor, by written notice to Lessee specifying a payment date which shall be the Rent Payment Date not earlier than ten days from the date on which such notice is received by Lessee, may demand that the Lessee pay to Lessor, and Lessee shall pay Lessor, on the payment date so specified, any unpaid Basic Rent and Maintenance Payments due on any date prior to the payment date so specified;

         (v) in the event that Lessor shall have sold the Aircraft, Airframe or any Engine pursuant to Clause 17.2(ii) above, Lessor, in lieu of exercising its rights under Clause 17.2(iv) above with respect to such Aircraft, Airframe or any Engine, may, if it shall so elect, demand that Lessee pay Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty, all Basic Rent and Maintenance Payments with respect to the Aircraft which would have been payable for the Lease Term if no Event of Default had occurred;

         (vi) liquidate or draw upon the Security Deposit and any other cash, securities, letter of credit or other right or property held hereunder or under any Other Lease as collateral for Lessee's performance hereunder or thereunder, and apply any or all of the proceeds thereof to the satisfaction of Lessee's obligations or liabilities hereunder; and/or

         (vii) notwithstanding any provision in this Lease to the contrary, Lessor may rescind or terminate this Lease Agreement as to the Aircraft, Airframe or any Engine and/or may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for breach hereof.

In addition, Lessee shall be liable, except as otherwise provided above and without duplication of amounts payable hereunder, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies, and for all reasonable and actual legal fees and other costs and expenses incurred by Lessor in connection with the enforcement hereof, the return of the Airframe or any Engine in accordance with the terms of Clause 15 or in placing such Airframe or Engine in the condition and airworthiness required by such Clause. Without limiting the foregoing, if an Event of Default occurs, then Lessee shall, in addition to other liabilities arising in connection therewith, reimburse Lessor for any legal fees and disbursements incurred by Lessor in analyzing, monitoring and enforcing Lessor's rights and remedies in connection with such Event of Default.

Lessee hereby constitutes and appoints each of Lessor and ING as the true and lawful agent and attorney-in-fact for Lessee (with full power of substitution) in the name, place and stead of, and at the expense of, Lessee, in connection with the enforcement of the rights, powers, privileges and remedies provided for in this Clause or otherwise available to Lessor or ING hereunder, at law or in equity, in connection with, upon or following the occurrence of an Event of Default (i) to collect, receive, pay, disburse, enforce and apply, any monies, collateral, assets or property held or available hereunder or in respect hereof, or under any other Lease Document or in respect thereof, (ii) to effect any grant, conveyance, lease or other transfer or application of any collateral, assets or property, (iii) to effect the cancellation and de-registration of the Aircraft from the Aircraft Registry of the FAA or any other civil aviation authority on which the Aircraft may at any time be registered during the Lease Term; (iv) to export and remove from the United States of America the Aircraft and all related or installed aircraft engines, parts and equipment and all related maintenance, repair, overhaul and operating records, logs, books and other data; (v) to negotiate, complete, execute, deliver, present, file and record any agreement, demand, request, consent, document or instrument referred to, contemplated by or otherwise incident to the de-registration, repossession, removal and export of the Aircraft or the exercise of any other right, power, privilege or remedy under this Lease or available to either Lessor or ING at law or in equity; and (vi) to take any other action incidental to, or in furtherance of, the exercise of any right, power, privilege or remedy available to Lessor or ING hereunder or at law or in equity; PROVIDED, HOWEVER, that nothing herein shall relieve Lessee of any obligation to execute, deliver or do, and Lessee shall execute, deliver and do, any of the foregoing documents or acts at upon the demand of Lessor or ING to do so.

Except as otherwise expressly provided above, no remedy referred to in this Clause 17 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

CLAUSE 18.  ASSIGNMENT

18.1 BENEFIT OF AGREEMENT. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

18.2 ASSIGNMENT BY LESSEE. Lessee shall not, without the prior written consent of Lessor, assign any of its rights or obligations hereunder.

18.3     ASSIGNMENT BY LESSOR.

         (i) Lessor may, at Lessor's sole expense, having given prior written notice to Lessee, assign all or part of its rights hereunder without the prior written consent of Lessee; PROVIDED, HOWEVER, that any such assignment shall not affect Lessee's rights, powers, obligations, privileges, options and benefits available to Lessee hereunder and shall not invalidate the U.S. Registration of the Aircraft and shall not have a material adverse effect upon Lessee's quiet enjoyment and use of the Aircraft during the Lease Term.

         (ii) Lessee hereby acknowledges and consents to the Security Agreement and to the creation of the security interest evidenced thereby. Pursuant to the Security Agreement, ING has succeeded to, and has the exclusive right to exercise, all rights, powers, privileges, options and other benefits available to the Lessor hereunder, including all rights to make and to give any demands, waivers and agreements under any such Lease, to make determinations, to give and receive notices and other communications, to take such action upon the occurrence of an Event of Default hereunder, including all rights to exercise remedies, to assert powers and privileges, and to make demands in connection herewith. Lessee will furnish to ING counterparts of all writings of any kind required to be delivered hereunder by Lessee to Lessor and until Lessee has been notified by ING that the lien of the Security

         Agreement on the Aircraft has been released (x) Lessee shall make all payments of Basic Rent and Supplemental Rent, Monthly Maintenance Reserve Payments and the Security Deposit and all other amounts payable hereunder, to ING as specified in Clause 6.1 and (y) ING shall be entitled to the exclusion of the Lessor to succeed to and exercise all of the rights, remedies, powers and privileges of the Lessor under this Lease and, in this respect, the Lessee shall not, and shall not be required to, recognize the exercise of any such right, remedy, power or privilege by the Lessor, as applicable. In furtherance thereof, the Lessee and the Lessor also agree that, with respect to any instructions, directions, consents, waivers and other communications that the Lessor is entitled to deliver to the Lessee under this Lease, the Lessee shall only accept, and shall only act (or refrain from acting) in accordance with, such instructions, directions, consents, waivers and other communications that are given by ING until Lessee has been otherwise notified by ING. Each payment made by Lessee pursuant to the second preceding sentence shall, to the extent actually received by ING, be deemed, as between Lessor and Lessee, to satisfy Lessee's obligations hereunder to make such payments. This Lease shall be subject and subordinate to the Security Agreement, but neither Lessor nor any Person deriving from Lessor shall in the absence of an Event of Default, take any action contrary to Lessee's rights under this Lease, including, without limitation, the right to use and possession of the Aircraft, except in accordance with the provisions of this Lease. The Lessee also acknowledges that any obligations which the Lessor shall have under this Lease shall be non-recourse to the Lessor and that for satisfaction thereof, Lessee shall look only to Lessor's interest in the Aircraft and/or ING. To the extent that ING satisfies any such obligation, such amount shall, to the extent permitted by the Security Agreement and applicable law be added to the amounts secured by the Security Agreement.

         (iii) In the event this Lease is assigned, sold, encumbered or re-encumbered by Lessor, any assignee, transferee or mortgagee shall agree as a condition precedent thereto not to disturb or otherwise interfere with the quiet enjoyment by Lessee of the Aircraft so long as no Event of Default shall have occurred and be continuing, and Lessee shall have received confirmation in writing, reasonably acceptable to Lessee, that such transferee accepts all responsibilities of Lessor under this Lease, including but not limited to, confirmation of Lessee's right to quiet enjoyment and use of the Aircraft during the Lease Term.

CLAUSE 19.  FURTHER ASSURANCES

19.1 FURTHER ASSURANCES. Lessee shall cause to be done, executed, acknowledged and delivered all and every such further acts, conveyances and assurances as Lessor shall reasonably require for accomplishing the purposes of each of the Lease Documents to which Lessor or ING is a party, and shall promptly furnish to Lessor such information as may be reasonably required by Lessor to enable Lessor timely to file any reports required to be filed by it with any governmental authority because of Lessor's ownership of the Aircraft.

19.2 PERFECTION OF LESSOR'S ETC. INTERESTS. Lessee shall, at its own expense, take such steps as are reasonably requested by Lessor which are necessary or appropriate to perfect or keep perfected the interests of Lessor created or intended to be created under this Agreement and any other document with respect to the Aircraft.

CLAUSE 20.  PROTECTION OF LESSOR'S INTERESTS

         If the rights of Lessor and such other persons as Lessor may specify in the Aircraft shall be in danger, or shall be attacked directly or indirectly, or if any legal proceedings are instituted against Lessee, Lessor, or such other persons as Lessor may specify with respect thereto, Lessee shall promptly give written notice thereof (to the extent known to it) to Lessor so that all steps deemed by Lessor to be necessary or appropriate for the defense and protection of each of their respective rights in the Aircraft can be taken. All reasonable costs in connection with the foregoing will be borne by Lessor or any such other person (as the case may be), unless the foregoing results from the act or omission of Lessee or from a breach of the terms of this Agreement by Lessee in which event such costs shall be borne by Lessee.

CLAUSE 21.  COSTS AND EXPENSES

21.1 PREPARATION AND NEGOTIATION OF LEASE DOCUMENTS. Except as otherwise provided herein, each of Lessor and Lessee will be responsible for its own costs and expenses incurred in connection with the preparation, negotiation and execution of each of the Lease Documents, including without limitation, the fees, expenses and disbursements of legal counsel to such party.

21.2 ENFORCEMENT AND PRESERVATION OF RIGHTS. Lessee agrees to pay within 30 days of Lessor's first written demand all of the costs and expenses incurred by Lessor or on its behalf incidental to the enforcement, protection or preservation of any right or claim of Lessor under each of the Lease Documents to which it is a party.

21.3 NON-DELIVERY DUE TO EVENT OF LOSS. In the event the Aircraft shall not have been delivered on the Delivery Date by reason of its loss or destruction, Lessor's commitment to lease the Aircraft hereunder shall automatically terminate on and as of the date of such loss or destruction.

CLAUSE 22. INSPECTION

         Lessee shall arrange that, at all reasonable times during the Lease Term, Lessor or ING or, in either case, its authorized representatives may, during the normal business hours of Lessee inspect the Aircraft or any part thereof and the logs, books and other records maintained Lessee relative thereto; provided, however, that no such inspection shall interfere with Lessee's quiet, peaceful use and enjoyment thereof.

         In addition, Lessee shall give Lessor not less than five days' prior notice of the performance of any "C-Check" or "D-Check" of the Airframe so that Lessor can arrange to have a representative present during such checks.

         Notwithstanding the foregoing, Lessor shall have no duty to make any such inspection, and Lessor shall not incur any liability, obligation or other detriment by reason of not making any such inspection.

CLAUSE 23.  NOTICES AND LANGUAGE

23.1 NOTICES. All notices, requests, demands or other communications to or upon any party hereto shall be made in writing in English and shall be deemed to have been duly given or made:

             (a) if delivered by hand, at the time of delivery to a duly authorized person;

             (b) if made by letter, seven (7) days after having been deposited in the mail, registered airmail postage prepaid;

             (c) if given by telex, when sent with confirmed answerback (if received during the business hours of the recipient, otherwise by 9:30 a.m. on the next Business Day);

             (d) if given by facsimile, when transmitted and receipt of same has been confirmed by telephone or facsimile machine printed confirmation;

             (e) if given by international courier, two (2) Business Days after having been sent.

         Such notices, requests, demands or other communications shall be dispatched to or given at:

                  (i)      If to Lessee:

                           Pan American World Airways, Inc.
                           Address:  9300 N.W. 36th Street
                                       Miami, Florida  33178
                           Telephone:  (305) 873-2625
                           Facsimile:  (305) 873-7158

                  (ii)     If to Lessor:

                           EAL (Delaware) VIII Corp.
                           1105 North Market Street
                           P.O. Box 8985
                           Wilmington, Delaware 19899

                           with a copy to:

                           ING Lease (Nederland) B.V.
                           Address:
                           Karspeldreef 14
                           P.O. Box 1971
                           1101 CK Amsterdam-Zuidoost,
                           The Netherlands

                           Telephone:  +31-20-652-5701
                           Facsimile:  +31-20-652-5704

         with a copy of all notices relating to delivery, maintenance or return delivery matters with respect to the Aircraft to:

                           American Aviation Services, Inc.
                           911 N.W. 209th Avenue
                           Pembroke Pines, Florida  33029

                           Telephone:  954-450-7050
                           Facsimile:  954-450-7070

         or such other addresses or number as Lessor or Lessee may specify in writing to the other.

CLAUSE 24.  LESSOR'S RIGHTS TO PERFORM FOR LESSEE

         If Lessee fails to perform any of its obligations contained herein, Lessor may perform or discharge such obligation, and the amount of the reasonable expenses of Lessor incurred in connection with such performance of or compliance shall be payable to Lessor by Lessee upon demand.

CLAUSE 25.  APPLICABLE LAW AND JURISDICTION

25.1 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT CLAUSE 30 (SECURITY DEPOSIT) SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA.

25.2 SUBMISSION TO JURISDICTION. Lessee irrevocably consents that any legal action or proceeding against it under, arising out of or in any manner in connection herewith or any other Lease Document may be brought in any court of the State of New York or in the United States District Court for the Southern District of New York. Lessee, by the execution and delivery of this Lease, expressly and irrevocably assents and submits to the personal jurisdiction of any of such courts in any such action or proceeding. Lessee further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by registered or certified mail, return receipt requested, in the manner provided for in Clause 23 hereof. Lessee hereby expressly and irrevocably waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis. Nothing in this Paragraph shall affect or impair in any manner or to any extent the right of Lessor or ING to commence legal proceedings or otherwise proceed against the Lessee in any jurisdiction or to serve process in any manner permitted by law. LESSEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON

         OR ARISING OUT OF THIS AGREEMENT. THIS WAIVER IS IRREVOCABLE, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

Lessee hereby irrevocably designates, appoints and empowers CT Corporation, the present address of which is 1633 Broadway, New York, New York 10019, as its authorized agent to receive, for and on behalf of Lessee and its property, service of process, when and as any legal actions or proceedings may be brought in the courts of the United States of America for the Southern District of New York, and such service of process shall be deemed completed upon the date of delivery thereof to such agent, whether or not such agent gives notice thereof to Lessee, or upon the earliest of any other date permitted by applicable law. A copy of such process served on the agent so designated above will be forwarded promptly by Lessor to Lessee, at its address referred to in Clause 23, but the failure to receive such copy shall not affect in any way the service of process on such agent as agent. Lessee agrees that it will, at all times during the Lease Term, continuously maintain an agent to receive service of process on behalf of itself and its properties with respect to this Agreement, and in the event that, for any reason, the agent named above or its successor shall no longer serve as agent of Lessee, to receive service of process in the State of New York on its behalf, it shall promptly appoint a successor so to serve and shall advise Lessor, thereof. Nothing herein, however, shall limit the right of the parties to serve process in any other manner permitted by applicable law.

CLAUSE 26.  ALTERATIONS TO AGREEMENT

26.1 ENTIRE AGREEMENT. This Agreement, together with the other Lease Documents, contains the entire agreement between the parties as of the date hereof and supersedes any previous understanding, commitment, agreement or representation whatsoever, oral or written.

26.2 VARIATION ONLY IN WRITING. This Agreement shall not be varied except by an instrument in writing of even date herewith or subsequent hereto executed by both parties by their respective duly authorized representatives.

26.3 ENGLISH LANGUAGE. In the event that this Agreement is translated into any language other than English, the English version of this Agreement shall be controlling.

CLAUSE 27.  CURRENCY INDEMNITY

         All amounts to be paid hereunder to Lessor or Lessee shall be paid in Dollars, in immediately available funds. Lessee acknowledges that the specification of Dollars in this transaction is of the essence and that Dollars shall be the currency of account in any and all events. The obligations of Lessee or Lessor hereunder, to Lessor or Lessee, respectively, shall not be discharged by an amount paid in another currency, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to Dollars under normal banking procedures does not yield the amount of Dollars owing to Lessor. In the event that any payment by Lessee or Lessor, respectively, whether pursuant to judgment or otherwise to Lessor or Lessee, respectively, upon conversion does not yield such amount of Dollars, Lessor or Lessee, as the case may be, shall have a separate cause of action against Lessee or Lessor, as the case may be, for the additional amount necessary to yield the amount of Dollars due and owing to Lessor or Lessee, as the case may be.

CLAUSE 28.  QUIET ENJOYMENT OF AIRCRAFT

         Lessor hereby covenants that, so long as no Default and no Event of Default shall have occurred and so long as this Agreement shall not have been otherwise breached by Lessee, Lessor shall not disturb or interfere with Lessee's quiet and peaceful use and enjoyment of the Aircraft and all revenues, profits and income related thereto in accordance with the terms hereof without interference by Lessor or by any person claiming by or through Lessor.

CLAUSE 29.  SEVERABILITY

         Should any one or more provisions of this Agreement be determined to be illegal or unenforceable by a court of any jurisdiction, such provisions shall, as to such jurisdiction, be ineffective to the extent of such illegality or enforceability, without invalidating the remaining provisions hereof; provided, however, that validity or enforceability of such provisions in any other jurisdiction shall not be affected. Lessee agrees, as to any such jurisdiction, to replace any provision of this Agreement which is so determined to be illegal or unenforceable by a valid provision which has as nearly as possible the same effect.

CLAUSE 30.  SECURITY DEPOSIT

         Lessee shall provide Lessor with a security deposit in the aggregate amount of USD$ 139,000 (the "SECURITY DEPOSIT") to be paid as set forth herein as security for the timely and faithful performance by Lessee of all of Lessee's obligations under this Lease. Prior to the execution of this Agreement, Lessee shall have provided to Lessor a good faith cash deposit in the amount of USD$ 50,000. Upon the execution and delivery by Lessor and Lessee of this Agreement, Lessee shall provide to Lessor an additional cash deposit of USD$ 89,000. Lessee hereby creates and grants to Lessor and to ING a lien on and security interest in all monies, securities, accounts, and investments from time to time comprising the Security Deposit, as security for the full and timely payment and performance of its obligations hereunder and under the other Lease Documents and the Other Leases. Lessee agrees to execute and file with the appropriate governmental entities any and all documents necessary or reasonably requested by Lessor to evidence and perfect such security assignment in favor of Lessor. If Lessee fails to pay Rent hereunder when due or to pay any other sums due or to perform any of the other terms and provisions of this Lease, any other Lease Document or any Other Lease, or is otherwise in default hereunder or thereunder, in addition to all other rights Lessor or ING shall have hereunder or under applicable law, Lessor or ING may use, apply or retain all of any portion of the Security Deposit in partial payment for sums due to Lessor or ING by Lessee, to compensate Lessor or ING for any sums it may in its discretion advance as a result of a default by Lessee or to apply toward losses or expenses Lessor or ING may suffer or incur as a result of Lessee's default hereunder or otherwise in satisfaction of Lessee's obligations. If Lessor or ING uses or applies all of any portion of such Security Deposit, such application shall not be deemed a cure of any Defaults, and

         Lessee shall within five (5) days after written demand therefor provide ING with an additional cash deposit in an amount sufficient to restore the Security Deposit to USD$ 139,000 and otherwise issued on such terms as are approved by Lessor and failure of Lessee to do so shall be a material breach of this Lease by Lessee. Provided no Default shall have occurred, such Security Deposit, less only those costs directly incurred by Lessor in connection with the termination of the Lease or return of the Aircraft, which cost by the terms hereof are the obligation of Lessee or for the account of Lessee, shall be terminated and released by Lessor upon Lessee's return of the Aircraft at the end of the Lease Term in compliance with Clause 15 hereof. Lessee shall not be entitled to any interest earned on any Security Deposit.

CLAUSE 31.  MISCELLANEOUS

31.1 RECORDATION AND FILING. Forthwith upon the execution and delivery of this Lease and each Lease Supplement from time to time required by the terms hereof and upon the execution and delivery of any amendment or other supplement to this Lease, Lessee will cause this Lease and such Lease Supplement and Acceptance Certificate or amendment or other supplement to be duly filed and recorded, and maintained of record, in accordance with the applicable laws of the government of registry of the Aircraft. In addition, Lessee will promptly and duly execute and deliver to Lessor such further documents and take such further action as Lessor may from time to time reasonably request in order more effectively to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder, including, without limitation, if requested by Lessor, at the expense of Lessee to the extent resulting from Lessee's act or omission, the execution and delivery of supplements or amendments hereto, each in recordable form, and all financing statements and continuation statements, and all similar notices required by applicable law at all times to be kept recorded and filed in such manner and such places as the Lessor may reasonably request.

31.2 NO BROKERS. Each of Lessor and Lessee represents that it has not retained any broker or finder in connection with the transactions contemplated by the Lease Documents.

31.3     AGREEMENTS RELATING TO SECTION 1110.

             (i) Lessee represents and warrants that, on the Delivery Date, Lessee will be an "air carrier" within the meaning of the Federal Aviation Act, operating under valid and subsisting certificates issued by the U.S. Secretary of Transportation under Chapter 447, Title 49, U.S. Code, and that Lessee is and on the Delivery Date will be a "citizen of the United States" as defined in Section 40102(15) of the Federal Aviation Act. Lessee represents that, on the Delivery Date, it will be, and covenants that thereafter it shall maintain its status at all times as, a Certificated Air Carrier, including, without limitation, maintaining its status as holder of a valid and subsisting certificate, issued under Chapter 447 of Title 49, U.S. Code, within the purview of, and entitling Lessor to the benefits and protection of, Section 1110.

             (ii) The parties agree that Lessor and ING shall at all times be entitled to the benefits and protections of Section 1110, and Lessee shall take such actions and effect such filings as may be necessary to enable Lessor and ING to continue to be entitled to such benefits and protections at all times from the Delivery Date until such time as the Aircraft is returned to Lessor or ING in compliance with the return conditions herein and this Lease is terminated.

             (iii) It is expressly agreed that the title of Lessor to, and the interest of Lessor and ING in, the Aircraft, and any right of Lessor and/or ING to take possession of the Aircraft in compliance with the provisions of this Lease, shall not be affected by Sections 362 and 363 of the federal Bankruptcy Code.

             (iv) Lessee acknowledges that this Clause is of fundamental importance to the transactions contemplated hereby and that neither Lessor nor ING would have entered into this Lease but for the rights intended to be conveyed to Lessor and ING by this Clause and the protection and benefits of
             Section 1110.

31.4 EXECUTION AND COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts which, taken together, shall constitute one and the same instrument. This Agreement shall be deemed executed and delivered by Lessee and Lessor when the signature page hereof is executed and delivered by facsimile by each party to the other party or to its counsel or delivered by hand; PROVIDED that if delivered by facsimile, each party shall within two Business Days, deliver an originally executed copy hereof by courier.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF the duly authorized representatives of the parties hereto have executed this Agreement as of the date and year first above written.

PAN AMERICAN WORLD AIRWAYS, INC.,
    LESSEE

By_________________________
Name:______________________
Title:_____________________

EAL (DELAWARE) VIII CORP.,
    LESSOR

By_________________________
Name:______________________
Title:_____________________

         This original counterpart has been received by Lessor.

_____________, 1997

                                EAL (DELAWARE) VIII CORP.

                                By:__________________________
                                Name:________________________
                                Title:_______________________

                                   SCHEDULE A

                         ADDITIONAL DELIVERY CONDITIONS

         In addition to the specifications as to the condition of the Aircraft upon Delivery to the Lessee contained in Clause 2.2(iii) of the Lease Agreement, the condition of the Aircraft upon Delivery to the Lessee shall include the following:

         1. The Airframe, Engines, APU and landing gears shall have the respective serial numbers, hours and cycles as are set forth in paragraph 4 of Schedule B attached to this Lease; PROVIDED, HOWEVER, that Lessor may, prior to the Delivery Date, substitute any other General Electric CF6-50C2 aircraft engine for any such identified Engine or any Garret model TSCP 700-4 (or any fully interchangeable APU equivalent) auxiliary power unit for the APU so identified, so long as, in either case, (i) Lessor shall furnish Lessee with notice of such substitution immediately upon becoming aware thereof; (ii) such substituted engine or auxiliary power unit is airworthy, serviceable, fully operational, supplied from the Aviall Engine Pool and accompanied by all relevant Aircraft Documentation relating to engines or auxiliary power units, as the case may be; (iii) Lessor shall make available to Lessee all related Aircraft Documentation; and (iv) any such substitute engine or auxiliary power unit shall comply with the requirements of Schedule A applicable to "Engines" or the "APU"; and, upon such substitution, such substituted engine or auxiliary power unit shall constitute an "Engine" or the "APU" hereunder. In the event of any such substitution, Lessor shall immediately notify Lessee thereof and shall promptly inform Lessee of the serial number, hours and cycle information relating to such substitution. The Aircraft shall be airworthy and in good operating condition by international commercial airline standards (normal wear and tear excepted) for the check level accomplished and with all systems fully operational, including Category III operating equipment installed (but not certified).

         2. The Aircraft interior configuration shall be 24/233 (total 257) per Lessee drawing to be provided at least 30 days prior to the Scheduled Delivery Date. Lessor will be responsible for modifying G2 and G4 galleys to accept Lessee serving carts. As alternate (i) if Lessee provides a shipset of galleys G1-G5 including all associated parts required for installation, Lessor will install Lessee's galley shipsets in lieu of galleys G1-G4 currently installed or (ii) if Lessee will deliver a G5 galley Lessor will modify the G2 and G4 galley and will install the G5 galley. In case Lessee provides galleys Lessee will be responsible for providing ovens, coffee makers and catering equipment for such galleys. Lessee will inform Lessor in writing no later than February 15, 1997 whether it will be able to deliver alternate galleys. If no notice has been received the Aircraft will be delivered in 24/233 configuration as described above. All galleys and associated parts required for installation will be delivered to the maintenance facility performing the pre delivery workscope by March 1, 1997. In case ovens and coffeemakers are provided by Lessee off-units from Lessor's galleys will be exchanged for the units provided by Lessee.

         3. [Intentionally Omitted.]

         4. The Airframe, Engines and installed components shall be in compliance with all FAR's, Airworthiness Directives and FAA mandated engine manufacturers service bulletins. The Aircraft shall have all deferred maintenance items, pilot logbooks, MEL/CDL and other such deferred items rectified on a terminating action basis, unless otherwise agreed between Lessor and Lessee.

         5. All required time controlled and life limited components including (but not limited to) checks, overhauls, inspections, actions and hard time components shall be cleared for one CCheck cycle, which is to be one year or 3,325 hours or 1,000 cycles (except the engines), unless otherwise agreed between Lessor and Lessee. Landing Gear shall have minimum two years remaining to shop overhaul.

         6. The Aircraft shall be equipped with two General Electric CF6-50C2 engines with short nozzle thrust reversers. The Aircraft shall have slat notch modification in conjunction with the short nozzle.

         7. Each Engine shall have completed at Lessor's sole expense a hot and cold section borescope inspection of the Engines in accordance with the Engine Manufacturer's Maintenance Manual. Each such borescope shall be conducted after completion of an MPA (maximum power assurance) run observed by a Lessee representative. The borescope shall be videotaped and Lessee's representative shall be given the opportunity to view the borescope.

         8. Each Engine shall be within the Manufacturer's specified limits without waiver or exemptions and no Engine shall be "under watch" or have any overservice limit extensions.

         9. The APU will be delivered in "as is where is" condition and will be provided on "return conditions". The Revima APU Maintenance and Pooling Contract will be amended to reflect the incorporation of this APU.

         10. Lessor shall provide at its cost one set, or such number of sets as mutually agreed upon by Lessor and Lessee, of all technical documents relating to the Aircraft as listed in Schedule D. All airframe, engine and component records shall be as required by FAR Part 121.380 and shall be provided with the Aircraft. Lessor shall be responsible for insuring that all records shall be acceptable to the FAA for importation into the United States (if the Aircraft were previously operated abroad), and Lessor shall provide any other document required in order for the Aircraft to meet FAR Part 121 as such FAR Part 121 relates to the Aircraft.

         11. The Aircraft shall be free of hydraulic, pneumatic, water, fuel and waste system leaks in accordance with the Manufacturer's Maintenance Manual. This is to be demonstrated by filling the tanks and reservoirs to capacity as per the then-current procedure under the Manufacturer's Maintenance Manual and performance of a functional and leak check of all related systems. All repairs will be per the Manufacturer's Maintenance Manual.

         12. All floor, cargo and compartment panels shall be in good condition by international airlines operating standards for aircraft fresh from a Mid-D Check. All repairs to floor, cargo, ceiling and sidewalls shall be in accordance with the manufacturer's maintenance procedures, and will be permanent repairs.

         13. All cargo compartments and the currently installed associated semi-automatic cargo loading systems shall be clean and in good operating condition by airline standards. All repairs will be permanent and in accordance with the manufacturer's standards, re-worked to "Mid-D" Check standards.

         14. Tires will have at least 3/16" of tread remaining and brakes will have a minimum of 3/8" pin. Each Aircraft shall have Bendix brakes installed.

         15. The following Interior Reconfiguration work shall have been completed in accordance with EA 2520-01485 Rev. B (the "EA"), or as mutually agreed, at delivery.

             (a) All lavatories shall be in good operating condition. The trim and decor finish shall be in good condition, re-worked to "Mid-D check standards.

             (b) All carpeting, drapes and seat fabrics shall be the new Lessee image decor similar to Aircraft A300B4 MSN 216 (N861PA).

             (c) New Lessee interior decor, including vertical surfaces, floor boards, tray tables, PSU's and PCU's shall be in like new condition. All sidewalls, ceilings, bins and window shades shall be painted or recovered per the EA. All surfaces shall meet the requirements to match the decor described in the EA. Reading lights shall be inspected and properly adjusted. Doors, door liners and slide packs shall be in good condition.

             (d) All seat cushions shall be new or freshly cleaned and seat back cushions shall be in good condition.

             (e) All seat covers and other fabrics shall be delivered with documentation certifying the retained flammability and fire blocking characteristics.

             (f) All seat belts will be teardrop buckle with blue straps (Am
             Safe); the flight attendant belts will be inertial reel attach.

             (g) All cabin windows shall be in good condition by either complete window replacement or polishing to acceptable Mid "D" standards.

             (h) Emergency aisle path lighting shall be Bruce Industries seat mounted system.

             (i) First class seats shall be Weber; coach seats shall be Burns or Weber or other seats if agreed, all with underseat life vests.

             (j) The Aircraft shall be wired to accept SONY Transcom video entertainment systems with single-gun projection system and Hi 8 VCR tape recorder.

         16. The galleys and associated inserts shall be reworked to "Mid-D" check standards and the galleys shall have a certificate of sanitary construction issued by U.S. Public Health Department. Lessee shall be responsible for the timely request to the appropriate government agency for such certificate.

         17. The cockpit shall be painted as required to meet "Mid-D" standards, and seats and all other items reworked to "Mid-D" check standards.

         18. All FAA required interior and exterior markings and placards shall be current, in place and legible. All placards shall be FAA approved. Drawings of such interior and exterior markings and placards will be provided to Lessor by Lessee.

         19. Fuselage shall be free of major dents, corrosion and abrasions or any loose, pulled or missing rivets. External patches shall be of a type consistent with the structural repair manual. Each repair shall have proper documentation or structural repair manual reference and/or FAA approved engineering repair drawings (including all approved data) as applicable. A scratch and dent skin mapping shall be provided, by Lessor, which shall be kept current by Lessee.

         20. All doors including cargo doors and service doors shall be free moving, correctly rigged and fitted with serviceable seals in accordance with the Manufacturer's Maintenance Manual.

         21. All leading edges shall be serviceable and clean in accordance with the Manufacturer's Maintenance Manual. Any repairs to the leading edges shall be in accordance with the Manufacturer's Maintenance Manual and Structural Repair Manual.

         22. All control surfaces shall be clean by airline standards and free of delamination in accordance with the Manufacturer's Maintenance Manual and Structural Repair Manual.

         23. All cowlings and fairings shall be clean by airline standards and tightly fitted in accordance with the Manufacturer's Maintenance Manual limits.

         24. All fuel tanks shall be free of contaminants.

         25. The Aircraft shall be sanded or stripped and painted in Lessee's colors based upon drawings and color specifications to be approved by Lessee, with all FAA required decals and placards per the latest Airbus paint drawings for Lessee A300s, which will be provided by Lessee to Lessor not later than March 1, 1997.

         26. Loose equipment shall be delivered with the Aircraft, including galley catering equipment and LD3 containers delivered at place agreed upon as specified in Schedule E-1.

         27. The avionics and cockpit arrangement will be standard to the Lessee configuration, which will include a Honeywell dual GPS auto pilot coupled navigation systems, Collins/Bendix radio altimeter and Sundstrand GPWS system, Bendix TCAS, dual Bendix RDR 4B weather radar systems with predictive windshear, and dual HF radio system. All instruments shall be calibrated in U.S. units of measure.

         28. Standard emergency equipment including FAA approved smoke detectors and escape slide rafts shall be installed per Lessee's emergency equipment drawing number 2560DD8833 and shall not require replacement within one year following Delivery Date (excluding seat belt extension pouch, resuscitator, demo equipment pouch, medical kits and emergency cards and wheelchairs).

         29. The Aircraft shall have been maintained in accordance with the Manufacturer's maintenance and corrosion control program. The bridging package shall be agreed upon between Lessor and Lessee prior to February 15, 1997.

         30. The Engines and APU shall be serviced to Lessee servicing standards; the gears shall be serviced with 5606 hydraulic fluid; and hydraulics shall be serviced with HY-Jet IV, unless otherwise specified by Lessee before March 15, 1997.

         31. The Aircraft will be weighed prior to delivery and have a current weight and balance report in form acceptable to the FAA.

         32. The Aircraft will have door slide and slide rafts delivered in all eight (8) Aircraft positions. The Aircraft will have slide-rafts installed at all applicable door positions. All slide-rafts and slides shall have at least one (1) calendar year time remaining to next overhaul.

         33. The Aircraft will have center bins installed in all zones.

         34. [Intentionally Omitted.]

         35. Logo lights will be installed and activated.

         36. Flight guidance control system shall be delivered as currently installed. ING to provide list of flight guidance components at least 30 days prior to delivery.

         37. Lessor shall deactivate the wing ventilation system.

         38. Lessor shall ensure the evacuation signal panel is installed and operational.

         39. The vertical speed indicator shall be compatible with Bendix TCAS and RDR-4B weather radar system. The TCAS warnings shall be displayed on the weather radar indicators.

         40. A detailed inspection of all floor panels will be performed. All panels not meeting the maintenance manual limits will be replaced.

                                   SCHEDULE B

               FORM OF LEASE SUPPLEMENT AND ACCEPTANCE CERTIFICATE

         LEASE SUPPLEMENT AND ACCEPTANCE CERTIFICATE, dated [ ], 1997, between EAL (DELAWARE) VIII CORP., a Delaware corporation ("LESSOR"), and PAN AMERICAN WORLD AIRWAYS, INC., a Florida corporation ("LESSEE").

                                R E C I T A L S:

         A. Lessor and Lessee have entered into that certain Lease Agreement dated as of February 17, 1997 (the "LEASE AGREEMENT") (the defined terms therein being hereinafter used with the same meaning), relating to the lease of one Airbus A300B4-200 aircraft described below.

         B. The Lease Agreement provides for the execution and delivery by Lessee of a Lease Supplement and Acceptance Certificate, substantially in the form hereof, as a condition to Lessor's obligation to deliver the Aircraft.

         NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

         1. Lessor hereby delivers and leases to Lessee under the Lease Agreement, and Lessee hereby accepts and leases from Lessor under the Lease Agreement, the following described airframe, engines and equipment:

                                    AIRFRAME

    One Airbus Model A300B4-200 airframe consisting of the following:

         One airframe bearing FAA Registration Mark N865PA and Manufacturer's Serial Number 259;

                                     ENGINES

         Two General Electric CF6-50C2 aircraft engines bearing Manufacturer's Serial Numbers _______ and _______ (each having 750 or more rated takeoff horsepower or the equivalent thereof);

together in each case with all parts, accessories, components, modules, appliances and other items of equipment installed on or attached to the above-described airframe and engines (such airframe, engines, parts, accessories, components, modules, appliances and other items of equipment are referred to collectively herein as the "AIRCRAFT").

         2. The Delivery Date of the Aircraft is the date of this Lease Supplement and Acceptance Certificate, as set forth in the opening paragraph hereof.

         3. The Airframe, Engines and Parts have the following Hours/Cycles:

         (a) Airframe:

         Total hours: [__]                        Total Landings: [__]

         [__] hours/[__] Cycles since last "C-1 Check"
         [__] hours/[__] Cycles since last "C-2 Check"
         [__] hours/[__] Cycles since last "Mid-D Check"
         [__] hours/[__] Cycles since last "D Check"

         (b) Engines:

                    SERIAL           TOTAL          TOTAL HOURS/CYCLES
    POSITION          NO.            HOURS         SINCE LAST SHOP VISIT
    --------        ------           -----         ---------------------
     No. 1           [__]            [__]              [____]/[____]
     No. 2           [__]            [__]              [____]/[____]

                                                 CYCLES REMAINING TO NEXT
                                                 LIFE LIMITED PART REMOVAL

           MSN
           MSN

         (c) APU:             MSN

             Total hours
             Total Cycles
             Time Since Last Shop Visit

             Attached to this Lease Supplement and Acceptance Certificate as Annex 1 is the APU Main Parts with Serial Number and Life Limited Parts disk status sheet.

         (d) Landing Gears:

                    SERIAL             TOTAL                   CYCLES
 POSITION             NO.           HOURS/CYCLES         SINCE LAST OVERHAUL
 --------           ------          ------------         -------------------
Nose                                [_____/_____]                [__]
Right Main                          [_____/_____]                [__]
Left Main                           [_____/_____]                [__]

         (e) Fuel on board: _____ pounds

         4. Lessee hereby confirms to Lessor that:

         (a) Lessee has on the date hereof received from Lessor possession of the Aircraft and all Technical Data and Manuals relating thereto specified in SCHEDULE D to the Lease Agreement, all Loose Equipment specified in SCHEDULE E-1 to the Lease Agreement, all Emergency Equipment specified in SCHEDULE E-2 to the Lease Agreement and all Avionics Equipment specified in SCHEDULE E-3 to the Lease Agreement.

         (b) The Aircraft conforms with the description and is in the condition and equipped as required at Delivery by the Lease Agreement. The execution and delivery of this Lease Supplement and Acceptance Certificate by Lessee shall constitute presumptively conclusive evidence that the Lessee has accepted the Aircraft for the purposes of the Lease, that as between Lessor and Lessee, the Aircraft is satisfactory in all respects, and that the Aircraft complies with the requirements of the Lease, except for those discrepancies, if any, described in a written instrument signed by a representative of Lessee and by a representative of Lessor on the date of this Lease Supplement and Acceptance Certificate.

         (c) The Aircraft is in all technical respects acceptable to and accepted by the undersigned on behalf of Lessee without further inspection and/or acceptance flights and the Aircraft is hereby unconditionally accepted by Lessee for lease under the Lease Agreement; provided, however, that such acceptance by Lessee is based upon certain statements of Lessor, including information contained in the manuals and log books relating to the Aircraft maintained by Lessor or its agents, and by this acceptance Lessee does not waive any right or remedy it may have if such information is later discovered to have been inaccurate or incomplete.

         (d) All representations and warranties of Lessee set forth in the Lease Agreement or any of the other Lease Documents are true and complete on the date hereof to the same extent and with the same effect as if made again on and as of the date hereof. Lessee has complied with and performed all of the agreements and obligations of Lessee that are required to be complied with and performed on or prior to the date hereof. Without limiting the generality of the foregoing, Lessee has effected the insurance and re-insurance policies required by the Lease Agreement.

         (e) No Default and no Event of Default has occurred and is continuing under the Lease Agreement.

         (f) All necessary consents, licenses, authorizations or approvals of, and exemptions by, such governmental or other authorities as may be necessary or advisable to authorize the execution, delivery and performance of the Lease Agreement by Lessee and to permit payment and remittance of all payments to be made to Lessor in such currency or currencies, at such time, at such places and in such manner as provided for under the Lease Agreement have been obtained and are in full force and effect.

         (g) No material adverse change has occurred with respect to Lessee or its financial condition, business, affairs, operations or prospects since the date of the most recent audited financial information of Lessee delivered to Lessor.

            [The remainder of this page is intentionally left blank.]

                  IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have executed this Lease Supplement and Acceptance Certificate as of the day and year first above written.

                                   EAL (DELAWARE) VIII CORP., Lessor

                                   By __________________________________

                                   Name: _______________________________

                                   Title: ______________________________


                                   PAN AMERICAN WORLD AIRWAYS, INC.,
                                   Lessee

                                   By __________________________________

                                   Name: _______________________________

                                   Title: ______________________________

                                     ANNEX 1

                        APU MAIN PARTS WITH SERIAL NUMBER
                             AND LIFE LIMITED PARTS

                                   SCHEDULE C

                         LESSEE'S CORPORATE CERTIFICATE

         In connection with the Lease Agreement, dated as of February 17, 1997 (the "LEASE AGREEMENT"), between EAL (DELAWARE) VIII CORP. ("LESSOR") and PAN AMERICAN WORLD AIRWAYS, INC. ("LESSEE"), the undersigned hereby certifies to Lessor, its successors and assigns, as follows:

         (a) Attached hereto as ANNEX 1 is a true, complete and correct copy of the charter documents and the current by-laws of Lessee, each as amended to and in effect on the date hereof.

         (b) Attached hereto as ANNEX 2 is a true, complete and correct copy of all resolutions of the board of directors of Lessee, pursuant to which each officer executing a Lease Document on behalf of Lessee is authorized to enter into the transactions contemplated by the Lease to execute the Lease Agreement and other documents contemplated by the Lease Agreement, including the Lease Supplement and Acceptance Certificate and the Power of Attorney; such resolutions were duly adopted by such board of directors at a meeting at which a quorum was present and acted throughout; and such resolutions are unamended and remain in full force and effect.

         IN WITNESS WHEREOF, this Certificate has been duly executed this ____ day of _________, 1997 as of the day by an officer of Lessee, thereunto duly authorized.

                                   PAN AMERICAN WORLD AIRWAYS, INC., Lessee

                                   By ____________________________

                                   Name: ________________________
                                   Title:   Corporate Secretary

                                   SCHEDULE D

                         TECHNICAL DATA AND MANUALS LIST

The manuals and Aircraft (including Engine) records and historical documents set forth below are to be delivered prior to the Scheduled Delivery Date in a current, up-to-date status, except for film cartridge manuals, which will be in the status received by Lessor from the immediately preceding operator.

1.  AIRCRAFT DOCUMENTS

    1.1 C of A for Export delivered by manufacturer/country of origin (if available)
    1.2   Current C of A
    1.3   Certificate of DeRegistration (previous and current)
    1.4   Weight and Balance manual
    1.5   Manufacturers delivery inventory of readiness log.
    1.6 Letter detailing that aircraft was maintained according to an approved maintenance program
    1.7 Certificate of Sanitation (if applicable certificate will be applied for by Lessee)
    1.8 List of SB's accomplished on the Aircraft (as provided by the previous operators)

2.  ENGINE STATUS AND TECHNICAL RECORDS

    2.1   Engines last overhaul/Shop reports
    2.2 Engines LLP records (traceability to birth or to Continental or acceptable to the FAA)
    2.3   Engines AD & SB status
    2.4   Engines components list
    2.5   Engine logbooks or acceptable records

    2.6   Engines last month trend monitoring sheets (if available)

3.  AUXILIARY POWER UNIT STATUS AND TECHNICAL RECORDS
    3.1   APU last overhaul/Shop report
    3.2   APU LLP records (traceability to birth or to Continental)
    3.3   APU components list
    3.4   APU AD & SB status
    3.5   APU logbook or acceptable records

4.  LANDING GEAR STATUS AND TECHNICAL RECORDS

    4.1   Landing gear last overhaul report
    4.2   Landing Gear Components records
    4.3   Landing gear records (traceability to birth or to Continental)
    4.4   Landing gear to have data plates affixed

5.  AIRCRAFT ENGINEERING DATA AND TECHNICAL RECORDS DOCUMENTS

    5.1 Approved interior configuration drawing will be provided by Lessee
    5.2   List and copy of Supplemental Type Certifications (STC)
    5.3   Airworthiness Directives (AD) current and repetitive Inspection list
    5.4 Airworthiness Directives (AD) compliance sheets and alternate means of compliance sheets
    5.5   Rotable Hard Time Components current inventory list
    5.6   Maintenance Program status report of routine inspections
    5.7 List of major repairs and alterations; with repair certifications data acceptable to the FAA
    5.8 Time Controlled Components list (HT) with last accomplishment data, including serviceable tags

    5.9 FAA 121 Certificate of Conformity for interior with FAR 121.312 (with Burn Certificate)
    5.10  Copy of Maintenance and Inspection Manual (Procedure)
    5.11  Last Hydraulic System Oil analysis report
    5.12 Aircraft Reliability Program (engines, airframe and components) if available
    5.13  "C" & "D" checks worksheets, tally lists and release certificates
    5.14  Emergency Equipment Drawing and location drawings
    5.15 Corrosion Prevention and Control Program (CPCP) status and previous program including all findings records
    5.16 Aging Aircraft Program status and previous program including all findings records
    5.17  SSID status and previous program including all findings records
    5.18 Fleet Leader Program (Sampling) status and previous program including all findings records
    5.19 Letter of QA inspector detailing procedures of computerized records syst.
    5.20  Letter of QA inspector that all "RECORDS" data are within accomplished
    5.21  Letter detailing any major INCIDENTS/ACCIDENTS with certification data
    5.22  Flight Recorder calibration sheet and parameter check results
    5.23 Last calibration check Altimeters, Airspeed incl. and ATC Transponder test
    5.24 Status of (SB's, EA, EO) as provided by previous operator information must include method of compliance, date of accomplishment and signature of person accomplishing work
    5.25  Worksheets for last check accomplished
    5.26  Last year's Log Book pages
    5.27  Avionics equipment list
    5.28  Continental DUJX list

6.  WEIGHT AND BALANCE DATA

    6.1   Last Weight and Balance report

    6.2  Weight and Balance current status and current equipment listing

7.      [INTENTIONALLY OMITTED.]

8.  GENERAL INFORMATION

    8.1   Dents and Patches List
    8.2 Cross-reference from Continental part nos. to Manufacturer's part nos. (Lessor's best efforts to deliver).

9.  AIRCRAFT MANUALS

    9.1   FAA Approved Aircraft Flight Manual (AFM)
    9.2   Quick Reference Handbook
    9.3   Minimum Equipment List (MMEL) Manufacturer
    9.4   Weight & Balance Control and Loading Manual
    9.5   Illustrated Parts Catalog (IPC) EAL microfilm
    9.6   Aircraft Maintenance Manual (AMM) microfilm
    9.7   Aircraft Wiring Manual (AWM) microfilm
    9.8 Aircraft Schematics Manual (ASM) microfilm (as provided from previous operator)
    9.9 Aircraft Wiring List (AWL) microfilm number (as provided from previous operator)
    9.10 Powerplant Illustration Parts Catalog (IPC) microfilm (as provided from previous operator)
    9.11 Powerplant Maintenance Manual (MM) microfilm (as provided from operator)
    9.12 Component Maintenance & Overhaul Manual (Lessee will get manual from Manufacturer and ING will reimburse for costs associated therewith)
    9.13  Interior Furnishings (Continental tapes)
    9.14  Temporary Revisions for microfilms

    9.15  Fault Isolation Manual/FRM (FIM) (if available)
    9.16  R.T.O.L.W. Charts A300B4
    9.17 Electrical load analysis manual (if available to Lessor with reasonable efforts)

                                  SCHEDULE E-1
                              LOOSE EQUIPMENT LIST

Ovens

Oven Inserts
Oven Racks

M/S Trolleys
Ice Drawers
Soda Drawers
Plastic Drawer (Yellow, Blue)

Food Containers

Waste Containers

LD3 Containers

                     SCHEDULE E-2 - EMERGENCY EQUIPMENT LIST
--------------------------------------------------------------------------------
                                            QTY               LOCATION
                                            ---               --------

                       COCKPIT
                       -------

First Aid Kit                                1                 Cockpit
Fire Axe                                     1               F/E Station
Smoke Goggles                                5               Crew Seats
Fire Extinguisher (Kidde 1211)               1                 Cockpit
Life Jackets                                 5               Crew Seats
Smokehood                                    1                 Cockpit
Portable 02 Bottle & Full Face Mask          1                 Cockpit
Landing Gear Pins                            3                 Cockpit

                 AVIONIC COMPARTMENT
                 -------------------

Fire Extinguisher (Kidde 1211)               1              Avionic Comp.

                        CABIN
                        -----

First Aid Kits                               2             First Bin LH/RH
First Aid Kits                               2             Last Bin LH/RH
Emergency Automatic Radio Beacons            2             First/Last Bin RH
Hand Megaphones                              2             First/Last Bin RH
Fire Extinguishers (Kidde 1211)              4             1L, 2L, 3L, 4L
Fire Extinguishers H20                       3             1R, 2R, 4R
Smokehoods (PBE)                             4             1L, 2L, 3L, 4L
Portable 02 Bottles and Masks                9      Att. 1L, 1R, 2L, 2R, 3L, 4L,
                                                                4R
P.S.U.'s Tools                               6                 Att. 4R
--------------------------------------------------------------------------------
                                      E-2-1

--------------------------------------------------------------------------------
Seatbelts Extension Pouch                     1             First Bin LH
Emergency Portable Flashlights                9       Att. 1L, 1R, 2L, 2R, 3L,
                                                             3R, 4L, 4R
Safety Strap Flags                            8      1L, 1R, 2L, 2R, 3L, 3R, 4L,
                                                                 4R
Safety Pins                                   8      1L, 1R, 2L, 2R, 3L, 3R, 4L,
                                                                 4R
Cockpit Door Key                              1               Galley 1
Seatbelts Pax                                254              Each Seat
Life Jackets Crew                             9              Crew Seats
Life Jackets Pax                             254              Each Seat
Life Jackets Spare (Adults)                  24         Fwd Bin, 3R, Aft Bins
--------------------------------------------------------------------------------
                                      E-2-2

                                  SCHEDULE E-3
                             AVIONICS EQUIPMENT LIST
--------------------------------------------------------------------------------
        ITEM NO.          DESCRIPTION
        --------          -----------

           1             SRS computer
           2             GPWS computer
           3             Altitude sw unit
           4             Instrument comparitor
           5             Compass coupler #1
           6             Compass coupler #2
           7             Compass sw unit
           8             VOR adaptor
           9             ILS # 1
           10            ILS # 2
           11            VOR # 1
           12            VOR # 2
           13            Pitch compensation comp # 1
           14            Pitch compensation comp # 2
           15            Autothrottle computer
           16            Longitudinal computer # 1
           17            Longitudinal computer # 2
           18            Lateral computer # 1
           19            Lateral computer # 2
           20            Logic computer # 1
           21            Logic computer # 2
           22            Pitch trim computer # 1
           23            Pitch trim computer # 2
           24            A/S yaw computer # 1
           25            A/S yaw computer # 2
--------------------------------------------------------------------------------

                                      E-3-1

--------------------------------------------------------------------------------
        ITEM NO.         DESCRIPTION
        --------         -----------
           26            AFCS computer # 1
           27            AFCS computer # 2
           28            ADC computer # 1
           29            ADC computer # 2
           30            Artificial feel computer # 1
           31            Artificial feel computer # 2
           32            ATC computer # 1
           33            ATC computer # 2
           34            VHF # 1
           35            VHF # 2
           36            DME # 1
           37            DME # 2
           38            Gyro # 1
           39            Gyro # 2
           40            Gyro # 3
           41            Pneumatic system controller # 1
           42            Pneumatic system controller # 2
           42            APU pack temp controller
           44            Windshield temp controller # 1
           45            Windshield temp controller # 2
           46            Windshield temp controller # 3
           47            Windshield temp controller # 4
           48            N-1 Limit computer
           49            Fuel electric unit
           50            AVM
           51            Flap/Slat assy # 1
           52            Flap/Slat assy # 2
--------------------------------------------------------------------------------

                                      E-3-2

--------------------------------------------------------------------------------
        ITEM NO.         DESCRIPTION
        --------         -----------
           53            Low speed allerons
           54            Anti-skid control box
           55            Proximity sw
           56             Time base unit
           57            External power control unit

           58            HF Transceiver # 1
           59            HF Transceiver # 2
           60            Public address # 1
           61            Public address # 2
           62            Annunciator light dimmer
           63            FDAU
           64            Master warning computer
           65            Audio warning computer
           66            Smoke detector unit
           67            Radar transceiver # 1
           68            Radar transceiver # 2
           69            DFDR
           70            Radio altimeter # 1
           71            Radio altimeter # 2
           72            ADF Receiver # 1
           73            ADF Receiver # 2
           74            Selcal
           75            TCAS (Traffic Collission Avoidance System)
           76            Predictive Windshear
           77            GPS (Global Positioning System)
--------------------------------------------------------------------------------

                                      E-3-3

SCHEDULE F

                              REDELIVERY CONDITION

         (i) Except as otherwise provided herein, the Aircraft (including its installed engines) will, at Lessee's expense, be redelivered to Lessor in the configuration, status and condition described in this Schedule
         F. The Aircraft will have installed at Lessee's cost a current and valid FAA Certificate of Airworthiness in accordance with FAR Part 121. The Aircraft (including its associated records, manuals and documents) at delivery will be in compliance with all outstanding FAR's and FAA Airworthiness Directives (including but not limited to CPCP, SSID and fleet leader programs), and any other U.S. regulatory requirements issued or published in the Federal Register which by their terms have compliance dates prior to the Redelivery Date, or within twelve (12) months or 3325 flight hours or 1000 cycles thereafter, as applicable, or to the limit of the next applicable inspection period if the inspection period is less than 3325 hours, 1000 cycles or 12 months, all in accordance with FAA compliance with each Airworthiness Directive. Aircraft Documentation must be acceptable to and approved by the FAA. The Aircraft will be redelivered fresh out of the applicable required C-check's. This shall include the B-check. The Aircraft shall also be cleared of the applicable and required CPCP, SSID and fleet leader tasks. A specific bridging program will be agreed upon in writing between Lessor and Lessee. The Aircraft will be in compliance with the manufacturer's original type certificate specifications as revised up to the Redelivery Date, including any approved repairs or modifications, with appropriate FAA approved maintenance releases, and will be in compliance with the requirements for operation in accordance with Lessee's FAA approved FAR Part 121 operations specifications. The Aircraft will be painted white and have installed therein a full shipset of LD-3 cargo containers, galley catering, emergency and other loose equipment per Schedule E-1 and E-2.

         (ii) Lessee will be responsible for payment of the cost of redelivering the Aircraft as outlined herein.

         In addition to the general requirements as to the condition of the Aircraft upon Redelivery to Lessor set forth above, the condition of the Aircraft upon Redelivery to the Lessor shall specifically include the following:

         1. The Aircraft shall be in good operating condition by international commercial airline standards (normal wear and tear excepted) for the check level accomplished, and with all systems fully operational, including Category III operating equipment installed (but not certified).

         2. The Aircraft interior configuration shall be the same as at the Delivery Date, unless otherwise agreed between Lessor and Lessee in writing.

         3. [Intentionally Omitted].

         4. The Airframe, Engines and installed components shall be in compliance with all FAR's, Airworthiness Directives and FAA mandated engine manufacturers service bulletins. The Aircraft shall have all deferred maintenance items, pilot logbooks, MEL/CDL and other such deferred items rectified on a terminating action basis, unless otherwise agreed between Lessor and Lessee.

         5. All required time controlled and life limited components including (but not limited to) checks, overhauls, inspections, actions and hard time components shall be cleared for one C-Check interval, as applicable, which is to be one year or 3,325 hours or 1,000 cycles (except the engines), unless otherwise agreed between Lessor and Lessee. Landing gear shall have a minimum two years remaining to shop overhaul.

         6. The Aircraft shall be equipped with two General Electric CF6-50C2 engines with short nozzle thrust reversers in a condition suitable for operation within the Manufacturer's Maintenance Manual limits. The Aircraft shall have slat notch modification in conjunction with the short nozzle. The Engines have been maintained to an AVIALL build standard pursuant to the AVIALL Engine Maintenance and Pooling Contract or an equivalent standard to be agreed upon by Lessor and Lessee.

         7. Each Engine shall have completed, at Lessee's sole expense, a hot and cold section borescope inspection of the Engines in accordance with the Maintenance Manual. Each such borescope shall be conducted after completion of an MPA (maximum power assurance) run observed by a Lessor representative. The borescope shall be videotaped and Lessor's representative shall be given the opportunity to view the borescope.

         8. Each Engine shall be within the Manufacturer's specified limits without waiver or exemptions and no Engine shall be "under watch" or have any overservice limit extensions.

         9. The APU will be re-delivered in serviceable condition. The condition of the APU on the Expiration Date shall be compared with its condition on the Delivery Date and (a) if the number of Airframe Flight Hours since restoration as at the Expiration Date is greater than the number of Airframe Flight Hours since restoration as at the Delivery Date, Lessee shall pay compensation to Lessor at the rate of US$55 multiplied by the difference in Airframe Flight Hours resulting from such comparison; or (b) if the number of Airframe Flight Hours since restoration as at the Expiration Date is less than the number of Airframe Flight Hours since restoration as at the Delivery Date, Lessor shall pay compensation to Lessee at the rate of US$55 multiplied by the difference in Airframe Flight Hours resulting from such comparison.

         In addition to the above adjustment, an additional adjustment of the ATSCP-700 life limited parts shall take place according to the following formula:

         7 CSNn termination - CSNn start

         [ ]  _______________________           x P (LLPn) termination

         n = 1  0.9 x ULn termination

         CSNn termination = cycles since new of LLPn at the Expiration Date

         CSNn start       = cycles since new of LLPn at the Delivery Date

         ULn termination     = ultimate life, the theoretical maximum number
                               of cycles of LLPn as published in the Garrett TSCP-700 maintenance overhaul manual in effect on the Expiration Date

         P(LLPn)termination  = Garrett's list price of life limited part n installed in the power plant, in effect at the Expiration Date

         n                   = all LLP's in the power plant at the Expiration
                               Date

         7                   = number of LLP's in one power plant

         If on the Expiration Date, the sum of the above formula is (a) positive, then Lessee shall pay compensation to Lessor in the amount defined by the above formula; or (b) negative, then Lessor shall pay compensation to Lessee in the absolute amount defined by the above formula.

         It is a precondition to any payment by Lessor to Lessee pursuant to this Schedule F, that (a) no Event of Default shall have occurred and be continuing on the Expiration Date, (b) Lessee shall have returned the Aircraft to Lessor in the manner and in the condition required by this Lease Agreement, and (c) Lessee shall have maintained the APU in accordance with the agreed upon Maintenance Program and otherwise in accordance with the terms of this Lease Agreement throughout the Lease Term.

         The APU shall have been maintained in accordance with the Revima APU Maintenance and Pooling Contract throughout the Lease Term and shall be delivered within the parameters set forth in such Contract or shall have been maintained to an equivalent standard to be agreed upon by Lessor and Lessee.

         10. Lessee shall provide at its cost one set, or such number of sets as mutually agreed upon by Lessor and Lessee, of all technical documents relating to the Aircraft as listed in Schedule D. All airframe, engine and component records shall be as required by FAR Part 121.380 and shall be provided with the Aircraft. Lessee shall be responsible for insuring that all records shall be acceptable to the FAA. Lessee shall provide any other document required in order for the Aircraft to meet FAR Part 121.

         ING and Lessor shall be entitled to use (and to make available to subsequent lessees) Lessee's Maintenance Program for the Aircraft, and Lessee shall cooperate with ING and Lessor in connection therewith, subject, however, to the execution by such lessee of an appropriate indemnity in favor of Lessor and Lessee for the use of such Maintenance Program and actions and omissions by such lessee.

         11. The Aircraft shall be free of hydraulic, pneumatic, water, fuel and waste system leaks in accordance with the Manufacturer's Maintenance Manual. This is to be demonstrated by filling the tanks and reservoirs to capacity as per the then-current procedure under the Manufacturer's Maintenance Manual and performance of a functional and leak check of all related systems. All repairs will be per the Manufacturer's Maintenance Manual.

         12. All floor, cargo and compartment panels shall be in good condition by international airlines operating standards (normal wear and tear excepted) for aircraft fresh from a "C" check. All repairs to floor, cargo, ceiling and sidewalls shall be in accordance with the Manufacturer's maintenance procedures, and will be permanent repairs reworked to "C Check" standards.

         13. All cargo compartments and the currently installed associated semi-automatic cargo loading systems shall be clean and in good operating condition by airline standards. All repairs will be permanent and in accordance with manufacturer's standards, reworked to "C-Check" standards.

         14. Tires will have at least 3/16" of tread remaining and brakes will have a minimum of 3/8" pin. The Aircraft shall have Bendix brakes installed.

         15. The following interior Reconfiguration work shall have been completed in accordance with FA 2520-01485 Rev. B (the "EA"), or as mutually agreed, at Redelivery.

             (a) All lavatories shall be in good operating condition. The trim and decor finish shall be in good condition, reworked to "C" check standards.

             (b) All carpeting, drapes and seat fabrics shall be in good condition.

             (c) Lessee interior decor, including vertical surfaces, floor boards, tray tables, PSUs and PCUs shall be in a like new condition. All sidewalls, ceilings, bins and window shades shall be painted or recovered per the EA. All surfaces shall meet the requirements to match the decor described in the EA. Reading lights shall be inspected and properly adjusted. Doors, door liners, slides and slide rafts shall be in good condition.

             (d) All seat cushions shall be new or freshly cleaned and seat back cushions shall be in good condition.

             (e) All seat covers and other fabrics shall be delivered with documentation certifying the retained flammability and fire blocking characteristics.

             (f) All seat belts will be teardrop buckle with blue straps (Am
             Safe); the flight attendant belts will be inertial reel attach.

             (g) All cabin windows shall be in good condition by either complete window replacement or polishing to acceptable "C" standards.

             (h) Emergency aisle path lighting shall be Bruce Industries seat mounted system.

             (i) First class seats shall be Weber; coach seats shall be Burns or Weber, all with underseat life vests.

             (j) The Aircraft shall have installed SONY Transcom video entertainment systems with single-gun projection system and Hi 8 VCR tape recorder.

         16. The galleys and the associated inserts shall be reworked to "C" check standards and the galleys shall have a certificate of sanitary construction issued by the U.S. Public Health Department.

         17. The cockpit shall be "touched up" and reworked to "C" check standards. Seats and all other items shall be reworked to "C" check standards.

         18. All FAA required interior and exterior markings and placards shall be current, in place and legible. All placards shall be FAA approved.

         19. Fuselage shall be free of major dents, corrosion and abrasions or any loose, pulled or missing rivets. External patches shall be of a type consistent with the structural repair manual. Each repair shall have proper documentation or structural repair manual reference and/or FAA approved engineering repair drawings (as applicable). A current scratch and dent skin mapping shall be provided by Lessee.

         20. All doors including cargo doors and service doors shall be free moving, correctly rigged and fitted with serviceable seals in accordance with the Manufacturer's Maintenance Manual.

         21. All leading edges shall be serviceable and clean in accordance with the Manufacturer's Maintenance Manual. Any repairs to the leading edges shall be in accordance with the Manufacturer's Maintenance Manual and Structural Repair Manual.

         22. All control surfaces shall be clean by airline standards and free of delamination in accordance with the Manufacturer's Maintenance Manual and Structural Repair Manual.

         23. All cowlings and fairings shall be clean by airline standards and tightly fitted in accordance with the Manufacturer's Maintenance Manual limits.

         24. All fuel tanks shall be free of contaminants.

         25. The Aircraft shall be sanded or stripped and painted white, with all FAA required decals and placards per the latest Airbus drawings.

         26. One full shipset of loose equipment, as listed in Schedule E-1 shall be re-delivered to Lessor.

         27. The avionics and cockpit arrangement will be standard to the Lessee configuration, which will include, but will not be limited to, a Honeywell dual GPS auto pilot coupled navigation systems, Collins/Bendix radio altimeter and Sundstrand GPWS system, Bendix TCAS, dual Bendix RDR 4B weather radar systems with predictive windshear, and dual HF radio system. All Instruments shall be calibrated in U.S. units of measure.

         28. Standard emergency equipment including FAR approved smoke detectors and escape slide rafts shall be installed per Lessee's emergency equipment drawing number 2560DD8833 and shall not require replacement within one year following the Redelivery Date.

         29. The Aircraft shall have been maintained in accordance with the Manufacturer's maintenance and corrosion control program. The bridging package shall be agreed upon between Lessor and Lessee.

         30. The Engines and APU shall be serviced to Lessee servicing standards; the gears shall be serviced with 5606 hydraulic fluid; and hydraulics shall be serviced with HY-Jet IV, unless otherwise specified by Lessee reasonably in advance of redelivery.

         31. The Aircraft will be weighed prior to redelivery and have a current weight and balance report in form acceptable to the FAA.

         32. The Aircraft will have door slide and sliderafts redelivered in all eight (8) Aircraft positions. The Aircraft will have sliderafts installed at all applicable door positions. All sliderafts and slides shall have at least one (1) calendar year time remaining to next overhaul.

         33. The Aircraft will have center bins installed in all zones.

         34. [Intentionally Omitted.]

         35. Logo lights will be installed and activated.

         36. Flight guidance control system shall be delivered as currently installed. Lessee to provide list of flight guidance components at least 30 days prior to redelivery.

         37. [Intentionally Omitted.]

         38. Lessee shall ensure the evacuation signal panel is installed and operational.

         39. The vertical speed indicator shall be compatible with Bendix TCAS and RDR-4B weather radar system. The TCAS warnings shall be displayed on the weather radar indicators.

         40. A detailed inspection of all floor panels will be performed. All panels not meeting the maintenance manual limits will be replaced.

         41. Lessee shall provide all technical documents relating to the Aircraft as listed in Schedule D and received by Lessee at Delivery including copies of all engineering orders, complete records of AD and Service Bulletin compliance and up-to-date copies of manufacturers manuals (including supplements) relating to the Airframe, Engines, interior configurations, components and APU, all in compliance with FAA regulations. All airframe, engine and component records shall be as required by FAR Part 121.380 and shall be provided with the Aircraft.

         42. The Aircraft shall be free from all Liens (except for Lessor Liens). In the event any engine not owned by Lessor shall be delivered with the Airframe, such engine shall be satisfactory to Lessor, free and clear of Liens, suitable for use on such Airframe and shall have the value and utility at least equal to, and be in as good operating condition (including no greater number of Flight Hours or Cycles accumulated on such engine) as the Engine that should have been returned, assuming such Engine which should have been returned was in the condition and repair as required by the terms of the Lease immediately prior to such required return.

         43. The Aircraft shall have installed all optional no charge vendors' and manufacturers' service bulletin kits theretofore received by Lessee for the Aircraft, or to the extent received but not installed, such kits shall be furnished free of charge to Lessor at redelivery.

         44. The Aircraft (other than the Engines and the APU subject to the AVIALL Engine Maintenance and Pooling Agreement and the Revima APU Maintenance and Pooling Contract, respectively) (or other equivalent standard agreed upon by Lessor and

         Lessee) shall have been maintained until redelivery in accordance with the Lessee's approved Maintenance Program and treated at a standard equal to all other aircraft (if any) in Lessee's fleet.

                                   SCHEDULE G

                          FORM OF MONTHLY STATUS REPORT

Operator                         :________________                REPORTING
month                            :________________
A/C Type                         :________________
Serial number                    :________________
Registration                     :________________

AIRFRAME

Block hours/min.                 HRS________MIN________
Flight hours/min.                HRS________MIN________
Cycles/landings                  :_____________________

Total Time Since New             HRS________MIN________
Total Cycles Since New           :_____________________

ENGINES

Airframe Registration            :______________

                                 POSITION # 1             POSITION # 2

Serial Number                    :_______________         :

Flight hours/min.                HRS________MIN________   HRS_______MIN_______
Cycles                           :_____________________
__________________________
Total Time Since New             HRS________MIN________   HRS_______MIN_______
Total Cycles Since New           :_____________________
__________________________
Time Since Last Overhaul         HRS________MIN________   HRS_______MIN_______
Cycles Since Last Overhaul       :_____________________
__________________________
APU

Airframe Registration            :______________

Serial number                    :______________

Running hours/min.               HRS_________MIN________
Cycles                           :______________________

Total Time Since New             HRS_________MIN________

Total Cycles Since New           :______________________

Time Since Last Overhaul         HRS_________MIN________
Cycles Since Last Overhaul       :______________________

NOTE:    REMOVAL AND INSTALLATION OF ENGINES AND APU MUST ALSO
         BE REPORTED MONTHLY BY MEANS OF THIS FORM MENTIONING
         REMOVAL DATE AND HOURS AND CYCLES RUN DURING THIS MONTH.

COMPONENTS
--------------------------------------------------------------------------------
ITEM   PART NO.  SERIAL NO.   DESCRIPTION    POSITION   TSO    CSO   DATE    IN/OUT  TECH LOG
----   --------  ----------   -----------    --------   ---    ---   ----    ------  --------
1                                                                            IN

                                                                             OUT

2                                                                            IN

                                                                             OUT

3                                                                            IN

                                                                             OUT

4                                                                            IN

                                                                             OUT

5                                                                            IN

                                                                             OUT

6                                                                            IN

                                                                             OUT

7                                                                            IN

                                                                             OUT

8                                                                            IN

                                                                             OUT

9                                                                            IN

                                                                             OUT

10                                                                           IN

                                                                             OUT

11                                                                           IN

                                                                             OUT

12                                                                           IN

                                                                             OUT

13                                                                           IN

                                                                             OUT

14                                                                           IN

                                                                             OUT

15                                                                           IN

                                                                             OUT
--------------------------------------------------------------------------------

                                   SCHEDULE H

                      FORM OF RETURN ACCEPTANCE CERTIFICATE

                                Date____________,

         1. PAN AMERICAN WORLD AIRWAYS, INC., Lessee, and EAL (DELAWARE) VIII CORP., Lessor, have entered into that certain Lease Agreement dated as of [ ____________ ], 1997 (the "Lease Agreement"). Words used herein with capital letters and not otherwise defined will have the meanings set forth in the Lease Agreement.

         2. Lessor has this day of , (Time: ) at received from Lessee possession of:

             (a) One (1) Airbus A300B4-203 aircraft, bearing Manufacturer's Serial Number ____, together with two (2) General Electric CF6-50C2 engines bearing Manufacturer's Serial Numbers [ _______ ] and [ _______ ], all Parts attached thereto and thereon in an airworthy condition; and

             (b) All Aircraft Documentation, including the usual and customary manuals, logbooks, flight records and historical information regarding the Aircraft, Engines and Parts, as specified in Schedule D to the Lease Agreement.

         3. Lessee represents that the Airframe, Engines and Parts have the following hours/Cycles:

             (a) Airframe:

                 Total hours __________ Total Landings ______ _____ hours/_____Cycles since last "D-Check" _____ hours/_____Cycles since last "Mid-D Check" _____ hours/_____Cycles since last "C-Check" _____ hours/_____Cycles since last "A-Check"

             (b) Engines:

                                  SERIAL      TOTAL        TOTAL HOURS/CYCLES
                  POSITION          NO        HOURS      SINCE LAST SHOP VISIT
                  --------        ------      -----      ---------------------

             (c)  APU:                  MSN _____
                  Total hours _________  Total Cycles __________

             (d)  Landing Gears:

                                                       HOURS/CYCLES SINCE LAST
                                  SERIAL      TOTAL    HOURS/CYCLES OVERHAUL
                  POSITION          NO        HOURS    TO NEXT SCHEDULED REMOVAL
                  --------        ------      -----    -------------------------

                  Nose
                  Right Main
                  Left Main

             (e) Status of components or Parts with time/Cycle and calendar limits:

             (f) Fuel on board at return:______ pounds (_______ gallons)

         4. Physical possession of the above specified Airframe, Engines, Parts and documentation relating thereto are hereby accepted by Lessor as being in compliance with the Redelivery Conditions specified in Schedule F to the Lease; provided, however, that such acceptance by Lessor is based upon certain statements of Lessee, including information contained in the manuals and log books relating to the Aircraft maintained by Lessee or its agents, and by this acceptance Lessor does not waive any right or remedy it may have if such information is later discovered to have been inaccurate or incomplete.

         5. This Return Acceptance Certificate is executed and delivered by the parties at [location].

         IN WITNESS WHEREOF, the parties hereto have caused this Return Acceptance Certificate to be executed on behalf of Lessor as of the day and year first above written.

                                       EAL (DELAWARE) VIII CORP., LESSOR

                                       By:________________________________
                                       Name:______________________________
                                       Title:_______________________________

                                       PAN AMERICAN WORLD AIRWAYS,
                                       INC., LESSEE

                                       By:________________________________
                                       Name:______________________________
                                       Title:_______________________________

                                   SCHEDULE I

                                POWER OF ATTORNEY

         The undersigned, PAN AMERICAN WORLD AIRWAYS, INC., a corporation with an office located at 9300 NW 36th Street, Miami, Florida 33178 (together with its successors and assigns, the "GRANTOR"), by this instrument, DOES HEREBY CONSTITUTE AND APPOINT ING LEASE (NEDERLAND) B.V., a corporation existing under the laws of the Kingdom of the Netherlands, with its principal office at Karspeldreef 14, 1101 CK Amsterdam-Zuidoost, 1000 BZ Amsterdam, The Netherlands, together with its successors and assigns (the "Grantee"), as the true and lawful agent and attorney-in-fact for Grantor, with full power of substitution, to do any of the following in connection with the following described aircraft and related property and assets (herein collectively called the "AIRCRAFT"):

         The Airbus Industrie model A300B4-200 aircraft bearing manufacturer's serial number 259 and the two General Electric model CF6-50C2 aircraft engines bearing manufacturer's serial numbers _______ and _______, together with all parts, components, accessories, equipment related thereto, and all additions thereto and replacements thereof, and all operating, maintenance, repair and overhaul manuals, logs, records and data;

all pursuant to the Lease Agreement, dated as of February 17, 1997 (as supplemented, amended or otherwise in effect from time to time, the "LEASE"), between Grantor, as lessee, and EAL (Delaware) VIII Corp., as lessor ("LESSOR"):
(i) to collect, receive, pay, disburse, enforce and apply, any monies, collateral, assets or property held or available hereunder or in respect hereof, or under any other Lease Document or in respect thereof, (ii) to effect any grant, conveyance, lease or other transfer or application of any collateral, assets or property, (iii) to effect the cancellation and de-registration of the Aircraft from the Aircraft Registry of the United States Federal Aviation Administration or any other civil aviation authority on which the Aircraft may at any time be registered during the Lease Term; (iv) to export and remove from the United States of America the Aircraft and all related or installed aircraft engines, parts and equipment and all related maintenance, repair, overhaul and operating records, logs, books and other data; (v) to negotiate, complete, execute, deliver, present, file and record any agreement, demand, request, consent, document or instrument referred to, contemplated by or otherwise incident to the de-registration, repossession, removal and export of the Aircraft or the exercise of any other right, power, privilege or remedy under the Lease or available to any Grantee at law or in equity; and (vi) to take any other action incidental to, or in furtherance of, the exercise of any right, power, privilege or remedy available to Lessor or ING hereunder or at law or in equity.

         Each Grantee, acting either alone or with the other Grantee, is hereby authorized and empowered to take and to perform all actions that it reasonably deems necessary or appropriate

         This Power of Attorney is coupled with an interest and is not revocable by the Grantor for any reason or under any circumstance whatsoever, and shall not expire until the payment, performance and satisfaction in full of all of Grantor's obligations and liabilities under the Lease, which payment, performance and satisfaction may be evidenced only by the written instrument signed by the Grantees acknowledging such payment, performance and satisfaction.

         This Power of Attorney shall be governed and construed in accordance with the laws of the State of New York, United States of America.

         IN WITNESS WHEREOF, this Power of Attorney has been duly executed by or on behalf of Grantor this _____ day of _______________, 1997.

                                          PAN AMERICAN WORLD AIRWAYS,  INC.

                                          By:________________________________
                                          Name:______________________________
                                          Title:_______________________________

                                   SCHEDULE J

                       CERTAIN HARD TIME CONTROLLED ITEMS